RDLNX
[illegible]

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT, dated as of this 1ST day of April, 2004 ("Sublease"), between **MOKRYNSKI & ASSOCIATES, INC.**, a New Jersey corporation, having an office at 401 Hackensack Avenue, Hackensack, New Jersey 07601 ("Sublessor"), and **ARC COMMUNICATIONS, INC.**, a New Jersey corporation, having an office at 788 Shrewsbury Avenue, Tinton Falls, New Jersey 07724 ("Sublessee").

WITNESSETH:

WHEREAS, Sublessor is the lessee under that certain Lease Agreement dated November 22, 1986, as modified that certain by Lease Modification dated February 17, 1987, Lease Modification dated January 31, 1990, Lease Modification dated January 15, 1991, Fourth Lease Modification dated September 11, 1991, Fifth Amendment to Lease dated May 9, 1995, Sixth Amendment to Lease dated as of April 1, 1996, Seventh Amendment to Lease dated as of October 25, 1996, Eighth Amendment to Lease dated as of October 25, 1996, Ninth Amendment to Lease dated February [no date], 1997, Tenth Amendment to Lease dated September 26, 1997, and Eleventh Amendment to Lease dated as of **January** 1, 2001, a copy of which is attached hereto and made a part hereof as Exhibit "A" (collectively, "Overlease"), between Stellar Continental LLC (successor-in-interest to RREEF USA Fund-I and Continental Investors, L.P.), as lessor ("Overlessor"), and Sublessor, as lessee, covering the entire second (2nd) floor, consisting of approximately fourteen thousand five hundred sixty (14,560) square feet, a portion of the third (3rd) floor, consisting of approximately ten thousand one hundred six (10,106) square feet, and a portion of the lower level, consisting of approximately four thousand twenty-six (4,026) square feet (collectively, "Premises"), in the building known as 401 Hackensack Avenue, Hackensack, New Jersey ("Building"), which is situated as part of that complex of buildings known as 401, 407, 411 and 433 Hackensack Avenue, Hackensack, New Jersey, and also known as Continental Plaza (collectively, "Complex"), all located on that certain parcel of land designated as Lot 5.A, Block 512.A, Lot 1, Block 514 on the current tax map of the City of Hackensack and Lot 3,

Block 98 on the current tax map of the Borough of River Edge (collectively, "Parcel"); and

WHEREAS, Sublessee is desirous of subletting from Sublessor, a portion of the Premises located on the third (3rd) floor of the Building, consisting of approximately two thousand four hundred twenty-four (2,424) square feet ("Subleased Premises"), as shown on Exhibit "B" attached hereto and made a part hereof, and Sublessor is desirous of subletting the Subleased Premises to Sublessee, upon the terms, covenants, conditions, provisions and agreements hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do covenant and agree as follows:

1. **Premises**. Sublessor sublets the Subleased Premises to Sublessee, and Sublessee sublets the Subleased Premises from Sublessor, upon the terms, covenants, conditions, provisions and agreements and conditions set forth.

2. **Term**.

A. The term of this Sublease ("Term") shall be for a period of approximately three (3) years and eleven and one-half (11½) months, commencing on April 15, 2004 (subject to Sublessor obtaining Overlessor's written consent to: (i) this Sublease; and (ii) Sublessee's "Initial Work" (as hereinafter defined) in and to the Subleased Premises, in accordance with the provisions of Paragraph 9 hereof), and terminating on March 30, 2008, unless sooner terminated as provided herein.

B. Subject to Overlessor's written consent in accordance with the provisions of Paragraph 9 hereof, Sublessor agrees to give Sublessee access to the Subleased Premises on or before April 1, 2004, solely for the purposes of installing Sublessee's computer and telephone wiring and/or cabling, and storing Sublessee's inventory, goods, supplies, equipment and other personal property therein, subject to, and in accordance with all of the terms, covenants and provisions contained herein, except with respect to the payment of Base Rent and Additional Rent; provided, however, that if Sublessee occupies the Subleased Premises for the purpose of conducting its business

prior to April 1, 2004, then the date upon which Sublessee conducts its business therein and therefrom shall be deemed to be the commencement date of the Term, and Sublessee shall be liable and responsible for the payment of Base Rent and Additional Rent hereunder from and after such date, subject nevertheless to the provisions of Paragraph 4G(1) hereof.

3. **Use.** Sublessee agrees to use the Subleased Premises solely for executive and general offices of Sublessee, and for no other purposes, and otherwise in accordance with the terms, covenants, conditions, provisions and agreements of the Overlease.

4. **Rent.**

A. Sublessee covenants and agrees to pay to Sublessor, during the Term, base rent in the sum of FORTY-THREE THOUSAND SIX HUNDRED THIRTY-TWO AND 00/100 ($43,632.00) DOLLARS per annum, payable in equal monthly installments of THREE THOUSAND SIX HUNDRED THIRTY-SIX AND 00/100 ($3,636.00) DOLLARS each ("Base Rent").

B. Sublessee agrees to pay said Base Rent in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in advance on the first (1st) day of each and every month during the Term, at the office of Sublessor or such other place as Sublessor may designate from time to time, without demand or any set-off or deduction whatsoever, except as otherwise expressly provided herein, and except that Sublessee shall pay the first monthly installment of Base Rent on the execution hereof by Sublessee.

C. All sums whatsoever not included within Base Rent and payable by Sublessee under this Sublease shall constitute additional rent ("Additional Rent") and shall be payable without set-off or deduction, except as otherwise expressly provided herein, whether or not so specified elsewhere in this Sublease, and in the event of non-payment thereof by Sublessee, Sublessor shall have all of the same rights and remedies with respect thereto as in the case of non-payment of Base Rent.

D. All sums in arrears under this Sublease will bear interest, at the lesser of: (i) the then maximum annual rate of interest chargeable to individuals in the

State of New Jersey; or (ii) two (2%) percent per annum above the then current prime rate charged by Citibank, N.A., or its successors ("Interest Rate"), from their respective due dates until received by Sublessor, but the foregoing shall in no way limit any claim for damages or any other rights and remedies available to Sublessor for any breach or default by Sublessee.

E. Supplementing the foregoing provisions of subparagraph D hereof, but not in limitation thereof, in the event Sublessor does not receive payment of any installment of Base Rent and/or Additional Rent within ten (10) days of the date same is due and payable, then Sublessee shall pay to Sublessor as a "late charge" for additional costs incurred by Sublessor for administration, an amount equal to Two and 00/100 ($2.00) Dollars for each One Hundred and 00/100 ($100.00) Dollars of Base Rent and/or Additional Rent so overdue, and such "late charge" shall be collectible as Additional Rent by Sublessor.

F. In the event the Term shall commence on a day other than the first (1st) day of any calendar month, the Base Rent and Additional Rent for such calendar month shall be prorated.

G. (1) So long as: (i) Sublessee is not in monetary or other material default of any of the terms, covenants, conditions, provisions and agreements of this Sublease; (ii) this Sublease is in full force and effect; and (iii) Sublessee is occupying the entire Subleased Premises for the purpose of conducting its business, then Sublessee shall be entitled to a rent credit in the aggregate amount of FOURTEEN THOUSAND FIVE HUNDRED FORTY-FOUR AND 00/100 ($14,544.00) DOLLARS, which rent credit shall be applied against the monthly installments of the Base Rent reserved and covenanted to be paid by Sublessee to Sublessor herein for the months of June 2004, July 2004, May 2005 and March 2006, subject nevertheless to all of the other terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, the payment of Additional Rent hereunder and all other sums or charges payable by Sublessee to Sublessor in accordance with the terms, covenants, conditions, provisions and agreements of this Sublease, during the aforementioned period.

(2) It is understood and agreed that the aforementioned rent concession is being given in consideration of Sublessee's due and timely payment of all Base Rent and Additional Rent due and payable hereunder for the full Term, and that in the event of any default in such payment by Sublessee, which default results in the termination of this Sublease, then and in that event, the unamortized amount of the rent concession given to Sublessee pursuant to section (1) hereof, shall immediately become due and payable to Sublessor, as Additional Rent, without set-off or deduction.

5. **Additional Rent.**

A. In addition to the aforementioned Base Rent, Sublessee covenants and agrees to pay to Sublessor, as Additional Rent, without set-off or deduction:

(1) the "Electric Inclusion Amount" (as hereinafter defined), pursuant to the provisions of Paragraph 13 hereof;

(2) eight and forty-five hundredths (8.45%) percent ("Sublessee's Proportionate Share") of all amounts which are due and payable by Sublessor to Overlessor for "Operating Costs" (as such term is defined in the Overlease), pursuant to the provisions of Paragraph 25(A) of the Overlease, except that the "Base Operating Costs" (as such term is defined in the Overlease) shall be deemed to be "those Operating Costs incurred for the Building, Complex and Parcel during calendar year 2004";

(3) Sublessee's Proportionate Share of all amounts which are due and payable by Sublessor to Overlessor for "Utility and Energy Costs" (as such term is defined in the Overlease), pursuant to the provisions of Paragraph 25(B) of the Overlease, except that the "Base Utility and Energy Costs" (as such term is defined in the Overlease) shall be deemed to be "those costs (including fuel surcharges and/or adjustments) incurred during calendar year 2004 multiplied by the average of the rates in effect on January 1, 2004";

(4) Sublessee's Proportionate Share of all amounts which are due and payable by Sublessor to Overlessor for "Real Estate Taxes" (as such term is defined in the Overlease), pursuant to the provisions of Paragraph 25(C) of the Overlease, except that the "Base Real Estate Taxes" (as such term is defined in the Overlease) shall be

deemed to be "those Real Estate Taxes" incurred for the Building, Complex and Parcel during calendar year 2004";

(5) the full amount of any "Additional Rent" (as such term is defined in the Overlease) or increase in Additional Rent, any other sums and charges payable by Sublessor to Overlessor under the Overlease, which amount or increase, or other sums and charges, respectively, as the case may be, is due, in whole or in part, to: (i) the use of the Subleased Premises by Sublessee (including, without limitation, removal of refuse or rubbish in excess of that ordinarily accumulated for a business office or additional cleaning, or insurance premiums), or (ii) the request of Sublessee (including, without limitation, "After-Hours Use" (of HVAC) pursuant to the provisions of Paragraph 22 of the Overlease or work performed by Overlessor for and on behalf of Sublessee), or (iii) the acts or omissions of Sublessee or its agents, servants, employees, contractors, licensees or invitees; and

(6) Sublessee's Proportionate Share of all other amounts constituting "Additional Rent" (as such term is defined in the Overlease) payable by Sublessor to Overlessor pursuant to the provisions of the Overlease.

B. Additional Rent payable under the provisions of this Paragraph shall be due and payable by Sublessee not later than ten (10) days after Sublessee's receipt of an invoice from Sublessor, which invoice shall be specify in reasonable detail, the item of Additional Rent and the amount thereof, and shall accompanied by reasonable supporting documentation therefor; it being understood and agreed, however, that a copy of Overlessor's statement to Sublessor shall be deemed to satisfy the foregoing, and shall be conclusive and binding on Sublessee of the amounts payable pursuant to the provisions of the Overlease for the purposes of this Paragraph.

6. **Overlease.**

A. This Sublease is expressly made subject and subordinate to all of the terms, covenants, conditions, provisions and agreements contained in the Overlease and to any and all amendments, modifications, revisions, supplements or additions now or hereafter made thereto. The restrictions, limitations and conditions imposed upon

Sublessor by the terms of said Overlease are imposed upon Sublessee with the same force and effect as if specifically set forth herein at length, and Sublessee assumes and agrees to perform all of the obligations of Sublessor under said Overlease insofar as such obligations pertain to the Subleased Premises and/or sublessees in general, except as otherwise expressly provided herein or to the extent inconsistent with, or inapplicable to any of the provisions of this Sublease. Sublessee covenants and agrees to indemnify and hold Sublessor harmless from and against any and all losses, damages, claims or expenses (including, without limitation, reasonable attorneys' fees and disbursements), in any way arising out of, or in connection with: (i) the Subleased Premises; or (ii) any act or omission of Sublessee or its agents, servants, employees, contractors, licensees or invitees; or (iii) any breach, default or failure on the part of Sublessee with respect to any of the terms, covenants, conditions, provisions and agreements of this Sublease and/or said Overlease, except with respect to any act or omission of Sublessor which gives rise, directly or indirectly, to any event for which Sublessor seeks indemnification from Sublessee as aforesaid.

B. Sublessee covenants and agrees that Sublessee will not use said Subleased Premises or any part thereof, or permit said Subleased Premises or any part thereof, to be used in such manner as to be inconsistent with any of the obligations of Sublessor to Overlessor under the Overlease, nor will Sublessee at any time do anything or omit to do anything or permit anything to be done which shall or may violate said Overlease, or result in a violation by Sublessor of any of its obligations under said Overlease. The violation by Sublessee of any of the provisions of this Paragraph shall be deemed a material default by Sublessee under the terms, covenants, conditions, provisions and agreements of this Sublease, and in such event, Sublessor shall have and be entitled to the same rights and remedies under and with respect to this Sublease as if such default were with respect to Base Rent originally reserved hereunder.

C. (1) Notwithstanding anything to the contrary contained herein, Sublessor shall have no obligation to Sublessee with respect to the maintenance or repair of the Subleased Premises or the Building, or the maintenance or repair of the facilities

and equipment of said Subleased Premises or said Building, or the supplying of any services or utilities, except to reasonably cooperate with Sublessee and to make demand upon Overlessor as provided in section (2) hereof, and the obligations of Sublessor, and the services and utilities provided by Sublessor to Sublessee, shall be strictly limited to the obligations of Overlessor, and the services and utilities which are provided by Overlessor to Sublessor under the Overlease, respectively, as the case may be, and Sublessor shall not be responsible nor liable to Sublessee therefor, nor shall Sublessee be entitled to any abatement of the Base Rent and/or Additional Rent reserved and covenanted to be paid herein by Sublessee to Sublessor, by reason of any failure on the part of Overlessor to perform such obligations and/or to supply such services or utilities, except to the extent that a corresponding right to any abatement shall actually exist in favor of Sublessor under the Overlease and be availed of by Sublessor with respect to the portion(s) of the Subleased Premises so affected thereby.

(2) In the event of any default on the part of Overlessor or failure to perform any of its obligations under the Overlease, Sublessee shall not have the right to commence any legal action or proceeding or take any other action against Overlessor; it being understood and agreed that Sublessee's sole right shall be to give written notice to Sublessor specifying the default(s) of Overlessor or the obligation(s) which Overlessor has (have) failed to perform, respectively, as the case may be, and requesting that Sublessor make demand upon Overlessor to cure such default(s) or perform such obligation(s), respectively, as the case may be. Sublessor shall thereafter use commercially reasonable efforts in pursuing such action as may be necessary in the reasonable judgment of Sublessor, whether in the form of legal action or proceedings, or arbitration proceedings, or otherwise, to cause Overlessor to so cure or perform, respectively, as the case may be, with any counsel or representatives selected by Sublessor, and in the event Sublessor is not reimbursed by Overlessor for any costs and expenses incurred by Sublessor in connection therewith (including, without limitation, reasonable attorneys' fees) pursuant to the Overlease or otherwise, then Sublessee shall reimburse Sublessor: (i) one hundred (100%) percent of such costs and expenses, if such

action or proceeding solely affects the Subleased Premises; or (ii) Sublessee's Proportionate Share of such costs and expenses, if such action or proceeding affects the Subleased Premises and the Premises. Sublessee agrees that it shall indemnify and hold Sublessor harmless from and against any and all liabilities (including, without limitation, reasonable attorneys' fees and disbursements, court costs, fines and penalties) which Sublessor may incur by reason of the foregoing.

D. Sublessor shall not be liable for damages in the event: (i) the Overlease is canceled or terminated, for reasons other than an act or omission of Sublessor; or (ii) this Sublease becomes invalid as a result of any foreclosure or other proceedings; or (iii) Sublessee suffers any damage as a result of any act committed or omitted to be performed by Overlessor. Sublessor does not warrant that Sublessee will have greater peaceful possession of the Subleased Premises than Sublessor has as lessee under the Overlease, and shall not be liable to Sublessee if Sublessee does not enjoy or have peaceful possession of the Subleased Premises during the Term, for reasons other than as aforesaid.

7. **Termination of Overlease.** In the event of cancellation or termination of the Overlease for any reason whatsoever or of the surrender of said Overlease whether voluntary, involuntary or by operation of law, prior to the expiration date of this Sublease, Sublessee agrees to make full and complete attornment to Overlessor for the balance of the Term, at the option of Overlessor at any time during Sublessee's occupancy of the Subleased Premises, which attornment shall be evidenced by an agreement in form and substance satisfactory to Overlessor, which Sublessee agrees to execute and deliver at any time within five (5) business days after request of Overlessor, its successors and assigns, and Sublessee waives the provisions of any law now or hereafter in effect which may give Sublessee any right of election to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by Overlessor under said Overlease to terminate said Overlease. In the event Overlessor does not exercise the aforesaid option, the Term shall terminate simultaneously with the term of the Overlease and Sublessee agrees to vacate the

Subleased Premises on or before the effective date of termination of the Overlease, in accordance with the provisions of the Overlease.

8. <u>Incorporation of Overlease</u>. Notwithstanding anything to the contrary contained in this Sublease, and solely for the purpose of incorporation herein, the terms, covenants, conditions, provisions and agreements of the Overlease are subject to the following modifications:

A. In all provisions of the Overlease requiring the approval or consent of Overlessor, Sublessee shall be required to obtain the approval or consent of both Sublessor and Overlessor; provided, however, that if Overlessor shall have withheld its approval or consent, Sublessor's refusal to give its approval or consent in such instances shall not be deemed unreasonable.

B. In all provisions of the Overlease requiring lessee to submit, exhibit to, supply or provide Overlessor with evidence, certificates, or any other matter or thing, Sublessee shall be required to supply the same to both Sublessor and Overlessor. In any such instance, such evidence, certificate or other matter or thing shall be deemed to be reasonably satisfactory to Sublessor if Overlessor shall deem such evidence, certificate or other matter or thing satisfactory; provided, however, if Overlessor shall deem such evidence, certificate or other matter or thing unsatisfactory, Sublessor's refusal to accept same shall not be deemed unreasonable.

C. (1) In all provisions of the Overlease requiring lessee to give notice to Overlessor, such notice shall be simultaneously sent to both Overlessor and Sublessor.

(2) In all provisions of the Overlease referring to notice given by Overlessor to lessee, notice to Sublessee by either Sublessor or Overlessor shall be effective.

(3) Any time period defined with reference to such notice shall commence by the earlier of notice to Sublessee by Sublessor or Overlessor.

D. In all provisions of the Overlease requiring lessee to take any action within a certain period of time after notice from Overlessor, then upon notice from

Sublessor to Sublessee, Sublessee shall take such action three (3) days earlier than the date on which lessee under the Overlease is required to act, provided that Sublessor has given Sublessee sufficient prior notice thereof.

E. The liability of Sublessor with respect to compliance with any laws, rules, regulations, or requirements, shall be strictly limited and relate only to the acts and omissions and conduct of Sublessor or Sublessor's agents, servants, employees, contractors, licensees and sublessees (other than Sublessee).

F. Sublessor shall have absolutely no liability or obligation to indemnify, defend or hold Sublessee harmless with respect to any acts or omissions or conduct referred to in the Overlease which shall be the conduct of Overlessor or any other person, party or entity other than Sublessor and/or Sublessor's agents, servants, employees, contractors, licensees and sublessees (other than Sublessee).

G. Sublessee shall have no right to resort to self-help, and in any instance where self-help would be available to Sublessor, Sublessee's sole right shall be to notify Sublessor in writing of Overlessor's failure to provide services or utilities, or perform its obligations under the Overlease, which notice shall set forth such failure(s) in reasonable detail and Sublessor shall thereafter use commercially reasonable efforts to cause Overlessor to restore such services or utilities, or perform such obligations, respectively, as the case may be.

H. No right of offset or abatement of Base Rent and/or Additional Rent shall exist on the part of Sublessee against Sublessor for any act, conduct or omission of Overlessor, except to the extent that a corresponding right of offset or abatement shall actually exist in favor of Sublessor under the Overlease and be availed of by Sublessor with respect to the portion(s) of the Subleased Premises so affected thereby.

I. Any grace period afforded to Sublessee under this Sublease upon the occurrence of any default or failure of performance on the part of Sublessee, shall expire three (3) days prior to the expiration of the applicable grace period afforded to Sublessor under the Overlease, provided that Sublessor has given Sublessee sufficient prior notice thereof.

J. Sublessor shall not be required to maintain any insurance required to be maintained by Overlessor under the Overlease.

K. Sublessee shall have no right to obtain or to require that Overlessor or Sublessor obtain a separate non-disturbance agreement with respect to this Sublease.

L. Sublessor shall not be bound by any representation or warranty made by Overlessor under the Overlease.

M. Sublessor shall not be obligated to perform any work required by Overlessor under the Overlease.

N. Sublessor shall not be liable or responsible to provide Sublessee with any rent concession or improvement allowance given by Overlessor under the Overlease.

O. Except as otherwise expressly provided herein, in all provisions of the Overlease:

(1) the term "Lessor" shall mean "Sublessor";

(2) the term "Lessee" shall mean "Sublessee";

(3) the term "Lease" shall mean "Sublease";

(4) the term "Term" shall mean "Term";

(5) the term "Fixed Basic Rent" shall mean "Base Rent";

(6) the term "Additional Rent" shall mean "Additional Rent";

(7) the term "Premises" or "Demised Premises" shall mean "Subleased Premises";

(8) the words "this date", "the date hereof", "the date of this Lease" and similar references shall mean "the date of this Sublease";

(9) references in the Overlease to "this Lease", "the Lease" and similar references shall mean "this Sublease", except when such reference in the Overlease is, by its terms (unless otherwise expressly provided herein), to any other section of the Overlease, in which event such reference shall be deemed to refer to the particular section of the Overlease;

(10) the term "Lessee's Percentage" shall mean "Sublessee's Proportionate Share"; and

(11) the term "Electric Rent Inclusion Factor" shall mean "Electric Inclusion Amount".

P. The following provisions of the Overlease shall be inapplicable to this Sublease:

(1) any concessions of any nature in the Overlease relating to rentals or rent free periods (specifically, Paragraph 55 of the Overlease and Paragraph 15 of the Eleventh Amendment to Lease);

(2) any options for renewals or extensions (specifically, Paragraph 61 of the Overlease and Paragraph 16 of the Eleventh Amendment to Lease);

(3) any work to be performed by Overlessor (specifically, Paragraph 29 and Exhibit C of the Overlease, Paragraph 3 of the Fifth Amendment to Lease, Paragraph 2 of the Sixth Amendment to Lease, Paragraph 4 of the Seventh Amendment to Lease and Paragraph 4 of the Eleventh Amendment to Lease);

(4) any improvement allowances or reimbursements to be given by Overlessor (specifically, Paragraph 3 of the Fifth Amendment to Lease, Paragraph 4 of the Seventh Amendment to Lease, Paragraph 2 of the Eighth Amendment to Lease and Paragraph 4 of the Tenth Amendment to Lease);

(5) any options for expansion, or rights of first offer or refusal (specifically, Paragraphs 56 and 58 of the Overlease); and

(6) any options for lessee to contract the Premises or terminate the Overlease.

9. **Overlessor's Consent.** This Sublease is subject to and conditioned upon Sublessor obtaining the written consent of Overlessor to: (i) this Sublease; and (ii) (a) the removal of the partition between the corner and adjacent office, (b) the aforesaid area being re-carpeted, (c) the construction of a private office in the window area adjacent to the corner office and (d) the installation of electrical and telecommunications wiring and/or cabling, by Sublessee, at its sole cost and expense (collectively, "Initial Work"), to the extent required under the Overlease. Sublessor shall promptly request and use due diligence to obtain such consent, and Sublessee shall cooperate with Sublessor in

connection therewith, and shall provide all information concerning Sublessee that Overlessor shall request. Sublessor agrees to pay all costs, expenses and fees which may be imposed upon Sublessor by Overlessor in connection with obtaining such consent. If such consent is refused or if Overlessor shall otherwise fail to grant such consent within thirty (30) days from the date hereof, then either party may, by written notice to the other, given at any time prior to the granting of such consent, terminate and cancel this Sublease, whereupon Sublessor shall refund to Sublessee any Base Rent paid in advance hereunder, together with the "Security Deposit" (as hereinafter defined). Upon the making of such refund, neither party shall have any further obligations to the other under this Sublease, except to the extent that the provisions of this Sublease expressly survive the termination hereof.

10. **Assignment/Subletting.**

A. Sublessee shall not by operation of law, merger or otherwise, assign, transfer, mortgage, hypothecate or otherwise encumber this Sublease, or further sublet, in whole or in part, the Subleased Premises, or permit the Subleased Premises or any part thereof to be used or occupied by others, without the prior written consent of Sublessor and Overlessor. Any transfer by operation of law or otherwise, of Sublessee's interest in this Sublease or of any percentage interest in Sublessee or Sublessee's parent organization (whether stock, partnership or membership interest, or otherwise) in a single transaction or a related series of transactions, shall be deemed to be an assignment of this Sublease.

B. Any consent by Sublessor to any assignment or further subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Sublessee or the legal representatives or assigns of Sublessee, to obtain from Sublessor consent to any other or subsequent assignment or further subletting, or as modifying or limiting the rights of Sublessor under the foregoing covenant by Sublessee not to assign or further sublet without such consent.

C. Any violation of any provision of this Sublease, whether by act or omission, by any assignee, sublessee or occupant, shall be deemed a violation of such

provision by Sublessee; it being understood and agreed that Sublessee shall assume and be liable to Sublessor for any and all acts and omissions of any and all assignees, sublessees and occupants.

D. If this Sublease is assigned, Sublessor may, and is empowered to, collect rent from the assignee and if the Subleased Premises or any part thereof be further subleased or occupied by any person other than Sublessee, Sublessor may, in the event of Sublessee's default, and is empowered to, collect rent from the sublessee or occupant, and in either of such events, Sublessor may apply the net amount collected by it to the Base Rent and Additional Rent reserved herein, and no such collection shall be deemed a waiver of the covenant herein against assignment and further subletting, or the acceptance of the assignee, sublessee or occupant, as Sublessee, or a release of Sublessee from the further performance of the obligations herein contained on the part of Sublessee.

11. **Alterations; Restoration; Mechanics' Liens.**

A. Sublessee shall make no alterations, additions or improvements in and to the Subleased Premises, without the prior written consent of Sublessor and Overlessor. Supplementing the foregoing, but not in limitation thereof, in the event Sublessor consents to any such alterations, additions or improvements, then as a condition to granting such consent, Sublessee agrees that Sublessor may impose conditions upon Sublessee with respect to Sublessee's performance thereof, including, without limitation, the obtaining by Sublessee of a performance or completion bond, or the delivery by Sublessee to Sublessor of other security satisfactory to Sublessor in lieu thereof, in order to insure that such alterations, additions or improvements are completed in accordance with the terms, covenants, conditions, provisions and agreements hereof.

B. If Sublessor grants its consent to the making of any alterations, additions or improvements in and to the Subleased Premises, Sublessee shall, immediately prior to the expiration or sooner termination of this Sublease, remove any such alterations, additions or improvements, and thereafter repair any damage caused by such removal and restore the Subleased Premises to the condition which existed at the commencement of the Term, at Sublessee's sole cost and expense, if and to the extent

required by Overlessor under the Overlease. Sublessee shall remove all of its trade fixtures, furniture, furnishings, equipment, inventory and other personal property prior to the expiration or sooner termination of the Term and shall repair all damage caused by such removal.

C. Sublessee shall permit no mechanics' liens or other construction liens to be placed against the Subleased Premises or the Building, or any portion thereof. If any mechanics' lien or other construction lien is filed against the Subleased Premises or the Building, or any portion thereof, for work performed or claimed to have been performed for, or materials furnished to Sublessee, the same shall be discharged by Sublessee, at its sole cost and expense, within ten (10) days thereafter.

12. **Insurance.**

A. Sublessee covenants and agrees that, during the Term, it will provide and keep in force, in responsible insurance companies licensed to do business in the State of New Jersey, such policies of insurance and in such amounts not less than the amounts specified in the Overlease, naming Overlessor and Sublessor as additional insureds. Upon the execution of this Sublease by Sublessee, Sublessee shall deliver to Sublessor either a duplicate original of the aforesaid policies or certificates evidencing that such insurance is in full force and effect.

B. Sublessee understands and agrees that Sublessor will not be obligated to carry insurance of any kind on any personal property in the Subleased Premises owned by Sublessee (including, but not limited to, Sublessee's furnishings, furniture and equipment). Sublessee waives any and all right of recovery which it might otherwise have against Sublessor for loss or damage to such property or any part thereof, to the same extent that Sublessee's insurer's right of subrogation would be waived if insurance coverage with waiver of subrogation provisions were being maintained by Sublessee upon all of such property, whether or not caused by the act, omission or negligence of Sublessor or its agents, servants, employees, contractors, licensees or invitees.

13. **Electric.**

A. Sublessor shall allow Sublessee to avail itself of the electric service at the Subleased Premises which is provided by Overlessor to Sublessor pursuant to the provisions of the Overlease.

B. Sublessee covenants and agrees to pay to Sublessor during the Term, as Additional Rent, without set-off or deduction, the sum of THREE THOUSAND SIX HUNDRED THIRTY-SIX AND 00/100 ($3,636.00) DOLLARS per annum, payable in equal monthly installments of THREE HUNDRED THREE AND 00/100 ($303.00) DOLLARS each, for Sublessee's use of electricity in the Subleased Premises ("Electric Inclusion Amount"), which sum shall be subject to increases from time to time, pursuant to the provisions of Paragraph 24 of the Overlease.

C. Sublessor shall not in any way be liable or responsible to Sublessee for any loss or damage or expense which Sublessee may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Sublessee's requirements. Sublessee's use of electric current in the Subleased Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Subleased Premises.

D. No diminution or abatement of Base Rent or Additional Rent or other compensation or claim of constructive eviction shall or will be claimed by Sublessee as a result of any interruption, curtailment or suspension of such electric current, nor shall this Sublease or any of the obligations of Sublessee be affected, impaired, modified, altered, or reduced by reason of such interruption, curtailment or suspension.

14. **Condition of Subleased Premises.** Sublessee understands and agrees that no materials whatever are to be furnished by Sublessor and no work whatever is to be performed by Sublessor in connection with the Subleased Premises or any part thereof, and Sublessee agrees to accept the Subleased Premises in its "as-is" and "where-is" condition as of the commencement date of the Term, except that Sublessor agrees to deliver the Subleased Premises to Sublessee in vacant and "broom-clean" condition.

15. **Installations.** Sublessee acknowledges and agrees that Sublessor shall have no obligation, liability or responsibility of any nature with respect to any installations made by it, nor shall Sublessor have any obligation, liability or responsibility of any nature with respect to any installations at any time previously made in the Subleased Premises or existing in the Subleased Premises as of the date hereof, and Sublessee agrees to maintain and repair (or replace, if necessary), such installations.

16. **Damages.** If the Overlease shall be terminated by reason of a default on the part of Sublessee with respect to any of the terms, covenants, conditions, provisions and agreements of this Sublease, Sublessor shall be entitled to recover from Sublessee, as liquidated damages (and not as a penalty), the sum of: (i) such amount or amounts as will be equal to the damages which Overlessor shall be entitled to recover from Sublessor in connection with such termination of the Overlease; (ii) the expenses incurred by Sublessor in collecting the amounts referred to in (i) hereinabove (including, without limitation, reasonable attorneys' fees and disbursements); and (iii) any and all other amounts incurred by Sublessor as a result thereof.

17. **Indemnity.** Sublessee covenants and agrees to indemnify and hold Sublessor and Overlessor and any mortgagee and their respective agents, servants, employees, contractors, licensees and invitees, harmless from and against any and all liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, without limitation, reasonable attorneys' fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, any injury to person or persons (including, but not limited to, Sublessor, its agents, servants, employees, contractors, licensees and invitees) or damage to property (including any loss of use thereof), arising from, or in connection with: (i) the occupancy or use of, or from any thing whatsoever done, in, at or about the Subleased Premises during the Term or subsequent thereto, in the event Sublessee is in possession of, or otherwise exercises any control over the Subleased Premises or any part thereof; or (ii) any condition of the Subleased Premises; or (iii) any default by Sublessee in the performance of Sublessee's obligations under this Sublease;

or (iv) any act, omission or negligence of Sublessee or its agents, servants, employees, contractors, licensees or invitees, except with respect to any act or omission of Sublessor which gives rise, directly or indirectly, to any event for which Sublessor seeks indemnification from Sublessee as aforesaid.

18. <u>Default</u>.

A. If Sublessor shall receive a notice of default from Overlessor, which default arises out of, or is in connection with, Sublessee's actions or failure to act under this Sublease, then Sublessor, after five (5) days' written notice to Sublessee and without waiving or releasing Sublessee from any obligation contained in this Sublease, may, but shall be under no obligation to, make any such payment or perform any such act on Sublessee's part to be made or performed as provided in this Sublease in order to cure the default under the Overlease, and may enter upon the Subleased Premises for that purpose and take all such other actions as may be necessary therefor.

B. All sums so paid by Sublessor and all costs and expenses incurred by Sublessor in connection with the performance of any such act, together with interest thereon at the Interest Rate, from the respective dates of Sublessor's making of each such payment or incurring of each such cost and expense, shall constitute Additional Rent payable by Sublessee under this Sublease, without set-off or deduction, and shall be paid by Sublessee to Sublessor within ten (10) days after demand therefor.

19. <u>Compliance With Laws</u>. Sublessee covenants and agrees that it will not use or suffer or permit any person to use the Subleased Premises for any unlawful purpose. Sublessee further covenants and agrees to comply with applicable laws, resolutions, codes, rules and regulations of any department, bureau, agency or governmental authority having jurisdiction over the occupancy, maintenance and use of the Subleased Premises for the purposes set forth herein. Sublessee covenants and agrees to indemnify and hold Sublessor harmless from and against any claims, penalties, losses, damages or expenses imposed by reason of a violation of any applicable law or the rules and regulations of governmental or quasi-governmental agencies or authorities having jurisdiction thereof.

20. **Entry**. Sublessor and/or its agents may enter the Subleased Premises at reasonable hours upon reasonable prior notice to Sublessee, which notice may be telephonic (except in the event of an emergency, in which event no notice shall be required), in order to repair, inspect, install or perform other work that Sublessor deems necessary or desirable, or to show the Subleased Premises to prospective purchasers, lenders, sublessees, licensees or occupants, or in order for Overlessor to inspect, repair, install or perform other work in accordance with the terms, covenants, conditions, provisions and agreements of the Overlease.

21. **Holding Over**.

A. In the event Sublessee remains in possession of the Subleased Premises after the expiration or sooner termination of the Term without the execution of a new sublease, Sublessee, at the option of Sublessor, shall be deemed to be occupying the Subleased Premises as a lessee from month-to-month and such tenancy shall not be deemed to extend or renew the Term, and Sublessee shall pay Sublessor for use and occupancy of the Subleased Premises an amount equal to the greater of: (i) two (2) times the monthly installment of the Base Rent and Additional Rent which had been payable by Sublessee to Sublessor during the last month of the Term; or (ii) the then fair market value of the Subleased Premises as determined by Sublessor, for each month or any part thereof, subject to all of the other terms, covenants, conditions, provisions and agreements of this Sublease insofar as the same are applicable to a month-to-month tenancy. Neither the billing nor collection of such amounts for use and occupancy as hereinabove provided during such holdover shall be deemed a waiver of any right of Sublessor to collect damages for Sublessee's failure to vacate the Subleased Premises on or before the expiration or sooner termination of the Term.

B. In the event the Subleased Premises are not surrendered upon the expiration or sooner termination of the Term, Sublessee indemnifies and holds Sublessor harmless from and against all liability and damages resulting from delay by Sublessee in failing to timely surrender the Subleased Premises (including, but not limited to, any

claims made by Overlessor or any succeeding sublessee or prospective sublessee founded upon such delay).

22. **End of Term.** At the expiration or sooner termination of the Term, Sublessee shall deliver the Subleased Premises to Sublessor in good order and "broom-clean" condition, and Sublessee shall remove all of Sublessee's personal property therefrom.

23. **Signs; Parking.**

A. Subject to the prior written consent of Overlessor, Sublessor will make available to Sublessee, Sublessee's Proportionate Share of the listings on the directory located in the lobby of the Building which Sublessor currently obtains from Overlessor as of the date hereof (it being understood and agreed that any additions or changes requested by Sublessee thereto, shall be at Sublessee's sole cost and expense); and

B. Sublessor will permit Sublessee to use nine (9) of Sublessor's "Parking Spaces" (as such term is defined in the Overlease), three (3) of which shall be covered and six (6) of which shall be uncovered.

24. **Taxes.** If, and to the extent required by law, Sublessee shall pay to the appropriate governmental or quasi-governmental agency or authority, the full amount of any commercial rent tax or other tax charged by the State of New Jersey, City of Hackensack, or any other governmental or quasi-governmental agency or authority by reason of this Sublease, excluding, however, any federal or state income, sales, franchise or business tax.

25. **Security Deposit.**

A. (1) Upon the execution of this Sublease by Sublessee and the delivery thereof to Sublessor, Sublessee shall deposit with Sublessor, the sum of SEVEN THOUSAND EIGHT HUNDRED SEVENTY-EIGHT AND 00/100 ($7,878.00) DOLLARS, as security ("Security Deposit") for the faithful performance and observance by Sublessee of the terms, covenants, conditions, provisions and agreements of this Sublease. If Sublessee defaults with respect to any of the terms, covenants, conditions,

provisions and agreements of this Sublease, including, but not limited to, the payment of Base Rent or Additional Rent, Sublessor may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Base Rent or Additional Rent, or any other sum as to which Sublessee is in default, or for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default, with respect to any of the terms, covenants, conditions, provisions and agreements of this Sublease, including, but not limited to, any damages or deficiency in the reletting of the Subleased Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublessor. If Sublessee shall comply with all of the terms, covenants, conditions, provisions and agreements of this Sublease, the Security Deposit or the portion thereof then remaining unapplied, shall be returned by Sublessor to Sublessee within thirty (30) days after the expiration of the Term and after delivery of possession of the entire Subleased Premises to Sublessor in accordance with the provisions hereof.

(2) In the event of a sale, transfer or other assignment by Sublessor of Sublessor's interest in the Overlease, Sublessor shall have the right to transfer the Security Deposit to the transferee or assignee of Sublessor's interest in the Overlease, and Sublessor shall thereupon be released by Sublessee from all liability for the return of the Security Deposit and Sublessee shall look solely to the transferee or assignee for the return of the Security Deposit, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit.

(3) Sublessee shall not mortgage, assign, encumber, or attempt to mortgage, assign or encumber the Security Deposit and neither Sublessor nor its successors or assigns shall be bound by any such mortgage, assignment, encumbrance, or attempted mortgage, assignment or encumbrance.

(4) If, as a result of any application of all or any part of the Security Deposit, Sublessee shall forthwith provide Sublessor with additional cash in an amount equal to such deficiency.

B. (1) In addition to the aforesaid Security Deposit and, in order to insure the timely and proper completion of Sublessee's Initial Work, in accordance with the terms, covenants, conditions, provisions and agreements hereof, Sublessee shall, at Sublessee's option, prior to the commencement of Sublessee's Initial Work, either: (i) deposit with Sublessor cash ("Additional Security Deposit"); or (ii) deliver to Sublessor a negotiable irrevocable letter of credit in favor of Sublessor payable in Bergen County, New Jersey, issued by a bank or trust company acceptable to Sublessor ("L/C"), in an amount equal to the cost of Sublessee's Initial Work as reasonably estimated by Sublessee or its contractor ("Estimated Amount"), a copy of which estimate shall be provided by Sublessee to Sublessor.

(2) If Sublessee elects to: (i) deposit with Sublessor the Additional Security Deposit, then the same shall be retained by Sublessor in accordance with the provisions of subparagraph A hereof; or (ii) deliver to Sublessor the L/C, then the provisions of section (3) hereof shall apply with respect thereto.

(3) (a) The form and terms of the L/C shall be acceptable to Sublessor and shall provide, among other things, in effect that:

(i) Sublessor shall have the right to draw down an amount up to and including the full amount of the L/C upon presentation to the issuing bank of Sublessor's certified statement that Sublessee has not completed Sublessee's Initial Work and such amount is due Sublessor under the provisions of this Sublease (it being understood and agreed that if Sublessor be a corporation, partnership or other entity, then such statement shall be signed by an officer, if a corporation, a general partner, if a partnership, or any authorized party, if another entity); and

(ii) the L/C will be duly honored by the issuing bank upon the delivery of the aforesaid statement, without inquiry as to the accuracy thereof and regardless of whether Sublessee disputes the contents of such statement.

(b) Sublessee acknowledges and agrees that Sublessor's acceptance of the L/C is solely an accommodation to Sublessee, and, if at any time the L/C is withdrawn, canceled or modified in any manner, then, in any such events,

Sublessor may draw up to and including the full amount of the L/C and retain the proceeds thereof as a cash security deposit in accordance with the provisions of subparagraph A hereof.

(4) In the event of a sale, transfer or other assignment by Sublessor of Sublessor's interest in the Overlease, Sublessor shall have the right to transfer the L/C to the transferee or assignee of Sublessor's interest in the Overlease, and Sublessor shall thereupon be released by Sublessee from all liability for the return of the Additional Security Deposit or the L/C and Sublessee shall look solely to the transferee or assignee for the return of the Additional Security Deposit or the L/C, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Additional Security Deposit or the L/C. Sublessee covenants and agrees to pay the issuing bank's transfer fee, if any, solely in connection with any such transfer of the L/C.

(5) Sublessee shall not mortgage, assign, encumber or attempt to mortgage, assign or encumber the Additional Security Deposit or the L/C and neither Sublessor nor its successors or assigns shall be bound by any such mortgage, assignment, encumbrance, or attempted mortgage, assignment or encumbrance.

(6) If, as a result of any application of all or any part of the Additional Security Deposit or the L/C, the amount available to be drawn thereon shall be less than the Estimated Amount, Sublessee shall forthwith provide Sublessor with additional cash or letter(s) of credit in an amount equal to such deficiency.

(7) Notwithstanding anything to the contrary contained herein, Sublessor agrees to return the Additional Security Deposit or the L/C to Sublessee promptly after the date upon which Sublessee shall have completed Sublessee's Initial Work and Sublessee shall have delivered to Sublessor: (i) receipted bills or invoices evidencing itemized expenditures for Sublessee's Initial Work; (ii) a statement certified by Sublessee's architect or contractor(s) to the effect that such expenditures have been incurred by Sublessee in connection therewith; (iii) conformed copies of the full and final unconditional waivers of lien obtained by Sublessee in connection therewith; (iv) conformed copies of any and all governmental or quasi-governmental "sign-offs" and

approvals obtained by Sublessee in connection therewith (including, without limitation, a certificate of occupancy); and (v) a set of "as-built" plans certified by Sublessee's architect, and Sublessee's obligation to maintain the Additional Security Deposit or the L/C as provided in this subparagraph B, will cease and terminate as of such date.

(8) Notwithstanding anything to the contrary contained herein, Sublessee may, upon written notice to Sublessor, substitute cash security for the L/C, which shall be retained by Sublessor in accordance with the provisions of subparagraph A hereof.

26. **Broker**. Sublessee represents and warrants to Sublessor that: (i) Sublessee has not dealt with any agents or brokers in connection with this Sublease and/or the Subleased Premises other than CUSHMAN & WAKEFIELD OF NEW JERSEY, INC. and STRATEGIC ALLIANCE PARTNERS, LLC (collectively, "Broker"); and (ii) this Sublease was not brought about or procured through the use, negotiation and/or instrumentality of any other agents or brokers. Sublessee covenants and agrees to pay, indemnify and hold Sublessor harmless from and against any and all claims for commissions and other compensation made by any other agent or agents and/or any other broker or brokers arising from or related to this Sublease based on any dealings between Sublessee and any such other agent or agents and/or any such other broker or brokers, together with all costs and expenses incurred by Sublessor in resisting such claims (including, without limitation, reasonable attorneys' fees and disbursements).

27. **Estate**. Sublessor cannot grant or convey any greater estate, right or interest by virtue of this Sublease than Sublessor has received under the terms of the Overlease, and Sublessee acknowledges that it has not received and cannot receive any greater estate, right or interest pursuant to this Sublease than Sublessor has received under the Overlease.

28. **Limitation of Liability**. Sublessee agrees that, notwithstanding any contrary provision of this Sublease, Sublessee will look solely to the interest of Sublessor or its successor in the Subleased Premises for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach

of this Sublease by Sublessor or such successor, and no other property or assets of Sublessor or any partner, member, officer, director or shareholder (disclosed or undisclosed) or such successor will be subject to levy, execution or other enforcement procedure for the satisfaction of Sublessee's remedies under or with respect to this Sublease in any of such events.

29. Definition of Sublessor. The term "Sublessor" used in this Sublease shall mean only the lessee in possession of the Overlease so that in the event of any assignment or transfer of the Overlease, the lessee so assigning or transferring the Overlease shall be and is entirely freed and relieved of all covenants and obligations of Sublessor hereunder.

30. No Money Damages; No Consequential Damages.

A. If it is provided in this Sublease or by law that Sublessor shall not unreasonably withhold or delay its consent or approval, and it is established by a court or body having final jurisdiction thereover that Sublessor had been unreasonable: (i) the only effect of such finding shall be that Sublessor shall be deemed to have given its consent or approval; (ii) Sublessor shall not be liable to Sublessee in any respect therefor; and (iii) Sublessee shall in no event be entitled to make any claim for, and waives any claim for money damages by reason of Sublessor unreasonably withholding or delaying its consent or approval.

B. In no event shall Sublessor be liable for any consequential, exemplary, punitive or special damages which may be incurred by Sublessee under this Sublease (including, without limitation, lost profits and loss of business).

31. No Privity of Estate.

A. Nothing contained in this Sublease shall be construed to create privity of estate or contract between Sublessee and Overlessor.

B. Sublessee has no authority to contact or make any agreement with Overlessor regarding the Subleased Premises or the Overlease. Sublessee shall not pay Base Rent, Additional Rent, or any other sums or charges to Overlessor.

32. Sublessor's Consent/Approval. If Sublessee requests Sublessor's consent or approval to alterations, subletting or assignment, or any other matter or thing requiring

Sublessor's consent or approval under this Sublease, and if in connection with such request Sublessor seeks the advice of its attorneys, architect and/or engineer, then Sublessor, as a condition precedent to granting its consent or approval, may require (in addition to any other requirements of Sublessor in connection with such request) that Sublessee pay the fee of Sublessor's attorneys, architect and/or engineer in connection with the consideration of such request and/or the preparation of any documents pertaining thereto.

33. **Force Majeure.** Sublessor shall not be deemed in default in the performance of any obligation or undertaking provided herein, in the event and/or so long as the performance of any such obligation is prevented or delayed, retarded or hindered by Act of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, action of labor unions, condemnation, requisition, laws, orders of government or civil or military or naval authorities, or any other causes, whether similar or dissimilar to the foregoing, not within the reasonable control of Sublessor (collectively, "Force Majeure").

34. **Cumulative Remedies; Waiver.**

A. (1) All rights and remedies of Sublessor enumerated herein and in the Overlease shall be cumulative, none shall exclude any other right or remedy allowed at law or in equity, and said rights or remedies may be exercised and enforced concurrently.

(2) All rights and remedies of Sublessee enumerated herein shall be cumulative, none shall exclude any other right or remedy allowed at law or in equity, and said rights or remedies may be exercised and enforced concurrently.

B. No waiver by Sublessor of any covenant or condition or the breach of any covenant or condition of this Sublease shall constitute a waiver of any subsequent breach of such covenant or condition or authorize the breach or non-observance on any other occasion of the same or any other covenant or condition hereof.

35. **Notices.**

A. Any notice, statement, demand or other communication required or permitted to be given pursuant to this Sublease shall be made as follows:

(1) If to Sublessor, at the address first hereinabove given, Attention: Mr. Joseph Lagomarsino, Senior Vice President and Chief Financial Officer, with a copy to Cole, Schotz, Meisel, Forman & Leonard, P.A., Court Plaza North, 25 Main Street, P.O. Box 800, Hackensack, New Jersey 07602-0800, Attention: Jeffrey H. Schechter, Esq.

(2) If to Sublessee: (i) at the address first hereinabove given prior to the commencement date; and (ii) at the Subleased Premises from and after the commencement date, Attention: Chief Executive Officer and President.

B. Such notices shall be sent by: (i) personal delivery, with a receipt provided therefor; or (ii) United States certified or registered mail, return receipt requested, with postage prepaid; or (iii) nationally recognized overnight courier service, with a receipt provided therefor and charges prepaid. Notices shall be deemed effective upon receipt if personally served, forty-eight (48) hours after mailing if sent by United States mail, or the next business day if sent by overnight courier, respectively, as the case may be.

C. Sublessor and Sublessee may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for the party giving such notice.

D. Attorneys for Sublessor and Sublessee are authorized to render notices for and on behalf of the respective parties.

E. Sublessor and Sublessee shall each deliver to the other, copies of any notices, correspondence or statements whatsoever relating to the Subleased Premises, promptly after receipt thereof.

36. **Further Instruments.** Sublessor and Sublessee agree that each shall execute and deliver, on request by the other, such instruments as may be reasonably necessary to effectuate the provisions of this Sublease.

37. __Submission.__ The submission of this Sublease to Sublessee shall not be construed as an offer, nor shall Sublessee have any rights with respect thereto, unless and until: (i) Sublessor and Sublessee shall have executed a copy of this Sublease, and Sublessor shall have unconditionally delivered the same to Sublessee; and (ii) Sublessor shall have obtained Overlessor's written consent to this Sublease and Sublessee's Initial Work, in accordance with the provisions of Paragraph 9 hereof.

38. __Counterparts.__ This Sublease may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts shall constitute one and the same instrument.

39. __Facsimile Signatures.__ This Sublease may be executed by facsimile transmission and shall be deemed to have been executed and delivered by each party on the date so transmitted to the other party, and in such event, each party will promptly furnish to the other party, an original counterpart hereof executed by such party.

40. __Partial Invalidity.__ A determination that any provision of this Sublease is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Sublease to any person or to particular circumstances is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other person or circumstances.

41. __Entire Agreement.__ This Sublease contains and is intended to contain the entire agreement between the parties with respect to the subject matter hereof, and there are no oral or collateral understandings, agreements, representations, warranties, promises, or undertakings of any nature whatsoever, express or implied, not expressly set forth herein.

42. __Modification.__ This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

43. __Successors.__ The terms, covenants, conditions, provisions and agreements contained in this Sublease shall bind and inure to the benefit of the parties hereto and

their respective legal representatives and successors and, except as otherwise expressly provided herein, their assigns.

44. **No Presumption.** Sublessee acknowledges and agrees that this Sublease is the result of extensive negotiations between the parties. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted or prepared.

45. **Authority.** Sublessee represents and warrants to Sublessor that: (i) the execution, performance and delivery of this Sublease by Sublessee does not violate any provision in its Charter or By-Laws, or any indenture, document, agreement or other instrument which may be heretofore binding upon Sublessee, and has been duly and validly authorized and approved by any required corporate action of Sublessee; (ii) the obligations of Sublessee under this Sublease are legal, valid, binding and enforceable against Sublessee in accordance with its terms; and (iii) the person executing this Sublease on behalf of Sublessee has the requisite power and authority to so execute, perform and deliver same.

46. **Waiver of Jury Trial; Counterclaims.**

A. Sublessor and Sublessee each waives all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of, or in connection with, this Sublease, the relationship of Sublessor and Sublessee, the Subleased Premises and the use and occupancy thereof, and any claim for injury or damages.

B. Sublessee waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

47. **Interpretation.**

A. The captions, headings and titles in this Sublease are solely for convenience and reference, and shall not affect its interpretation.

B. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise

eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

C. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease, unless otherwise expressly provided herein.

D. (1) All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

(2) The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

48. **Conflict.** In case of any conflict or inconsistency between the provisions of the Overlease and this Sublease, the provisions of this Sublease shall, as between Sublessor and Sublessee, control.

49. **Governing Laws.** This Sublease shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey, without regard to conflicts of law principles.

IN WITNESS WHEREOF, the parties hereunto have respectively executed this Sublease Agreement as of the day and year first above written.

ATTEST:

By:____________________
Name:____________________
Title:____________________

MOKRYNSKI & ASSOCIATES, INC.
(Sublessor)

By:
Name: Joseph [illegible]
Title: CFO

ATTEST:

By:____________________
Name:____________________
Title:____________________

ARC COMMUNICATIONS, INC.
(Sublessee)

By:
Name: Peter Bode
Title: Chairman

36388/0016-1234875v4
March 31, 2004

EXHIBIT "A"

OVERLEASE

ELEVENTH AMENDMENT TO LEASE

THIS AGREEMENT (hereinafter referred to as this "Amendment") made as of January 1, 2001, by and between STELLAR CONTINENTAL LLC, a Delaware limited liability company with an office at 156 William Street, New York, New York 10038 (hereinafter referred to as "Lessor"), and MOKRYNSKI & ASSOCIATES, INC., a New Jersey corporation with an office at 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessee").

WITNESSETH:

WHEREAS, Lessor's predecessor-in-interest and Lessee entered into a Lease Agreement dated November 22, 1986, as modified by Lease Modification dated February 17, 1987, Lease Modification dated January 31, 1990, Lease Modification dated January 10, 1991, Fourth Lease Modification dated September 11, 1991, Fifth Amendment to Lease dated May 9, 1995, Sixth Amendment to Lease dated as of April 1, 1996, Seventh Amendment to Lease dated as of October 25, 1996, Eighth Amendment to Lease dated as of October 25, 1996, Ninth Amendment to Lease dated February [no date], 1997, and Tenth Amendment to Lease dated September 26, 1997 (hereinafter collectively referred to as the "Lease"), whereby Lessee is presently in possession of premises containing approximately 24,666 gross rentable square feet of space consisting of the entire second (2nd) floor, comprised of approximately 14,560 gross rentable square feet, and a portion of the third (3rd) floor, comprised of approximately 10,106 gross rentable square feet (hereinafter collectively referred to as the "Premises"), in the building located at 401 Hackensack Avenue, Hackensack, New Jersey (hereinafter referred to as the "Building"), which is situated as part of that complex of buildings known as 401, 407, 411 and 433 Hackensack Avenue, Hackensack, New Jersey, also known as Continental Plaza (hereinafter referred to as the "Complex"), all located on that certain parcel of land designated as Lot 5.A Block 512.A, Lot 1 Block 514 on the current tax map of the City of Hackensack and lot 3 Block 98 on the current tax map of the Borough of River Edge (hereinafter collectively referred to as the "Parcel"); and

WHEREAS, the parties hereto desire to amend the Lease only in the respects and on the conditions hereinafter stated.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, Lessor and Lessee agree as follows:

1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Lessor and Lessee hereby confirm that the current Termination Date is March 31, 2005. However, from and after the Effective Date (defined below), the Termination Date shall be March 31, 2008 and the Term is deemed extended accordingly.

3. (a) Lessee hereby leases from Lessor, commencing March 1, 2001 (hereinafter referred to as the "Effective Date") through the remainder of the Term, additional

space consisting of approximately 4,026 gross rentable square feet on the lower level of the Building (hereinafter referred to as the "Additional Space"), which Additional Space is as shown on Exhibit A attached hereto and made a part hereof. Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, cannot deliver possession of the Additional Space to Lessee by the Effective Date, in vacant, "broom clean" condition, free of tenancies and occupancies and with Lessor's Work (defined below) substantially completed, this Amendment shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Effective Date shall be the date upon which Lessor shall have delivered possession of the Additional Space to Lessee, or the date Lessor would have delivered possession of the Additional Space to Lessee but for any reason attributable to Lessee, including Lessee's failure to execute and deliver this Amendment to Lessor on or before January 31, 2001. Notwithstanding the foregoing, for each day beyond May 1, 2001 that the Effective Date is delayed through no fault of Lessee, Lessee's obligation to pay Fixed Basic Rent for such day shall be abated one (1) additional for each day of such delay until the Additional Space is delivered by Lessor to Lessee as aforesaid. Lessor shall send to Lessee notice of the Effective Date if the Effective Date will occur after April 1, 2001. The Additional Space is being leased subject to Paragraph 4 below, in its "AS IS" condition, and Reference Page Paragraph (7) of the Lease shall be amended to reflect that from and after the Effective Date, the Premises shall consist of approximately 28,692 gross rentable square feet.

(b) Notwithstanding the foregoing, Lessee shall be permitted to enter the Additional Space prior to the Effective Date for the purposes of installing cabling and wiring and for placing and installing furniture, fixtures and equipment, provided such entry by Lessee does not interfere with the performance of Lessor's Work. Any such entry by Lessee shall not, in and of itself, constitute an acceptance of possession of the Additional Space or of Lessor's Work by Lessee.

4. (a) Lessor hereby agrees, at its sole cost and expense, to perform all of the work in and to the Premises (including the Additional Space) as depicted on the plan annexed hereto as Exhibit 1 (hereinafter referred to as "Lessor's Work"). Lessee agrees to cooperate with Lessor and Lessor's contractors with respect to such Lessor's Work, which shall include (but not be limited to) providing Lessor access to the Premises and the Additional Space as needed, and, if necessary, relocating Lessee's employees and equipment, furniture, trade fixtures and other personal property (including the dismantling and reassembling thereof) from the areas necessary in connection with such Lessor's Work. Lessor agrees to use its reasonable efforts to minimize any disruption to Lessee's business operations but this will not require overtime or work during non-Building Hours. Additionally, during calendar years 2001 and 2002 during a period of time mutually convenient to Lessor and Lessee, Lessor shall re-carpet all portions of the Premises (other than the Additional Space) with Building standard (minimum 40 ounce cut pile) glue down carpet, one (1) Building standard color of Lessee's choice throughout, and paint said portion of the Premises with one (1) coat of Building standard paint of one (1) Building standard color of Lessee's choice per room or open area, and install wallcovering in such areas as mutually agreed upon by Lessor and Lessee, such work to take place during Business Hours unless Lessee pays for overtime labor. During calendar year 2001, the painting and carpeting as aforesaid shall be performed to approximately 6,400 gross rentable square feet of the third (3rd)

portion of the Premises and the balance of the painting and carpeting shall be accomplished during calendar year 2002.

(b) Lessor's Work shall be performed in a good and workmanlike manner, in accordance with all laws and coordinated with Lessee so as to be performed in stages. Lessor shall give Lessee reasonable advance notice of approximately when each phase of Lessor's Work shall be commenced. Lessor shall be responsible to obtain all permits and any necessary certificate of occupancy for the Additional Space. Lessor shall guarantee that Lessor's Work shall be free from defects for a period of one (1) year.

5. From and after the Effective Date, Lessee shall pay to Lessor during the remainder of the Term, Fixed Basic Rent (including Lessee's Electric Rent Inclusion Factor) for the Additional Space only, as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
Effective Date through 03/31/08	$76,051.14	$6,337.60

Additionally, commencing April 1, 2001 (hereinafter referred to as the "Second Effective Date") and for the remainder of the Term, the Fixed Basic Rent (including Lessee's Electric Rent Inclusion Factor) to be paid by Lessee to Lessor for the entire Premises for the period from and after the Second Effective Date through the remainder of the Term, shall be as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
04/01/01 – 03/31/02	$680,368.14	$56,697.35
04/01/02 – 03/31/03	$692,701.14	$57,725.10
04/01/03 – 03/31/08	$729,700.14	$60,808.35

The aforesaid amounts of Monthly Fixed Basic Rent shall be payable in advance on or before the first day of each calendar month through the remainder of the Term, except that a proportionately lesser sum may be paid for the first month following the Second Effective Date and the last month of the Term if the Second Effective Date is on a day other than the first day of the month, and Reference Page Paragraph (9) of the Lease shall be deemed modified accordingly. Lessor acknowledges receipt from Lessee of the sum of Six Thousand Three Hundred Thirty-Seven and 60/100 ($6,337.60) Dollars, by check, subject to collection, which shall be applied by Lessor to Fixed Basic Rent for the Additional Space for the month following the Effective Date.

6. With respect to calculating Operating Cost Escalation from and after the Effective Date for the Additional Space only, Reference Page Paragraph (2)(A) of the Lease ("Base Operating Costs") shall be amended to reflect that the Base Operating Costs shall be those costs incurred for the Building, Complex and Parcel during calendar year 2001.

7. With respect to calculating Tax Escalation from and after the Effective Date for the Additional Space only, Reference Page Paragraph (2)(B) of the Lease ("Base Real Estate Taxes") shall be amended to reflect that the Base Real Estate Taxes shall be those Real Estate Taxes incurred for the Building, Complex and Parcel during calendar year 2001.

8. With respect to calculating Fuel, Utilities and Electric Cost Escalation from and after the Effective Date for the Additional Space only, Reference Page Paragraph (2)(C) of the Lease ("Fuel, Utilities and Energy Costs") shall be amended to reflect that the Base Utility and Energy Costs shall be those costs determined by multiplying the Base Utility Rate (as hereinafter defined) by the usage incurred for the Building, Complex and Parcel during calendar year 2001.

9. From and after the Effective Date with respect to the Additional Space only, Reference Page Paragraph (3) of the Lease ("Base Rate for After-Hours Use") shall be amended to reflect that the Base Rate for After-Hours Use shall be the average rate in effect (including surcharges and/or adjustments) during calendar year 2001.

10. Notwithstanding anything contained herein to the contrary, calculations of Operating Cost Escalation, Tax Escalation, and Fuel, Utilities and Electric Cost Escalation for the Premises as in existence prior to the Effective Date (i.e., 24,666 gross rentable square feet) shall remain as provided by the Lease prior to this Amendment through and including March 31, 2005 and, commencing April 1, 2005 through the balance of the Term as extended above, the Base Operating Costs, Base Real Estate Taxes and Base Utility and Energy Costs shall be calendar year 2005.

11. From and after the Effective Date, Reference Page Paragraph (8) of the Lease shall be amended to reflect that Lessee's Electric Rent Inclusion Factor shall be Forty-Three Thousand Thirty-Eight and 00/100 ($43,038.00) Dollars per annum.

12. From and after the Effective Date, Reference Page Paragraph (10) of the Lease shall be amended to reflect that Lessee's Percentage shall be 4.86 percent.

13. From and after the Effective Date, Reference Page Paragraph (12) of the Lease shall be amended to reflect that the total number of Lessee's parking spaces shall be one hundred twenty-three (123) of which forty-six (46) shall be covered and seventy-seven (77) shall be uncovered.

14. From and after the date hereof, Lessee's right to surrender the Third Floor Surrender Space as provided for in Section 57(A) of the Lease contained in Paragraph 14 of the Sixth Amendment to Lease dated April 1, 1996 shall no longer be in effect.

15. Provided that on each of the below mentioned dates Lessee then is not in default (beyond any applicable notice and grace periods) of any of its obligations of payment and performance under the Lease, as amended by this Amendment, Lessee shall receive the sum of $5,834.35 as a credit against Monthly Fixed Basic Rent on each of the following dates: March 1, April 1 and May 1, 2001; and on each April 1 in calendar years 2002 through 2007, inclusive, and March 1, 2008.

16. (a) Provided that on the date of exercise and at all times thereafter (x) Lessee is not in default (beyond any applicable notice and grace periods) of any of its obligations of payment and performance under the Lease, as amended by this Amendment, and (y) the Lease is in full force and effect, Lessee shall have the right to two (2) successive options to renew the Term of the Lease, as amended by this Amendment.

(b) The first such option right (hereinafter referred to as the "First Option") shall be the right of Lessee to extend the Term for a period commencing April 1, 2008 and expiring March 31, 2013 (hereinafter referred to as the "First Option Term"). The second such right (hereinafter referred to as the "Second Option") shall be the right of Lessee to extend the Term for a period commencing April 1, 2013 and expiring March 31, 2018 (hereinafter referred to as the "Second Option Term").

(c) (i) The Annual Fixed Basic Rent during the First Option Term shall be computed at 95% of the Fair Rental Value for the Premises (inclusive of the Additional Space) and during the Second Option Term shall be computed at 100% of the Fair Rental Value, in each instance with adjusted Base Operating Costs, Base Real Estate Taxes and Base Utility and Energy Costs (hereinafter collectively referred to as the "Escalators"). In no event shall the Fixed Annual Basic Rent in the First Option Term or the Second Option Term be less than the aggregate of the Fixed Annual Basic Rent plus Escalators payable during the twelve (12) month period immediately preceding the First Option Term or the Second Option Term, respectively (hereinafter referred to as the "Minimum").

(ii) All of the other provisions of the Lease, as amended by this Amendment, shall remain the same except that there shall be no further extension options beyond the Second Option.

(d) In order for Lessee to effectively exercise the First Option or the Second Option, Lessee must send notice to that effect to Lessor not earlier than twelve (12) months nor later than ten (10) months prior to the expiration of the Term or the First Option Term, respectively. Lessor and Lessee shall use good faith efforts to agree on the Annual Fixed Basic Rent to be paid for the First Option Term or the Second Option Term, as the case may be. If they cannot agree, the matter shall be settled by arbitration administered by the American Arbitration Association (or any successor organization) sitting in Bergen County, New Jersey (or the next adjacent county closest to the Building) (hereinafter referred to as the "AAA") under its Commercial Arbitration Rules, and shall be final and binding upon Lessor and Lessee and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the judgment of the arbitrator(s), Lessee shall continue to pay the Minimum and, within thirty (30) days after such judgment is rendered, Lessee shall pay any and all deficiencies or underpayments to Lessor. The costs and expenses imposed by the AAA shall be split equally between Lessor and Lessee, but each party's other costs and expenses (such as legal fees and fees for witnesses) shall be borne by that party incurring the same.

17. Lessee and Lessor represents and warrants to the other that Cushman & Wakefield of New Jersey, Inc., Grubb & Ellis Company and Strategic Alliance Partners LLC are the sole brokers with whom it has negotiated in bringing about this Amendment, and each agrees

to indemnify and hold the other harmless from any and all claims of other brokers and expenses incurred in connection therewith arising out of or in connection with the negotiation of or the entering into this Amendment. Lessor shall pay Cushman & Wakefield of New Jersey, Inc. and Grubb & Ellis Company any fees or commissions due as a result of this transaction pursuant to the terms of a separate agreement, and Grubb & Ellis Company will pay Strategic Alliance Partners LLC out of Grubb & Ellis Company's share.

18. Lessee and Lessor each represents, warrants and covenants that the other is not in default under any of its obligations under the Lease and that, to the best of its knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Lessor or Lessee thereunder.

19. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect, and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, as modified by this Amendment, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

20. The submission of this Amendment for examination does not constitute a reservation of, or option for, the Additional Space, and this Amendment becomes effective only upon execution and delivery thereof by Lessor to Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

MOKRYNSKI & ASSOCIATES, INC.,
Lessee

By: [signature]
Name: Suzanne Mokrynski
Title: Sec/Treas.
Dated: 1-26-01

STELLAR CONTINENTAL LLC,
Lessor

BY: Stellar Continental Management LLC,
Manager

By: [signature]
Name: Mirsko [illegible]
Title: Manager
Dated: 1-31-01

Exhibit "C" to lease Agreement dated ________________ between STELLAR CAPITAL MANAGEMENT ("Lessor") and Mokrynski & Assoc. Inc. ("Lessee")

Mokrynski& Assoc. Inc.
BUILDING 401-2nd FLOOR
EXHIBIT "C"
January 18, 2001

PARTITION/WALL CONSTRUCTION

REMOVAL OF APPROXIMATELY 1,125 SQUARE FEET OF SHEET ROCK PARTITION
INSTALLATION OF APPROXIMATELY 810 SQUARE FEET OF 5/8" FIRE RATED SHEET ROCK PARTITION IN NEW CONSTRUCTED AREAS.

DOORS AND HARDWARE

INSTALLATION OF OF SIX (6) BUILDING STANDARD 1 ¾" x 8/0' 3/0' SOLID CORE OAK WOOD DOOR WITH NATURAL FINISH ON BOTH SIDES, INSTALLED WITH SARGENT # 8100 SERIES LEVER HANDLES BRASS U. S. # 10 FINISH HARDWARE.

WOODWORK

INSTALLATION OF THIRTY ONE (31) LINEAR FEET OF FORMICA COUNTER TOP.
INSTALLATION OF EIGHT (8)COUNTER WORK SURFACE WITH TOP SHELVES.

CEILING AND LIGHTING

ALTERATION OR REPLACE EXISTING 2 X 2 REVEALED EDGE CELOTEX CEILING TILE, WHERE DAMAGED TILES ARE.

H.V.A.C

ALTREATION TO EXISTING V. A. V.SYSTEM AS PER. BUILDING CODE.

FIRE PROTECTION AND SAFETY

INSTALLATION OF ONE (1) BUILDING STANDARD EXIT LIGHT.

Exhibit "C" to lease Agreement dated ________________ between STELLAR CAPITAL MANAGEMENT ("Lessor") and ***MOKRYNSKI & ASSOC. INC.*** *("Lessee")*

PLUMBING

NONE.

ELECTRICAL

INSTALLATION AND/ OR RELOCATION OF SIX (6) 2X4 PARABOLIC LIGHT FIXTURES.
RELOCATION OF THREE (3) 277 VOLT 20 AMPERE SWITCHS FOR NEW CONSTRUCTION.
INSTALLATION OF FOUR (4) 110 VOLT 20 AMPERE DEDICATED CIRCUITS FOR TELEPHONE, COFFEE MACHINE, ETC.
INSTALLATION OF SIXTEEN (16) 110 VOLT 20 AMPERE RECEPTACLES FOR NEW CONSTRUCTION.
INSTALLATION OF FIVE (5) 110 VOLT 20 AMPERE FEEDS FOR LOW PARTITIONS.

FLOOR FINISHES

REMOVAL OF ALL EXISTING CARPET IN SMALL TENANT AREA ONLY.
INSTALL BUILDING STANDARD CARPET, GLUE DOWN THROUGH OUT NEW TENANT AREAS, CARPET IS 53OZ. SHAW MARKET STREET, COLOR TO BE CHOSEN BY TENANT.
INSTALL ROPPE VINYL BASE THROUGH OUT CONSTRUCTED TENANT AREA, COLOR TO BE CHOSEN BY TENANT.

WALL FINISHES

SPACKLE ALL NEW CONSTRUCTION SHEET ROCK PARTITIONS.
PAINT CONSTRUCTED TENANT AREA WITH TWO (2) COAT OF BENJIMEAN MOORE PAINT COLOR TO BE SELECTED BY TENANT.

SPECIALTY

ALL BLINDS "AS IS". IF NECESSARY, THEY WILL BE REPAIRED. IF NOT REPAIRABLE, THEY WILL BE REPLACED.
SUPPLY DUMPSTERS FOR DEBRIS.

IF THERE IS A CONFLICT BETWEEN THE WORKLETTER AND THE FINISHED CONSTRUCTION PLAN, THE QUANTITIES ON THE FINISHED CONSTRUCTION PLAN WILL SUPERSEDE THE WORKLETTER.

EXHIBIT A

Exhibit "______" to Lease Agreement dated ________________________ between Stellar Capital Management ("Lessor") and **Mokrynski & Associates, Inc.** ("Lessee"). This plan is intended to only show the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add omit in whole or in part any structures and or improvement and or common areas and or land area shown on the plan. All measurement and distances are approximate. This plan is not to be scaled.

TOWER 1 - Second Floor
401 Hackensack Avenue
Hackensack, N.J.
August 2000


OPEN TO BELOW



EXISTG TO REMAIN
LATERAL FILES
COPIER
PRINTER
OFFICE SERVICES
LAM. WORK STATIONS W/ LAM DIVIDERS AND FIXED SHELF ABOVE - INSTALL TENANTS KEY BD TRAYS
P.O.
P.O.
P.O.
P.O.
WORK TABLES / FAX
P.O.
LAM. COUNTER W/ SHELF BELOW
NOTE
OUTLETS
- ONE (1) PRINTER
- ONE SC (1) COPIER
- SYSTEM FURNITURE
- (5) QUAD
- FIFTEEN (15) DUPLEX
note: If there is a conflict between this plan and the work letter, this plan will determine the work
LEGEND
EXISTING TO REMAIN
EXISTING TO BE REMOVED
NEW B.S. PARTITIONS
MOKRYNSKI & ASSOC. INC.
CONTINENTAL
PLAZA TOWER I
401 HACKENSACK AVE
HACKENSACK NJ
PARTIAL SECOND FLOOR
SK-2a

Exhibit "C" to lease Agreement dated ________________ between STELLAR CAPITAL MANAGEMENT ("Lessor") and Mokrynski & Assoc. Inc. ("Lessee")

Mokrynski& Assoc. Inc.
BUILDING 401-Lower Lobby FLOOR
EXHIBIT "C"
January 17, 2001

PARTITION/WALL CONSTRUCTION

REMOVAL OF APPROXIMATELY 910 SQUARE FEET OF SHEET ROCK PARTITION.
INSTALLATION OF APPROXIMATELY 860 SQUARE FEET OF 5/8" FIRE RATED SHEET ROCK PARTITION IN NEW CONSTRUCTED AREAS.
INSTALLATION OF 55 LINEAR FEET OF DEMISING PARTITION.

DOORS AND HARDWARE

INSTALLATION OF OF FIVE (5) BUILDING STANDARD 1 ¾" x 7/0' 3/0' SOLID CORE WOOD VENEER DOOR WITH PAINTED FINISH ON BOTH SIDES, INSTALLED WITH TWO (2) LOCKSET AND, SARGENT # 8100 SERIES LEVER HANDLES BRASS U. S. # 10 FINISH HARDWARE.

WOODWORK

INSTALLATION OF EIGHT (8) LINEAR FEET OF FORMICA BOTTOM CABINETS & FOUR (4) LINEAR FEET OF UPPER CABINETS.
INSTALLATION OF COUNTER TOPS & SHELVING IN ROOM LL5 AS PER PRINT A-1

CEILING AND LIGHTING

ALTERATION OR REPLACE EXISTING 2 X 2 REVEALED EDGE CELOTEX CEILING TILE, WHERE DAMAGED TILES ARE.

H.V.A.C

ALTERATION TO EXISTING V. A. V.SYSTEM AS PER. BUILDING CODE.

FIRE PROTECTION AND SAFETY

INSTALLATION OF THREE (3) BUILDING STANARD EXIT LIGHTS.

①

Exhibit "C" to lease Agreement dated _________________ between STELLAR CAPITAL MANAGEMENT ("Lessor") and ***MOKRYNSKI & ASSOC. INC.*** *("Lessee")*

<u>PLUMBING</u>

INSTALLATION OF HOT & COLD WATER LINES PLUS A SINK & DRAIN.

<u>ELECTRICAL</u>

INSTALLATION OF EIGHT (8) 277 VOLT 20 AMPERE SWITCHS FOR NEW CONSTRUCTION.
INSTALLATION OF TEN (10) 110 VOLT 20 AMPERE DEDICATED CIRCUITS FOR TELEPHONE, COFFEE MACHINE, ETC.
INSTALLATION OF EIGHT (8) 110 VOLT 20 AMPERE RECEPTACLES FOR NEW CONSTRUCTION.

<u>FLOOR FINISHES</u>

REMOVAL OF ALL EXISTING CARPET IN SMALL TENANT AREA ONLY.
INSTALL BUILDING STANDARD CARPET, GLUE DOWN THROUGH OUT NEW TENANT AREAS, CARPET IS 53OZ. SHAW MARKET STREET, COLOR TO BE CHOSEN BY TENANT.
INSTALL ROPPE VINYL BASE THROUGH OUT TENANT AREA, COLOR TO BE CHOSEN BY TENANT.
INSTALLATION OF V. C. T. IN KITCHEN AREA.

<u>WALL FINISHES</u>

SPACKLE ALL NEW CONSTRUCTION SHEET ROCK PARTITIONS.
PAINT ENTIRE TENANT AREAS WITH TWO (2) COATS OF BENJIMIAN MOORE PAINT COLOR TO BE SELECTED BY TENANT.

<u>SPECIALTY</u>

ALL BLINDS "AS IS". IF NECESSARY, THEY WILL BE REPAIRED. IF NOT REPAIRABLE, THEY WILL BE REPLACED.
SUPPLY DUMPSTERS FOR DEBRIS.

IF THERE IS A CONFLICT BETWEEN THE WORKLETTER AND THE FINISHED CONSTRUCTION PLAN, THE QUANTITIES ON THE FINISHED CONSTRUCTION PLAN WILL SUPERSEDE THE WORKLETTER.


AREA OF WORK
FOUR (4) FIXED PAINTED PLYWOOD SHELVES ON WOOD CLEATS
EXISTG DEMISING PARTITION TO REMAIN
NEW PARTITION AT OLD PARTITION LOCATION

1/23/01
RE:

MOKRYNSKI & ASSOCIATES INC.
TOWER I LOWER LEVEL
+/- 1/8" = 1'-0"

NOTE: IF THERE IS A CONFLICT BETWEEN THE WORKLETTER & THIS PLAN, THE PLAN SHALL SUPERCEDE.

EXHIBIT A

Exhibit "______" to Lease Agreement dated ________________________ between Stellar Capital Management ("Lessor") and **Mokrynski & Associates, Inc.** ("Lessee"). This plan is intended to only show the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add omit in whole or in part any structures and or improvement and or common areas and or land area shown on the plan. All measurement and distances are approximate. This plan is not to be scaled.



EXHIBIT A

Exhibit "______" to Lease Agreement dated ________________________ between Stellar Capital Management ("Lessor") and **Mokrynski & Associates, Inc.** ("Lessee"). This plan is intended to only show the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add omit in whole or in part any structures and or improvement and or common areas and or land area shown on the plan. All measurement and distances are approximate. This plan is not to be scaled.



2001 renovation this area (paint and Carpet)

2002 renovation this area (Paint and Carpet)

BLDG. 401 3RD.FL

TENTH AMENDMENT TO LEASE

THIS AGREEMENT (hereinafter referred to as the "Amendme made the 26th day of September 1997, between CONTINENTAL INVESTORS, L.P., A New Jersey Limited Partnership, whose addre is 3000 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania 19102 (hereinafter referred to as "Lessor"); and MOKRYNSKI & ASSOCIATES, INC., a New Jersey corporation, with offices at 401 Hackensack Avenue, Hackensack, New Jersey 0760 (hereinafter referred to as "Lessee").

W I T N E S S E T H:

WHEREAS, Lessor's predecessor-in-interest and Lessee enter into a lease dated November 22, 1986, as modified by Lease Modification dated February 17, 1987, Lease Modification dated January 31, 1990, Lease Modification dated January 10, 1991, Fourth Lease Modification dated September 11, 1991, Fifth Amendment to Lease dated May 9, 1995, Sixth Amendment to Lease dated as of April 1, 1996, Seventh Amendment to Lease dated as October 25, 1996, Eighth Amendment to Lease dated as of October 25, 1996, and Ninth Amendment to Lease dated February ___, 1997 (hereinafter collectively referred to as the "Lease"), whereby Lessee is presently in possession of premises containing approximately 22,718 gross rentable square feet of space consisting of approximately 12,612 gross rentable square feet on the second (2nd) floor and approximately 10,106 gross rentable square feet on the third (3rd) floor (hereinafter, collectively, referred to as the "Premises") in the building located at 401 Hackensack Avenue, Hackensack, New Jersey (hereinafter referred to as the "Building") which is situated as part of that Complex of Buildings known as 401, 407, 411 and 43 Hackensack Avenue, Hackensack, New Jersey, also known as Continental Plaza (hereinafter called the "Complex"), all locate on that certain parcel of land designated as Lot 5.A Block 512.A Lot 1 Block 514 on the current tax map of the City of Hackensack and Lot 3 Block 98 on the current tax map of the Borough of Rive Edge (hereinafter collectively referred to as the "Parcel"); and

WHEREAS, the parties hereto desire to amend the Lease only in the respects and on the conditions hereinafter stated.

NOW, THEREFORE, Lessor and Lessee agree as follows:

1. For purposes of this Amendment, capitalized terms shal have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Lessor and Lessee hereby confirm that the current Termination Date is March 31, 2005.

3. Lessee hereby leases from Lessor, through the remainde of the Lease Term, additional space consisting of approximately 1,948 gross rentable square feet on the second (2nd) floor of th Building (hereinafter referred to as the "Second Floor Additiona Space"), which Second Floor Additional Space is as shown on Exhibit A attached hereto and made a part hereof. Provided Tenant has executed this Lease Modification and returned same no later than September 22, 1997, the term for said Second Floor Additional Space shall commence on November 1, 1997 (hereinafter referred to as the "Effective Date"). Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, cannot deliver possession of the Second Floor Additional Space to Lessee by November 1, 1997, this Amendment shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Effective Date shall be the date upon which Lessor shall have delivered possession of the Second Floor Additional

Space to Lessee, or the date Lessor would have delivered possession of the Second Floor Additional Space to Lessee but any reason attributable to Lessee, including Lessee's failure deliver the executed Amendment to Lessor on or before Septem 22, 1997. The Second Floor Additional Space is being leased subject to Paragraph 4, in its "AS IS" condition, and Referen Page Paragraph (7) of the Lease shall be amended to reflect th from and after the Effective Date, the Premises shall consist approximately 24,666 gross rentable square feet.

4. Lessor hereby agrees to fund up to a maximum amount Thirty-one Thousand Four Hundred Eleven and 50/100 ($31,411.50 Dollars (the "Work Allowance") towards the actual cost of cert work to the Premises as depicted on the plan designated SK-4 annexed hereto (hereinafter "Lessor's Work"). Lessor shall be entitled to an administrative fee equal to fifteen (15%) of the total refurbishment costs, said fee to be paid from the Work Allowance. To the extent the cost of such refurbishment shall less than Thirty-one Thousand Four Hundred Eleven and 50/100 ($31,411.50) Dollars, there shall be no credit to Lessee. Any cost of such leasehold refurbishments in excess of the Work Allowance shall be paid by Lessee. Lessee agrees to cooperate with Lessor and Lessor's contractors with respect to such refurbishments, to include but not be limited to providing Less access to the Premises as needed, and, if necessary, relocating Lessee's employees and equipment from the areas necessary in connection with such refurbishments. Lessor agrees to use its reasonable efforts to minimize any disruption to Lessee's business operations but this will not require overtime or work during non-Building Hours.

5. From and after the Effective Date, Lessee shall pay to Lessor during the remainder of the Term, Fixed Basic Rent (including Lessee's Electric Rent Inclusion Factor) for the Second Floor Additional Space only as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
Effective Date through 03/31/05	$50,024.64	$4,168.72

As a result of the foregoing, the Fixed Basic Rent (including Lessee's Electric Rent Inclusion Factor) to be paid by Lessee to Lessor for the entire Premises for the period from and after the Effective Date through the remainder of the Term, shall be as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
Effective Date - 03/31/98	$474,907.18	$39,575.60
04/01/98 - 03/31/00	$496,319.18	$41,359.93
04/01/00 - 03/31/02	$517,731.18	$43,144.27
04/01/02 - 03/31/05	$561,861.18	$46,821.77

The aforesaid amounts of Monthly Fixed Basic Rent shall be payable in advance on or before the first day of each calendar month through the remainder of the Term, except that a proportionately lesser sum may be paid for the first month following the Effective Date and the last month of the Term if the Effective Date is on a day other than the first day of the month, and Reference Page Paragraph (9) of the Lease shall be deemed modified accordingly. Lessor acknowledges receipt from Lessee of the sum of Four Thousand One Hundred Sixty-eight and 72/100 ($4,168.72) Dollars, by check, subject to collection.

which shall be applied by Lessor to Fixed Basic Rent for the Second Floor Additional Space for the first (1st) month [illegible] the Effective Date.

6. With respect to calculating Operating Cost Escalati[illegible] from and after the Effective Date <u>for the Second Floor Addit[illegible] Space only</u>. Reference Page Paragraph (2)(A) of the Lease ("Bas[illegible] Operating Costs") shall be amended to reflect that the Base Operating Costs shall be those costs incurred for the Building, Complex and Parcel during Calendar Year 1998.

7. With respect to calculating Tax Escalation from and after the Effective Date <u>for the Second Floor Additional Space only</u>. Reference Page Paragraph (2)(B) of the Lease ("Base Real Estate Taxes") shall be amended to reflect that the Base Real Estate Taxes shall be those Real Estate Taxes incurred for the Building, Complex and Parcel during Calendar Year 1998.

8. With respect to calculating Fuel, Utilities and Electric Cost Escalation from and after the Effective Date <u>for the Second Floor Additional Space only</u>. Reference Page Paragrap[illegible] (2)(C) of the Lease ("Base Utility and Energy Costs") shall be amended to reflect that the Base Utility and Energy Costs shall be those costs determined by multiplying the Base Utility Rate (as hereinafter defined) by the usage incurred for the Building, Complex and Parcel during Calendar Year 1998.

9. From and after the Effective Date <u>with respect to the Second Floor Additional Space only</u>, Reference Page Paragraph (3) of the Lease ("Base Utility Rate") shall be amended to reflect that the Base Utility Rate shall be the average rate in effect (including surcharges and/or adjustments) from August 1, 1996 through July 31, 1997.

10. Notwithstanding anything contained herein to the contrary, calculations of Operating Cost Escalation, Tax Escalation, and Fuel, Utilities and Electric Cost Escalation for the Premises as in existence prior to the Effective Date (i.e. 22,718 gross rentable square feet) shall remain as provided by the Lease prior to this Amendment.

11. From and after the Effective Date, Reference Page Paragraph (8) of the Lease shall be amended to reflect that Lessee's Electric Rent Inclusion Factor shall be Thirty-seven Thousand Seven Hundred Thirty-eight and 98/100 ($37,738.98) Dollars per annum.

12. From and after the Effective Date, Reference Page Paragraph (10) of the Lease shall be amended to reflect that Lessee's Percentage shall be 4.18(%) percent.

13. From and after the Effective Date, Reference Page Paragraph (12) of the Lease shall be amended to reflect that the total number of Lessee's parking spaces shall be one hundred seven (107), of which forty (40) shall be covered and sixty-sever (67) shall be uncovered.

14. From and after the date hereof, Section 57(B) of the Lease as modified and set forth in Paragraph 14 of the Sixth Amendment to Lease dated as of April 1, 1996 shall be deemed null and void and of no further force and effect and Lessee's right to surrender the Additional Space, as redefined in the Seventh Amendment to Lease dated October 25, 1996 as approximately 2,424 gross rentable square feet of additional space on the third (3rd) floor of the Building shall no longer be in effect. Notwithstanding the foregoing, Lessee's right to surrender the Third Floor Surrender Space as provided for in Section 57(A) of the Lease contained in Paragraph 14 of the Sixth Amendment to Lease dated April 1, 1996 shall remain in full force and effect.

15. Lessee represents and warrants to the Lessor that G & Ellis Company and Strategic Alliance are the sole brokers w whom Lessee has negotiated in bringing about this Amendment. Lessee agrees to indemnify and hold Lessor harmless from any all claims of other brokers and expenses in connection therew arising out of or in connection with the negotiation of or the entering into this Amendment (on behalf of Lessee) by Lessor a Lessee. Lessor shall pay Grubb & Ellis Company and Strategic Alliance any fees or commissions due as a result of this transaction pursuant to the terms of a separate agreement.

16. Lessee represents, warrants and covenants that Lesso is not in default under any of its obligations under the Lease and that, to the best of Lessee's knowledge, Lessee is not in default of any of its obligations under the Lease, and no even has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Lessor o Lessee thereunder.

17. Except as modified by this Amendment, the Lease and the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bin and inure to the benefit of the parties hereto and their respective successors and except as otherwise provided in the Lease as modified by this Amendment, their respective assigns. In the event of any conflict between the terms contained in thi Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

18. The submission of this Amendment for examination does not constitute a reservation of, or option for, the Second Floo Additional Space, and this Amendment becomes effective only upo execution and delivery thereof by Lessor and Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

MOKRYNSKI & ASSOCIATES, INC., Lessee

By: [illegible]
Name: H Donald Mokrynski
Title: Pres.
Dated: 9/6/97

CONTINENTAL INVESTORS, L.P., Lessc

BY: BERGEN OF HACKENSACK, INC., General Partner

By: [illegible]
Name: [illegible]
Title: [illegible]
Dated: [illegible]

EXHIBIT A_1 TO LEASE DATED________________ BETWEEN CONTINENTAL INVESTORS
L.P. (LANDLORD) AND MOKRYNSKI (TENANT).
THIS PLAN IS INTENDED TO ONLY SHOW THE GENERAL LAYOUT OF THE PROPERTY O
A PART THEREOF. LANDLORD RESERVES THE RIGHT TO ALTER, VARY, ADD OR OMI
IN WHOLE OR IN PART ANY STRUCTURES AND OR IMPROVEMENT AND OR COMMON ARE
AND OR LAND AREA SHOWN ON THIS PLAN. ALL MEASUREMENTS AND DISTANCES AR
APPROXIMATE. THIS PLAN IS NOT TO BE SCALED.


CONTINENTAL PLAZA
401 HACKENSACK AVENUE
HACKENSACK, NJ
RENTAL / LEASE PLAN
ELEVATOR LOBBY

[illegible]

WORK LETTER

BUILDING 401 – 2ND FLOOR

PARTITION / WALL CONSTRUCTION:

REMOVAL OF APPROXIMATELY 1990 SQUARE FEET OF SHEET ROCK PARTITION
INSTALLATION OF 1145 SQUARE FEET OF NEW SHEET ROCK PARITIION
REMOVAL OF ALL EXISTING CARPETING AND BATHROOMS IN EXISTING TENANT SPACE

DOORS AND HARDWARE:

RELOCATION OF FRONT DOOR TO NEW CORRIDOR LOCATION
RELOCATION OF 4 3/0 X 8/0 INTERIOR OAK DOORS

CEILING AND LIGHTING:

ALTERATIONS TO EXISTING 2 X 2 REVEALED EDGE CEILING
IF CEILINGS DO NOT MATCH IN CONNECTED LOCATIONS THERE WILL BE A SHEET ROCK SOFFIT INSTALLED FOR TRANSITION AREA

H V A C:

ALTERATIONS TO EXISTING VAV THROUGHOUT NEW TENANT AREA (NO NEW ZONES INSTALLED)

FLOOR FINISHES:

INSTALLATION OF BUILDING STANDARD 46OZ CARPET THROUGHOUT NEW TENANT AREAS
INSTALLATION OF BUILDING STANDARD NEW VINYL BASE THROUGHOUT NEW TENANT AREA

ELECTRICAL:

INSTALLATION OF 5 110 VOLT 20 AMPERE RECEPTACLES FOR NEW OFFICE CONSTRUCTION
INSTALLATION OF 5 277 VOLT 20 AMPERE SWITCHES FOR NEW OFFICE CONSTRUCTION
INSTALLATION OF 3 110 VOLT 20 AMPERE DEDICATED RECEPTACLES FOR NEW OFFICE CONSTRUCTION
RELOCATION OF EXIT LIGHT FOR HACKENSACK BUILDING CODE
RELOCATION OF 277 VOLT PARABOLIC LIGHTING FIXTURES
INSTALLATION OF 6 USED 277 VOLT PARABOLIC LIGHTING FIXTURES IN NEW OFFICE AREAS
INSTALLATION OF 5 110 VOLT 20 AMPERE RECEPTACLES CONNECTION FOR FREE STANDING PARTITION

PLUMBING / APPLIANCES:

INSTALLATION OF COLD WATER LINE TO COFFEE MACHINE

MILL WORK:

SUPPLY AND INSTALL 5 L.F. OF FORMICA CABINET IN LOWER SECTION ONLY (FORMICA TO BE SELECTED BY TENANT)

WALL FINISHES:

SPACKLE ALL NEW SHEET ROCK AREAS FOR NEW CONSTRUCTION
PAINT NEW CONSTRUCTION AREA WITH 2 COATS OF BENJAMIN MOORE PAINT

SPECIALTY:

ALL BLINDS "AS IS", IF NECESSARY, THEY WILL BE REPAIRED. IF NOT REPAIRABLE, THEY WILL BE REPLACED.
SUPPLY DUMSTER FOR DEBRIS REMOVAL

*** IF THERE IS A CONFLICT BETWEEN THE WORK LETTER AND THE FINISHED CONSTRUCTION PLAN, THE QUANTITIES ON THE FINISHED CONSTRUCTION PLAN WILL SUPERSEDE THE WORK LETTER.**


Post-it® Fax Note 7671
MEN
JAN.
WOMEN
STAIR
SHAFT
MECH.

LEGEND

- EXISTING TO REMAIN,
- EXISTING TO BE REMOVED
- NEW B.S. PARTITION S.
- NEW OR MODIFIED DEMISING PARTITION
- NEW B.S. KNEEWALL PARTITION

NOTE:

ALL DIMENSIONS AND CONDITIONS ARE APPROXIMATE. SUBJECT TO CHANGE OR WITHDRAWAL WITHOUT NOTICE.

PROPOSED OFFICES FOR

MOKRYNSKI

CONTINENTAL TOWERSI
HACKENSACK, NEW JERSEY

PARTIAL FLOOR SK-4
~1/8"=1'-0" 6/22/97

DAVID A. SEBSO, ARCHITECT P.A.
138 WEST 25th STREET, N.Y. 10001
ph 212.206.1111 fax 212.627.9716

NINTH AMENDMENT TO LEASE

THIS AGREEMENT (hereinafter referred to as the "Amendment" made the _____ day of February 1997, between CONTINENTAL INVESTORS, L.P., A New Jersey Limited Partnership, whose address is 3000 Centre Square West, 1500 Market Street, Philadelphia, Pennsylvania 19102 (hereinafter referred to as "Lessor"), and MOKRYNSKI & ASSOCIATES, INC., a New Jersey corporation, with offices at 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessee").

W I T N E S S E T H:

WHEREAS, Lessor's predecessor-in-interest and Lessee entered into a lease dated November 22, 1986, as modified February 17, 1987, January 31, 1990, January 10, 1991, September 11, 1991, May 9, 1995, as of April 1, 1996, as of October 25, 1996, and, again, as of October 25, 1996 (hereinafter collectively referred to as the "Lease"), whereby Lessee is presently in possession of premises containing approximately 21,412 gross rentable square feet of space consisting of approximately 12,612 gross rentable square feet on the second (2nd) floor and approximately 8,800 gross rentable square feet on the third (3rd) floor (hereinafter collectively, referred to as the "Premises") in the building located at 401 Hackensack Avenue, Hackensack, New Jersey (hereinafter referred to as the "Building") which is situated as part of that Complex of Buildings known as 401, 407, 411 and 433 Hackensack Avenue, Hackensack, New Jersey, also known as Continental Plaza (hereinafter called the "Complex"), all located on that certain parcel of land designated as Lot 5.A Block 512.A, Lot 1 Block 514 on the current tax map of the City of Hackensack and Lot 3 Block 98 on the current tax map of the Borough of River Edge (hereinafter collectively referred to as the "Parcel"); and

WHEREAS, the parties hereto desire to amend the Lease only in the respects and on the conditions hereinafter stated.

NOW, THEREFORE, Lessor and Lessee agree as follows:

1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Lessor and Lessee hereby confirm that the current Termination Date is March 31, 2005.

3. Lessee hereby leases from Lessor, through the remainder of the Lease Term, additional space consisting of approximately 1,306 gross rentable square feet on the third (3rd) floor of the Building (hereinafter referred to as the "Additional Space"), which Additional Space is as shown on Exhibit A attached hereto and made a part hereof. The term for said Additional Space shall commence on June 5, 1997 (hereinafter referred to as the "Effective Date"). Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, cannot deliver possession of the Additional Space to Lessee by June 5, 1997, this Amendment shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Effective Date shall be the date upon which Lessor shall have delivered possession of the Additional Space to Lessee, or the date Lessor would have delivered possession of the Additional Space to Lessee but for any reason attributable to Lessee. The Additional Space is being leased in its "AS IS" condition, and Reference Page Paragraph (7) of the Lease shall be amended to reflect that from and after the Effective Date, the Premises shall consist of approximately 22,718 gross rentable square feet.

Reference Page Paragraph (2)(A) of the Lease ("Base Operating Costs") shall be amended to reflect that the Base Operating Costs shall be those costs incurred for the Building, Complex and Parcel during Calendar Year 1997.

7. With respect to calculating Tax Escalation from and after the Effective Date <u>for the Additional Space only</u>, Reference Page Paragraph (2)(B) of the Lease ("Base Real Estate Taxes") shall be amended to reflect that the Base Real Estate Taxes shall be those Real Estate Taxes incurred for the Building, Complex and Parcel during Calendar Year 1997.

8. With respect to calculating Fuel, Utilities and Electric Cost Escalation from and after the Effective Date <u>for the Additional Space only</u>, Reference Page Paragraph (2)(C) of the Lease ("Base Utility and Energy Costs") shall be amended to reflect that the Base Utility and Energy Costs shall be those costs determined by multiplying the Base Utility Rate (as hereinafter defined) by the usage incurred for the Building, Complex and Parcel during Calendar Year 1997.

9. From and after the Effective Date <u>with respect to the Additional Space only</u>, Reference Page Paragraph (3) of the Lease ("Base Utility Rate") shall be amended to reflect that the Base Utility Rate shall be the rate in effect (including surcharges and/or adjustments) on February 1, 1997.

10. Notwithstanding anything contained herein to the contrary, calculations of Operating Cost Escalation, Tax Escalation, and Fuel, Utilities and Electric Cost Escalation for the Premises as in existence prior to the Effective Date (i.e. 21,412 gross rentable square feet) shall remain as provided by the Lease prior to this Amendment.

11. From and after the Effective Date, Reference Page Paragraph (8) of the Lease shall be amended to reflect that Lessee's Electric Rent Inclusion Factor shall be Thirty-four Thousand Seven Hundred Fifty-eight and 54/100 ($34,758.54) Dollars per annum.

12. From and after the Effective Date, Reference Page Paragraph (10) of the Lease shall be amended to reflect that Lessee's Percentage shall be 3.85(%) percent.

13. From and after the Effective Date, Reference Page Paragraph (12) of the Lease shall be amended to reflect that the total number of Lessee's parking spaces shall be ninety-nine (99), of which thirty-eight (38) shall be covered and sixty-one (61) shall be uncovered.

14. Lessor and Lessee hereby acknowledge and agree that the cancellation option contained in Section 57 of the Lease as modified and set forth in Paragraph 14 of the Sixth Amendment to Lease dated as of April 1, 1996 shall not apply to the Additional Space.

15. Lessee represents and warrants to the Lessor that Grubb & Ellis Company and Strategic Alliance are the sole brokers with whom Lessee has negotiated in bringing about this Amendment. Lessee agrees to indemnify and hold Lessor harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Amendment by Lessor and Lessee. Lessor shall pay Grubb & Ellis Company and Strategic Alliance any fees or commissions due as a result of this transaction pursuant to the terms of a separate agreement.

16. Lessee represents, warrants and covenants that Lessor is not in default under any of its obligations under the Lease

and that, to the best of Lessee's knowledge, Lessee is not in
default of any of its obligations under the Lease, and no event
has occurred which, with the passage of time or the giving of
notice, or both, would constitute a default by either Lessor or
Lessee thereunder.

17. Except as modified by this Amendment, the Lease and al
the covenants, agreements, terms, provisions and conditions
thereof shall remain in full force and effect and are hereby
ratified and affirmed. The covenants, agreements, terms,
provisions and conditions contained in this Amendment shall bind
and inure to the benefit of the parties hereto and their
respective successors and except as otherwise provided in the
Lease as modified by this Amendment, their respective assigns.
In the event of any conflict between the terms contained in this
Amendment and the Lease, the terms herein contained shall
supersede and control the obligations and liabilities of the
parties.

18. The submission of this Amendment for examination does
not constitute a reservation of, or option for, the Additional
Space, and this Amendment becomes effective only upon execution
and delivery thereof by Lessor and Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set
their hands and seals as of the date and year first above
written, and acknowledge the one to the other that they possess
the requisite authority to enter into this transaction and to
sign this Amendment.

MOKRYNSKI & ASSOCIATES,
INC., Lessee

By: [signature]
Name: [illegible] Mokrynski
Title: Sec/Treas
Dated: 3/27/97

CONTINENTAL INVESTORS, L.P., Lessor

BY: BERGEN OF HACKENSACK, INC.,
General Partner

By: [signature]
Name: [illegible]
Title: [illegible]
Dated: [illegible]

LAW OFFICES [illegible]

[illegible] rev
02/12/97 (5:02pm)

EIGHTH AMENDMENT TO LEASE

THIS AGREEMENT (hereinafter referred to as the "Amendmen made as of the 25th day of October 1996, between RREEF USA FUND-I, A California Group Trust, whose address is 401 Hacken Avenue, Hackensack, New Jersey 07601 (hereinafter referred t "Lessor"); and MOKRYNSKI & ASSOCIATES, INC., a New Jersey corporation, with offices at 401 Hackensack Avenue, Hackensack New Jersey 07601 (hereinafter referred to as "Lessee").

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a lease dated November 22, 1986, as modified on February 17, 1987, January 3 1990, January 10, 1991, September 11, 1991, May 9, 1995, as of April 1, 1996, and as of October 25, 1996 (hereinafter, collectively, referred to as the "Lease"), whereby Lessee is presently in possession of premises containing approximately 18,988 gross rentable square feet of space consisting of approximately 12,612 gross rentable square feet on the second (2nd) floor and approximately 6,376 gross rentable square feet the third (3rd) floor (hereinafter, collectively, referred to the "Existing Premises") in the building located at 401 Hackensack Avenue, Hackensack, New Jersey (hereinafter referre to as the "Building") which is situated as part of that Comple of Buildings known as 401, 407, 411 and 433 Hackensack Avenue, Hackensack, New Jersey, also known as Continental Plaza (hereinafter called the "Complex"), all located on that certai parcel of land designated as Lot 5.A Block 512.A, Lot 1 Block on the current tax map of the City of Hackensack and Lot 3 Bloc 98 on the current tax map of the Borough of River Edge (hereinafter collectively referred to as the "Parcel"); and

WHEREAS, pursuant to the Seventh Amendment to Lease dated of October 25, 1996 (the "Seventh Amendment"), Lessee agreed to lease from Lessor approximately 2,424 gross rentable square fee of additional space located on the third (3rd) floor of the Building (the "Additional Space"); and

WHEREAS, pursuant to the Seventh Amendment, Lessor agreed contribute a Construction Allowance up to a maximum amount of Twenty-four Thousand Two Hundred Forty and 00/100 ($24,240.00) Dollars, which Construction Allowance was to be applied towards the actual cost of the Lessor's Work (without overhead, profit interest); and

WHEREAS, Lessee has previously been billed for Work Order Nos. 2721 and 2729 in the total amount of Two Thousand Seven Hundred Twenty-five and 50/100 ($2,725.50) Dollars; and

WHEREAS, the parties hereto desire to amend the Lease only in the respects and on the conditions hereinafter stated.

NOW, THEREFORE, Lessor and Lessee agree as follows:

1. For purposes of this Amendment, capitalized terms sha have the meanings ascribed to them in the Lease unless otherwis defined herein.

2. In lieu of Lessee reimbursing Lessor for the amount o Two Thousand Seven Hundred Twenty-five and 50/100 ($2,725.50) Dollars as provided for in Work Order Nos. 2721 and 2729, Paragraph 4 of the Seventh Amendment is hereby modified to reflect that the Construction Allowance is Twenty-one Thousand Five Hundred Fourteen and 50/100 ($21,514.50) Dollars.

3. Lessee and Lessor represent and warrant one to the other that no broker brought about this transaction, and Lessee

and Lessor agree to indemnify and hold each other harmless fro any and all claims of any brokers arising out of or in connect with any conduct inconsistent with the representations tendere by one to the other herein.

4. Lessee represents, warrants and covenants that Lessa is not in default under any of its obligations under the Lease and that, to the best of Lessee's knowledge, Lessee is not in default of any of its obligations under the Lease, and no even has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Lessor or Lessee thereunder.

5. Except as modified by this Amendment, the Lease and the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bin and inure to the benefit of the parties hereto and their respective successors and except as otherwise provided in the Lease as modified by this Amendment, their respective assigns. In the event of any conflict between the terms contained in thi Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

6. The submission of this Amendment for examination does not constitute a reservation of, or option for, the Premises or the Additional Space, and this Amendment becomes effective only upon execution and delivery thereof by Lessor and Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

MOKRYNSKI & ASSOCIATES, INC. Lessee	RREEF USA FUND-I, a California Group Trust, Lessor
	BY: RREEF MANAGEMENT COMPANY, a California Corporation
By: ______	By: ______ ABBY J. MANDEL, District Manager
Title: ______	
Dated: ______	Dated: ______

Exhibit B

MOKRYNSKI & ASSOCIATES, INC.

Tower I - 3rd Floor - 2,424 SF

Partition / Wall Construction

- Remove approximately 1,350 square feet of sheetrock partitions
- Install 670 square feet of sheetrock partitions
- Spackle entire construction area
- Paint entire office area with building standard Benjamin Moore paint
- Relocate existing door bucks

Ceiling, Lighting and HVAC

- Alter the existing 2x2 building standard ceiling tile and grid
- Alter existing 2x4 fluorescent light fixtures to accommodate new office layout
- Alter the VAV system to accommodate new tenant layout

Electrical

- Relocate light switches to accommodate new tenant layout
- Relocate wall receptacles to accommodate new tenant layout
- Supply and install one (1) 110 volt, 20 ampere dedicated wall receptacle

Flooring Finishes

- Remove all existing carpet
- Install building standard carpet, one color, throughout entire area
- Install building standard base throughout entire area
- Install building standard VCT in the kitchen area

Specialty

- Supply one (1) dumpster for construction debris
- Supply and install woodshelving for 8'x8' supply room

Initial

Exhibit B to Seventh Amendment to Lease dated [illegible] between RREEF USA FUND-I, A California Group Trust ("Lessor") and MOKRYNSKI & ASSOCIATES, INC., A New Jersey Corporation ("Lessee")

Exhibit B

MOKRYNSKI & ASSOCIATES, INC.

Tower I - 3rd Floor - 2,424 SF

Partition / Wall Construction

- Remove approximately 1,350 square feet of sheetrock partitions
- Install 670 square feet of sheetrock partitions
- Spackle entire construction area
- Paint entire office area with building standard Benjamin Moore paint
- Relocate existing door bucks

Ceiling, Lighting and HVAC

- Alter the existing 2x2 building standard ceiling tile and grid
- Alter existing 2x4 fluorescent light fixtures to accommodate new office layout
- Alter the VAV system to accommodate new tenant layout

Electrical

- Relocate light switches to accommodate new tenant layout
- Relocate wall receptacles to accommodate new tenant layout
- Supply and install one (1) 110 volt, 20 ampere dedicated wall receptacle

Flooring Finishes

- Remove all existing carpet
- Install building standard carpet, one color, throughout entire area
- Install building standard base throughout entire area
- Install building standard VCT in the kitchen area

Specialty

- Supply one (1) dumpster for construction debris
- Supply and install woodshelving for 8'x8' supply room

Initial

SEVENTH AMENDMENT TO LEASE

THIS AGREEMENT (hereinafter referred to as the "Amendment") made as of the 25th day of October 1996, between RREEF USA FUND-I, A California Group Trust, whose address is 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessor"); and MOKRYNSKI & ASSOCIATES, INC., a New Jersey corporation, with offices at 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessee").

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a lease dated November 22, 1986, as modified on February 17, 1987, January 31, 1990, January 10, 1991, September 11, 1991, May 9, 1995, and as of April 1, 1996 (hereinafter, collectively, referred to as the "Lease"), whereby Lessee is presently in possession of premises containing approximately 18,988 gross rentable square feet of space consisting of approximately 12,612 gross rentable square feet on the second (2nd) floor and approximately 6,376 gross rentable square feet on the third (3rd) floor (hereinafter, collectively, referred to as the "Existing Premises") in the building located at 401 Hackensack Avenue, Hackensack, New Jersey (hereinafter referred to as the "Building") which is situated as part of that Complex of Buildings known as 401, 407, 411 and 433 Hackensack Avenue, Hackensack, New Jersey, also known as Continental Plaza (hereinafter called the "Complex"), all located on that certain parcel of land designated as Lot 5.A Block 512.A, Lot 1 Block 514 on the current tax map of the City of Hackensack and Lot 3 Block 98 on the current tax map of the Borough of River Edge (hereinafter collectively referred to as the "Parcel"); and

WHEREAS, pursuant to the Sixth Amendment to Lease dated as of April 1, 1996 (the "Sixth Amendment"), Lessee agreed to lease from Lessor approximately 1,994 gross rentable square feet of additional space adjacent to that portion of the Existing Premises located on the third (3rd) floor of the Building; and

WHEREAS, the parties acknowledge and agree that it is mutually beneficial for Lessee to instead lease from Lessor approximately 2,424 gross rentable square feet of additional space located on the third (3rd) floor of the Building (the "Additional Space"), as more particularly described on Exhibit A attached hereto and made a part hereof; and

WHEREAS, Lessee desires to lease the Additional Space in the Building and Lessor desires to lease the Additional Space to Lessee on the terms and provisions set forth in the Lease, except to the extent provided for herein; and

WHEREAS, the parties hereto desire to amend the Lease only in the respects and on the conditions hereinafter stated.

NOW, THEREFORE, Lessor and Lessee agree as follows:

1. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. Notwithstanding the foregoing, any reference in the Sixth Amendment to the Additional Space is hereby modified to mean the Additional Space as defined herein.

2. Lessor and Lessee hereby confirm that the current Termination Date of the Lease is March 31, 2005.

3. As of the date hereof, Paragraph 3 of the Sixth Amendment is hereby declared null and void and of no further force or effect.

10/25/96

4. From and after the Effective Date (as hereinafter defined), Lessee hereby leases from Lessor, through the remainder of the Extended Term (as defined in the Sixth Amendment), the Additional Space, in its "AS IS" condition except for Lessor's Work as described on Exhibit B attached hereto and made a part hereof (hereinafter "Lessor's Work"), and Reference Page Paragraph (7) of the Lease shall be amended to reflect a total square footage of 21,412 gross rentable square feet consisting of approximately 12,612 gross rentable square feet on the second (2nd) floor and approximately 8,800 gross rentable square feet on the third (3rd) floor which, collectively, shall hereinafter be referred to as the "Premises." Lessee's obligations with respect to the payment of Monthly Fixed Basic Rent for the Additional Space shall commence on the date on which Lessor delivers the Additional Space to Lessee with Lessor's Work substantially complete (said date being the "Effective Date"), which is anticipated to occur on January 1, 1997. Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, cannot deliver possession of the Additional Space to Lessee by January 1, 1997 with Lessor's Work substantially complete, this Amendment shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the term for the Additional Space shall begin on the date upon which Lessor shall have delivered possession of the Additional Space to Lessee with Lessor's Work substantially complete, or the date Lessor would have delivered possession of the Additional Space to Lessee with Lessor's Work substantially complete, but for Lessee's failure to timely supply any information required by Lessor or for any other reason attributable to Lessee. Lessor hereby agrees to contribute up to a maximum amount of Twenty-four Thousand Two Hundred Forty and 00/100 ($24,240.00) Dollars, computed at the rate of Ten and 00/100 ($10.00) Dollars per gross rentable square foot of the Additional Space (hereinafter the "Construction Allowance"), which Construction Allowance shall be applied towards the actual cost of the Lessor's Work (without overhead, profit or interest). Any cost of Lessor's Work in excess of Twenty-four Thousand Two Hundred Forty and 00/100 ($24,240.00) Dollars shall be promptly paid by Lessee within ten (10) days following receipt by Lessee of an invoice therefor, failure of which shall constitute a default under the Lease. To the extent the cost of Lessor's Work shall be less than Twenty-four Thousand Two Hundred Forty and 00/100 ($24,240.00) Dollars, there shall be no credit to Lessee.

5. Lessor and Lessee hereby acknowledge and agree that Lessor's obligation to recarpet all or a portion of the Existing Premises as provided for in Paragraph 2 of the Sixth Amendment is hereby deemed null and void and of no further force or effect. Paragraph 2 of the Sixth Amendment shall be further amended to reflect that Lessor's obligation to repaint the Existing Premises, at Lessor's sole cost and expense, shall become null and void and of no further force or effect unless Lessee advises Lessor, on or before the date of execution of this Amendment, that Lessee requires such painting to be performed, in which event performance shall then occur on or before November 30, 1996. Lessee agrees to cooperate with Lessor and Lessor's contractors with respect to such painting, to include but not be limited to providing Lessor access to the Existing Premises as needed, and, if necessary, relocating Lessee's employees and equipment from the areas necessary in connection with such painting. Lessor agrees to use its reasonable efforts to minimize any disruption to Lessee's business operations but this will not require overtime or work during non-Building Hours.

6. As of the date hereof, Paragraph 4 of the Sixth Amendment is hereby declared null and void and of no further force or effect.

LAW OFFICES
[illegible]

[illegible]

7. During the Extended Term, Reference Page Paragraph (8 of the Lease shall be amended to reflect that Lessee shall pay to Lessor Fixed Basic Rent <u>for the Additional Space only</u> as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
Effective Date - 03/31/98	$44,916.72	$3,743.06
04/01/98-03/31/00	$47,340.72	$3,945.06
04/01/00-03/31/02	$49,764.72	$4,147.06
04/01/02-03/31/05	$54,612.72	$4,551.06

During the Extended Term, Reference Page Paragraph (9) of the Lease shall be amended to reflect that Lessee shall pay to Lessor Fixed Basic Rent <u>for the Existing Premises only</u> as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
04/01/96-03/31/98	$351,847.64	$29,320.64
04/01/98-03/31/00	$370,835.64	$30,902.97
04/01/00-03/31/02	$389,823.64	$32,485.30
04/01/02-03/31/05	$427,799.64	$35,649.97

As a result of the foregoing, the Fixed Basic Rent to be paid by Lessee to Lessor <u>for the entire Premises</u> during the Extended Term, shall be as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
Effective Date-03/31/98	$396,764.36	$33,063.70
04/01/98-03/31/00	$418,176.36	$34,848.03
04/01/00-03/31/02	$439,588.36	$36,632.36
04/01/02-03/31/05	$482,412.36	$40,201.03

The aforesaid amounts of Monthly Fixed Basic Rent shall be payable in advance on or before the first day of each calendar month during the Extended Term hereof, but only after the Effective Date as to the Additional Space.

8. During the Extended Term, Reference Page Paragraph (8) of the Lease shall be amended to reflect that Lessee's Electric Rent Inclusion Factor shall be as follows: From April 1, 1996 through the Effective Date, Twenty-nine Thousand Fifty-one and 64/100 ($29,051.64) Dollars per annum; and from the Effective Date through the expiration of the Extended Term, Thirty-two Thousand Seven Hundred Sixty and 36/100 ($32,760.36) Dollars per annum.

9. From and after the Effective Date, Reference Page Paragraph (10) of the Lease shall be amended to reflect that Lessee's Percentage shall be 3.63(%) percent.

10. From and after the Effective Date, Reference Page Paragraph (12) of the Lease shall be amended to reflect that the total number of Lessee's parking spaces shall be ninety-four

(94), of which thirty-six (36) shall be covered and fifty-eight (58) shall be uncovered.

11. Lessee and Lessor represent and warrant one to the other that Strategic Alliance Realty, Inc. and Grubb & Ellis Inc (the "Brokers") are the sole brokers with whom either party has negotiated in bringing about this Amendment, and Lessee and Lessor agree to indemnify and hold each other harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with any conduct inconsistent with the representations tendered by one to the other herein. Notwithstanding anything contained herein to the contrary, Lessee's indemnification of Lessor as provided in the immediately preceding sentence shall exclude any claims, if any, made by Edward S. Gordon Company.

12. Lessee represents, warrants and covenants that Lessor is not in default under any of its obligations under the Lease and that, to the best of Lessee's knowledge, Lessee is not in default of any of its obligations under the Lease, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Lessor or Lessee thereunder.

13. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and except as otherwise provided in the Lease as modified by this Amendment, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

14. The submission of this Amendment for examination does not constitute a reservation of, or option for, the Premises or the Additional Space, and this Amendment becomes effective only upon execution and delivery thereof by Lessor and Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

MOKRYNSKI & ASSOCIATES, INC. Lessee	RREEF USA FUND-I, a California Group Trust, Lessor
	BY: RREEF MANAGEMENT COMPANY, a California Corporation
By: [illegible]	By: Abby J. Mandel ABBY J. MANDEL, District Manager
Title: [illegible]	
Dated: [illegible]	Dated: 10-25-96

10/25/96 (11:15am)

Exhibit A to Seventh Amendment to Lease dated 10-25-16 between RREEF USA FUND I, A California Group Trust ("Lessor") and MOKRYNSKI & ASSOCIATES, INC., A New Jersey Corporation ("Lessee")

This site plan is intended only to show the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add to or omit in whole or in part any structures, and/or improvements, and/or common areas and/or land area shown on this plan. All measurements and distances are approximate. This plan is not to be scaled.



RENTAL / LEASE PLAN
CONTINENTAL PLAZA
401 HACKENSACK AVENUE
HACKENSACK, NJ
N
03

Approximately 2,424 SF

Exhibit B to Seventh Amendment to Lease dated [illegible] between RREEF USA FUND-I, A California Group Trust ("Lessor") and MOKRYNSKI & ASSOCIATES, INC., A New Jersey Corporation ("Lessee")

Exhibit B

MOKRYNSKI & ASSOCIATES, INC.

Tower I - 3rd Floor - 2,424 SF

Partition / Wall Construction

- Remove approximately 1,350 square feet of sheetrock partitions
- Install 670 square feet of sheetrock partitions
- Spackle entire construction area
- Paint entire office area with building standard Benjamin Moore paint
- Relocate existing door bucks

Ceiling, Lighting and HVAC

- Alter the existing 2x2 building standard ceiling tile and grid
- Alter existing 2x4 fluorescent light fixtures to accommodate new office layout
- Alter the VAV system to accommodate new tenant layout

Electrical

- Relocate light switches to accommodate new tenant layout
- Relocate wall receptacles to accommodate new tenant layout
- Supply and install one (1) 110 volt, 20 ampere dedicated wall receptacle

Flooring Finishes

- Remove all existing carpet
- Install building standard carpet, one color, throughout entire area
- Install building standard base throughout entire area
- Install building standard VCT in the kitchen area

Specialty

- Supply one (1) dumpster for construction debris
- Supply and install woodshelving for 8'x8' supply room

initial

SIXTH AMENDMENT TO LEASE

THIS AGREEMENT (hereinafter referred to as the "Amendment" **made as** of the 1st day of April 1996, between RREEF USA FUND-I, A California Group Trust, whose address is 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessor"); and MOKRYNSKI & ASSOCIATES, INC., a New Jersey corporation, with offices at 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessee").

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a lease dated November 22, 1986, as modified on February 17, 1987, January 31, 1990, January 10, 1991, September 11, 1991, and May 9, 1995 (hereinafter, collectively, referred to as the "Lease"), whereby Lessee is presently in possession of premises containing approximately 18,988 gross rentable square feet of space consisting of approximately 12,612 gross rentable square feet on the second (2nd) floor and approximately 6,376 gross rentable square feet on the third (3rd) floor (hereinafter, collectively, referred to as the "Existing Premises") in the building located at 401 Hackensack Avenue, Hackensack, New Jersey (hereinafter referred to as the "Building") which is situated as part of that Complex of Buildings known as 401, 407, 411 and 433 Hackensack Avenue, Hackensack, New Jersey, also known as Continental Plaza (hereinafter called the "Complex"), all located on that certain parcel of land designated as Lot 5.A Block 512.A, Lot 1 Block 514 on the current tax map of the City of Hackensack and Lot 3 Block 98 on the current tax map of the Borough of River Edge (hereinafter collectively referred to as the "Parcel"); and

WHEREAS, Lessee desires to lease additional space in the Building and Lessor desires to lease such space to Lessee on the terms and provisions set forth in the Lease, except to the extent provided for herein; and

WHEREAS, the parties hereto desire to amend the Lease only in the respects and on the conditions hereinafter stated.

NOW, THEREFORE, Lessor and Lessee agree as follows:

For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

1. Lessor and Lessee hereby confirm that the current Termination Date of the Lease is March 31, 2002.

2. The Term of the Lease is hereby extended to now terminate at 11:59 p.m. on March 31, 2005. The period from April 1, 1996 through March 31, 2005 is hereinafter referred to as the "Extended Term," and Reference Page Paragraphs (15) and (16) of the Lease shall be deemed modified accordingly. During the Extended Term, Lessee is leasing the Premises (as hereinafter defined) in its "AS IS" condition except that Lessor shall, at Lessor's sole cost and expense, paint all currently painted surfaces in the Existing Premises using one (1) coat of Building standard paint in a color to be selected by Lessee. Should Lessee, prior to the Effective Date (as hereinafter defined), request that Lessor recarpet all or a portion of the Existing Premises, Lessor shall do so using Building standard carpeting in a color to be selected by Lessee from available stock, and Lessee shall reimburse Lessor for fifty (50%) percent of the actual costs incurred by Lessor in connection with such recarpeting (without overhead, profit or interest). Lessee shall pay to Lessor its aforementioned one-half (½) share of the cost for such recarpeting, as Additional Rent, within ten (10) days following

LAW OFFICES

07/26/96 (2:11pm)

Lessee's receipt from Lessor of a statement therefor, the collection for which Lessor shall have all the remedies under this Lease and as provided by law for the collection of rent. Lessee and Lessor acknowledge that Lessor shall perform the aforesaid work during Business Days and Building Hours; however, if such work is capable of being performed at times other than during Business Days and Building Hours at no additional cost to Lessor and provided the contractors selected by Lessor are agreeable to such schedule, then Lessor shall endeavor to cause such work to be scheduled at a time selected by Lessee.

3. From and after the Effective Date (as hereinafter defined), Lessee hereby leases from Lessor, through the remainder of the Extended Term, additional space consisting of approximately 1,994 gross rentable square feet on the third (3rd) floor of the Building (hereinafter referred to as the "Additional Space"), in its "AS IS" condition except for Lessor's work as described on Exhibit B attached hereto and made a part hereof (hereinafter "Lessor's Work"), which Additional Space is as shown on Exhibit A attached hereto and made a part hereof, and Reference Page Paragraph (7) of the Lease shall be amended to reflect a total square footage of 20,982 gross rentable square feet consisting of approximately 12,612 gross rentable square feet on the second (2nd) floor and approximately 8,370 gross rentable square feet on the third (3rd) floor which, collectively, shall hereinafter be referred to as the "Premises." Lessee's obligations with respect to the payment of Monthly Fixed Basic Rent for the Additional Space shall commence on the date immediately following surrender thereof by the existing tenant, said date being the "Effective Date," which is anticipated to occur between October 1, 1996 and December 31, 1996. However, the Effective Date shall be no earlier than October 1, 1996 regardless of when the existing tenant vacates. In the event Lessor has not substantially completed Lessor's Work in the Additional Space within ten (10) business days from the Effective Date, Lessee shall receive a credit for Monthly Fixed Basic Rent paid for the Additional Space from the Effective Date through the tenth (10th) business day thereafter, and Lessee's obligation to pay Monthly Fixed Basic Rent for the Additional Space shall cease as of the eleventh (11th) business day following the Effective Date and shall not resume until the date on which Lessor delivers the Additional Space to Lessee with Lessor's Work therein substantially complete. Lessee's moratorium on the payment of Monthly Fixed Basic Rent with respect to the Additional Space as described in the preceding sentence is expressly conditioned upon (i) Lessee supplying Lessor with plans and specifications for the Lessor's Work to be performed to the Additional Space prior to the current tenant vacating possession, and (ii) Lessee selecting the color of the paint and carpeting from available stock. Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, cannot deliver possession of the Additional Space to Lessee by December 31, 1996 with Lessor's Work substantially complete, this Amendment shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the term for the Additional Space shall begin on the date upon which Lessor shall have delivered possession of the Additional Space to Lessee with Lessor's Work substantially complete, or the date Lessor would have delivered possession of the Additional Space to Lessee with Lessor's Work substantially complete, but for Lessee's failure to timely supply any information required by Lessor or for any other reason attributable to Lessee. Lessor hereby agrees to contribute up to a maximum amount of Nineteen Thousand Nine Hundred Forty and 00/100 ($19,940.00) Dollars computed at the rate of Ten and 00/100 ($10.00) Dollars per gross rentable square foot of the Additional Space, all or a portion of which work allowance may be used, at Lessee's election, for the improvements as described in Paragraph 2 above to be made to the Existing Premises (hereinafter referred to as the "Construction Allowance"), which Construction Allowance shall be applied

towards the actual cost of the Lessor's Work (without overhead, profit or interest).

4. During the Extended Term, Reference Page Paragraph (9) of the Lease shall be amended to reflect that Lessee shall pay to Lessor Fixed Basic Rent <u>for the Additional Space only</u> as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
Effective Date-03/31/02	$36,948.82	$3,079.07
04/01/02-03/31/05	$44,924.82	$3,743.74

During the Extended Term, Reference Page Paragraph (9) of the Lease shall be amended to reflect that Lessee shall pay to Lessor Fixed Basic Rent <u>for the Existing Premises only</u> as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
04/01/96-03/31/98	$351,847.64	$29,320.64
04/01/98-03/31/00	$370,835.64	$30,902.97
04/01/00-03/31/02	$389,823.64	$32,485.30
04/01/02-03/31/05	$427,799.64	$35,649.97

As a result of the foregoing, the Fixed Basic Rent to be paid by Lessee to Lessor <u>for the entire Premises</u> during the Extended Term, shall be as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
Effective Date-03/31/98	$388,796.46	$32,399.71
04/01/98-03/31/00	$407,784.46	$33,982.04
04/01/00-03/31/02	$426,772.46	$35,564.37
04/01/02-03/31/05	$472,724.46	$39,393.71

The aforesaid amounts of Monthly Fixed Basic Rent shall be payable in advance on or before the first day of each calendar month during the Extended Term hereof, but only after the Effective Date as to the Additional Space as defined in Paragraph 3 above.

5. With respect to calculating Operating Cost Escalation during the Extended Term, Reference Page Paragraph (2)(A) of the Lease ("Base Operating Costs") shall be amended to reflect that the Base Operating Costs shall be those costs incurred for the Building, Complex and Parcel during Calendar Year 1996.

6. With respect to calculating Tax Escalation during the Extended Term, Reference Page Paragraph (2)(B) of the Lease ("Base Real Estate Taxes") shall be amended to reflect that the Base Real Estate Taxes shall be those Real Estate Taxes incurred for the Building, Complex and Parcel during Calendar Year 1996.

7. With respect to calculating Fuel, Utilities and Electric Cost Escalation during the Extended Term, Reference Page Paragraph (2)(C) of the Lease ("Base Utility and Energy Costs") shall be amended to reflect that the Base Utility and Energy Costs shall be those costs determined by multiplying the Base

LAW OFFICES

Utility Rate (as hereinafter defined) by the usage incurred for the Building, Complex and Parcel during Calendar Year 1996.

8. During the Extended Term, Reference Page Paragraph ( ) of the Lease ("Base Utility Rate") shall be amended to reflect that the Base Utility Rate shall be the average rate in effect (including surcharges and/or adjustments) between July 1, 1995 and June 30, 1996.

9. Notwithstanding anything contained herein to the contrary, calculations of Operating Cost Escalation, Tax Escalation, and Fuel, Utilities and Electric Cost Escalation for the period prior to the Extended Term shall remain as provided by the Lease prior to this Amendment.

10. During the Extended Term, Reference Page Paragraph (8) of the Lease shall be amended to reflect that Lessee's Electric Rent Inclusion Factor shall be as follows: From April 1, 1996 through the Effective Date, Twenty-nine Thousand Fifty-one and 64/100 ($29,051.64) Dollars per annum; and from the Effective Date through the expiration of the Extended Term, Thirty-two Thousand One Hundred Two and 46/100 ($32,102.46) Dollars per annum.

11. From and after the Effective Date, Reference Page Paragraph (10) of the Lease shall be amended to reflect that Lessee's Percentage shall be 3.56(%) percent.

12. From and after the Effective Date, Reference Page Paragraph (12) of the Lease shall be amended to reflect that the total number of Lessee's parking spaces shall be eighty-four (84), of which thirty-three (33) shall be covered and fifty-one (51) shall be uncovered.

13. Lessee and Lessor represent and warrant one to the other that Strategic Alliance Realty, Inc. and Grubb & Ellis Inc. (the "Brokers") are the sole brokers with whom either party has negotiated in bringing about this Amendment, and Lessee and Lessor agree to indemnify and hold each other harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with any conduct inconsistent with the representations tendered by one to the other herein. Notwithstanding anything contained herein to the contrary, Lessee's indemnification of Lessor as provided in the immediately preceding sentence shall exclude any claims, if any, made by Edward S. Gordon Company.

14. As of the date hereof, Paragraph 57 of the Lease (Cancellation Options) is hereby deleted in its entirety and replaced with the following:

> "57. **PARTIAL SURRENDER OPTIONS**. (A) Provided Lessee is not in default under any of the terms and provisions of this Lease, and notwithstanding anything contained in this Lease to the contrary, Lessee, at its option, may, effective as of March 31, 2002 only (hereinafter referred to as the "Third Floor Surrender Date") surrender to Lessor all or a portion of the approximately 6,376 gross rentable square feet on the third (3rd) floor of the Building leased by Lessee (such surrendered space being hereinafter referred to as the "Third Floor Surrender Space"), provided, as a condition of such surrender, Lessee (a) gives written notice to Lessor no later than September 30, 2001 of such surrender; and (b) pays to the Lessor, together with the surrender notice, a sum which reflects the percentage of the Third Floor Surrender Space which is being surrendered (hereinafter referred to as the "Surrender Fee") (arrived at by dividing the gross rentable square feet of the Third Floor Surrender Space

LAW OFFICES

by the total square footage of the Existing Premises (18,988)], which quotient shall then be multiplied by Two Hundred Two Thousand Seven Hundred Ninety-one and 84/100 ($202,791.84) Dollars. For example, if the Lessee desires to surrender the entire 6,376 gross rentable square feet, then the Surrender Fee would be Sixty-eight Thousand Nine Hundred Forty-nine and 23/100 ($68,949.23) Dollars determined as follows:

$$\frac{6,376}{18,988} = 34\% \times \$202,791.84 = \$68,949.23$$

Should Lessee exercise the aforesaid surrender option, Lessee hereby agrees to: (1) continue to perform all of the terms and conditions of the Lease until the Third Floor Surrender Date; (2) enter into a Modification of Lease or Surrender and Acceptance Agreement for the Third Floor Surrender Space effective as of the Third Floor Surrender Date or, at Lessor's option, consent to the entry of a judgment immediately awarding possession of the Third Floor Surrender Space to Lessor with enforcement of said judgment stayed by its terms until the Third Floor Surrender Date; and (3) actually vacate the Third Floor Surrender Space broom clean and in good order and repair as required by the Lease on or before the Third Floor Surrender Date free and clear of liens, encumbrances and tenancies of any kind or nature failing which the provisions of Paragraph 27 of this Lease shall apply. Upon Lessee's compliance with all of the terms and conditions of this Paragraph 57, Lessee shall be released from its obligations as contained in this Lease, as if said Third Floor Surrender Date were the scheduled expiration date of the Lease with respect to the Third Floor Surrender Space only. Notwithstanding the foregoing, should Lessee desire to surrender less than 6,376 gross rentable square feet of space, Lessor shall have the right, in Lessor's sole and reasonable discretion, to approve or disapprove the size and configuration of the space proposed to be surrendered by Lessee. Should Lessee exercise the surrender option contained in this Paragraph 57(A), the description of the Premises, the Fixed Basic Rent, the Electric Rent Inclusion Factor, and Lessee's Percentage shall decrease accordingly.

(B) Provided Lessee is not in default under any of the terms and provisions of this Lease, and notwithstanding anything contained in this Lease to the contrary, Lessee, at its option, may surrender to Lessor the Additional Space only effective as of (i) the third (3rd) anniversary of the date on which Lessee commenced to pay Fixed Basic Rent on a continuous basis for the Additional Space or (ii) March 31, 2002 only (either of which dates shall be hereinafter referred to as the "Additional Space Surrender Date"), provided, as a condition of such surrender, Lessee (a) gives written notice to Lessor, in the case of (i) above September 30, 1998 or three (3) years from the date that Lessor delivers the Additional Space to Lessee with Lessor's Work therein substantially complete, whichever is later, or, in the case of (ii) above, no later than September 30, 2001 of such surrender; and (b) in the case of (i) above only, pays to the Lessor, together with the surrender notice, a sum equal to the Construction Allowance. Should Lessee exercise the aforesaid surrender option, Lessee hereby agrees to: (1) continue to perform all of the terms and provisions of the Lease until the Additional Space Surrender Date; (2) enter into a Surrender and Acceptance Agreement for the Additional Space effective as of the Additional Space Surrender Date or, at Lessor's option, consent to the entry of a judgment immediately awarding possession

LAW OFFICES
[illegible]
[illegible]
[illegible] WEST PASSAIC STREET
ROCHELLE PARK, NJ [illegible]
[illegible]

[illegible]
[illegible]
[illegible]/96 (12:16pm)

of the Additional Space to Lessor with enforcement of said judgment stayed by its terms until the Additional Space Surrender Date; and (3) actually vacate the Additional Space broom clean and in good order and repair as required by the Lease on or before the Additional Space Surrender Date free and clear of liens, encumbrances and tenancies of any kind or nature, failing which the provisions of Paragraph 27 of this Lease shall apply. Upon Lessee's compliance with all of the terms and conditions of this Paragraph 57, Lessor and Lessee agree that Lessee shall be released from its obligations as contained in this Lease with respect to the Additional Space only, as if said Additional Space Surrender Date were the scheduled expiration date of the Lease with respect to the Additional Space only. Should Lessee exercise the surrender option contained in this Paragraph 57(B), the description of the Premises, the Fixed Basic Rent, the Electric Rent Inclusion Factor, and Lessee's Percentage shall decrease accordingly."

15. As of the date hereof, Paragraph 61 of the Lease (Renewal Option) is hereby deleted in its entirety and shall be deemed null and void and of no further force or effect and replaced with the following:

61. **RENEWAL OPTION**. Lessee is hereby granted an option to renew this Lease upon the following terms and conditions:

(A) At the time of the exercise of the option to renew and at the time of the said renewal, the Lessee shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

(B) Notice of the exercise of the option shall be sent to the Lessor in writing at least six (6) months before the expiration of the Term of this Lease, TIME HEREBY BEING MADE OF THE ESSENCE.

(C) The renewal term shall be for the term of five (5) years, to commence at the expiration of the Term of this Lease, and all of the terms and conditions of this Lease, other than the Basic Rent, shall apply during any such renewal term.

(D) The Annual Basic Rent to be paid during the renewal term shall not be less than that paid for the Premises during the last year of the original Term of the Lease (without regard to any temporary abatement of rent then in effect pursuant to the Lease provisions). However, if ninety-five (95%) percent of the fair rental value per square foot at the commencement of the renewal term shall exceed the rent as established in the preceding sentence, the Lessee shall pay ninety-five (95%) percent of such fair rental value. In determining the fair rental value, the Lessor shall notify Lessee of the fair rental value as established by Lessor. Should Lessee dispute Lessor's determination, then the Lessee shall be free to, at the Lessee's sole cost and expense, employ the services of an appraiser familiar with office buildings located within the Hackensack, New Jersey area comparable to the Building, who shall be a member of The Appraisal Institute ("MAI") and who shall render an appraisal. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association of Somerset, New Jersey to appoint such independent

appraiser who shall be a member of MAI familiar with office buildings in the area of the Building and in such event the judgment of a majority of the two appraisers and Lessor shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay Lessor as of commencement of the renewal term, the Basic Rent as established by Lessor, subject to retroactive adjustment upon final determination of this issue.

16. Lessor and Lessee acknowledge and agree that if for any reason whatsoever Lessor is unable to enter into a surrender and acceptance agreement with the current tenant of the Additional Space, which agreement is satisfactory to Lessor, in its sole judgment, then Lessor's obligation to deliver the Additional Space shall be deemed null and void without liability or obligation on the part of Lessor. In such event the applicable terms and provisions of this Amendment (excluding for example Paragraphs 3, 4 and 12 as they pertain to the Additional Space) shall nevertheless take effect with respect to the Existing Premises. In such event Lessor's contribution of Nineteen Thousand Nine Hundred Forty and 00/100 ($19,940.00) Dollars provided for under Paragraph 3 shall also be null and void.

17. Lessee represents, warrants and covenants that Lessor is not in default under any of its obligations under the Lease and that, to the best of Lessee's knowledge, Lessee is not in default of any of its obligations under the Lease, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Lessor or Lessee thereunder.

18. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and except as otherwise provided in the Lease as modified by this Amendment, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

19. The submission of this Amendment for examination does not constitute a reservation of, or option for, the Premises or the Additional Space, and this Amendment becomes effective only upon execution and delivery thereof by Lessor and Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

MOKRYNSKI & ASSOCIATES, INC. Lessee	RREEF USA FUND-I, a California Group Trust, Lessor
	BY: RREEF MANAGEMENT COMPANY, a California Corporation
By: _[signature]_	By: _Abby J. Mandel_
Title: _Pres._	ABBY J. MANDEL, District Manager
Dated: _5/15/96_	Dated: _5/15/96_

LAW OFFICES

Exhibit A to Sixth Amendment to Lease dated [illegible] between HREEF USA FUND-I, A California Group Trust ("Lessor") and MOKRYNSKI & ASSOCIATES, INC., A New Jersey Corporation ("Lessee")

This site plan is intended only to show the general layout of the property or a par thereof. Landlord reserves the right to alter, vary, add to or omit in whole or in part any structures, and/or improvements, and/or common areas and/or land area shou on this plan. All measurements and distances are approximate. This plan is not to be scaled.

GAM

Approximately 1,994 SF



RENTAL / LEASE PLAN
CONTINENTAL PLAZA
401 HACKENSACK AVENUE
HACKENSACK, NJ
N
Floor:
03

Exhibit B to Sixth Amendment to Lease dated ____________ between RREEF USA FUND-I, A California Group Trust ("Lessor") and MOKRYNSKI & ASSOCIATES, INC., A New Jersey Corporation ("Lessee")

Exhibit B

MOKRYNSKI & ASSOCIATES, INC.

Tower I - 3rd Floor - 1,994 SF

- Lessor's work to be determined. Lessor to contribute up to $19,940 toward the cost of Lessor's work

FIFTH AMENDMENT TO LEASE

THIS AGREEMENT (hereinafter referred to as the "Amendment" made the 4th day of May 1995, between RREEF USA FUND-I, A California Group Trust, whose address is 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessor"); and MOKRYNSKI & ASSOCIATES, INC. a New Jersey corporation, with offices at 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessee").

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a lease dated November 22, 1986, as modified on February 17, 1987, January 31 1990, January 10, 1991 and September 11, 1991 (hereinafter collectively referred to as the "Lease"), whereby Lessee is presently in possession of premises containing approximately 12,612 gross rentable square feet of space on the second (2nd) floor (hereinafter referred to as the "Premises") in the buildi located at 401 Hackensack Avenue, Hackensack, New Jersey (hereinafter referred to as the "Building"); and

WHEREAS, the parties hereto desire to amend the Lease only in the respects and on the conditions hereinafter stated.

NOW, THEREFORE, Lessor and Lessee agree as follows:

For purposes of this Amendment, capitalized terms shall ha the meanings ascribed to them in the Lease unless otherwise defined herein.

1. Lessor and Lessee hereby confirm that the Commencemen Date of the Term of the Lease was February 1, 1987 and that th current Termination Date is February 28, 1997.

2. The Term of the Lease is hereby extended to now terminate at 11:59 p.m. on March 31, 2002, and Reference Page Paragraphs (15) and (16) of the Lease shall be deemed modified accordingly. Lessee hereby acknowledges to Lessor that during such extended Term, Lessee is leasing the Premises in its "AS I condition.

3. Lessee hereby leases from Lessor, through the remaind of the Lease Term as hereinabove extended, additional space consisting of approximately 6,376 gross rentable square feet on the third (3rd) floor of the Building (hereinafter referred to the "Additional Space"), in its "AS IS" condition except for th work to be performed by Lessor pursuant to Exhibit B attached hereto and made a part hereof ("Lessor's Work"), which Addition Space is as shown on Exhibit A attached hereto and made a part hereof, and Reference Page Paragraph (7) of the Lease shall be amended to reflect a total square footage of 18,988 gross rentable square feet. The term for said Additional Space shall commence upon the later of (i) the date when Lessor substantial completes Lessor's Work relative to the Additional Space or (ii June 1, 1995 (hereinafter referred to as the "Effective Date"). Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, cannot deliver possession of the Additional Space to Lessee by June 1, 1995 with Lessor's Wo substantially complete, this Amendment shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Effective Da shall be the date upon which Lessor shall have delivered possession of the Additional Space to Lessee with Lessor's Work substantially complete, or the date Lessor would have delivered possession of the Additional Space to Lessee with Lessor's Work substantially complete, but for Lessee's failure to timely sup

any information required by Lessor or for any other reason attributable to Lessee. Notwithstanding anything contained herein to the contrary, if Lessor shall not obtain possession the Demised Premises from the prior tenant thereof on or befo July 1, 1995 as such date may be extended for reasons of Force Majeure, then, and in such event, Lessee may cancel this Lease upon thirty (30) days' notice to Lessor, which notice may be given on or after July 1, 1995 (as such date may be extended f reasons of Force Majeure), and unless Lessor obtains the Demis Premises within the aforesaid thirty (30) days (similarly extended for reasons of Force Majeure), this Lease shall terminate upon the expiration of said thirty (30) day period (extended for Force Majeure if applicable) and the parties shal be released herefrom. In addition to the work to be performed Lessor pursuant to Exhibit B, Lessor shall provide Lessee with Ten Thousand and 00/100 ($10,000.00) Dollar planning and desig fee allowance to be applied by Lessee towards the cost of its planning and design fees, and which shall be paid to Lessee up Lessor's receipt of bona fide paid invoices issued by Lessee's architect.

4. From and after the Effective Date, Reference Page Paragraph (9) of the Lease shall be amended to reflect that Lessee shall pay to Lessor during the remainder of the Term as hereinabove extended, Fixed Basic Rent, to accrue as follows:

Period	Annual Fixed Basic Rent	Monthly Fixed Basic Rent
Effective Date - 10th month following Effective Date	$281,813.57 (10 months only)	$28,101.36
11th - 22nd months following Effective Date	$357,164.28	$29,763.69
23rd - 34th months following Effective Date	$376,152.28	$31,346.02
35th - 46th months following Effective Date	$395,140.28	$32,928.36
47th - 58th months following Effective Date	$414,128.28	$34,510.69
59th - 70th months following Effective Date	$433,116.28	$36,093.02
71st - 82nd months following Effective Date	$452,104.28	$37,675.36

The aforesaid monthly rents shall be payable in advance on or before the first day of each calendar month during the Term hereof.

5. With respect to calculating Operating Cost Escalation from and after the Effective Date, Reference Page Paragraph (2)(A) of the Lease ("Base Operating Costs") shall be amended t reflect that the Base Operating Costs shall be those costs incurred for the Building, Complex and Parcel during Calendar Year 1995.

6. With respect to calculating Tax Escalation from and after the Effective Date, Reference Page Paragraph (2)(3) of th Lease ("Base Real Estate Taxes") shall be amended to reflect tr the Base Real Estate Taxes shall be those Real Estate Taxes incurred for the Building, Complex and Parcel during Calendar Year 1995.

7. With respect to calculating Fuel, Utilities and Electric Cost Escalation from and after the Effective Date, Reference Page Paragraph (2)(C) of the Lease ("Base Utility and Energy Costs") shall be amended to reflect that the Base Utilit and Energy Costs shall be those costs determined by multiplying the Base Utility Rate (as hereinafter defined) by the usage incurred for the Building, Complex and Parcel during Calendar Year 1995.

8. From and after the Effective Date, Reference Page Paragraph (3) of the Lease ("Base Utility Rate") shall be amend to reflect that the Base Utility Rate shall be the rate in effe (including surcharges and/or adjustments) on March 1, 1995.

9. Notwithstanding anything contained herein to the contrary, calculations of Operating Cost Escalation, Tax Escalation, and Fuel, Utilities and Electric Cost Escalation fo: the period prior to the Effective Date shall remain as provided by the Lease prior to this Amendment.

10. From and after the Effective Date, Reference Page Paragraph (8) of the Lease shall be amended to reflect that Lessee's Electric Rent Inclusion Factor shall be Twenty-nine Thousand Fifty-one and 64/100 ($29,051.64) Dollars per annum.

11. From and after the Effective Date, Reference Page Paragraph (10) of the Lease shall be amended to reflect that Lessee's Percentage shall be 3.22(%) percent.

12. From and after the Effective Date, Reference Page Paragraph (12) of the Lease shall be amended to reflect that the total number of Lessee's parking spaces shall be seventy-six (76), of which thirty (30) shall be covered and forty-six (46) shall be uncovered.

13. Lessee and Lessor represent and warrant one to the other that Strategic Alliance Realty, Inc. and Grubb & Ellis Inc (the "Brokers") are the sole brokers with whom either party has negotiated in bringing about this Amendment, and Lessee and Lessor agree to indemnify and hold each other harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with any conduct inconsistent with the representations tendered by one to the other herein. Notwithstanding anything contained herein to the contrary, Lessee's indemnification of Lessor as provided in the immediately preceding sentence shall exclude any claims made by Edward S. Gordon Company.

14. As of the date hereof, Paragraph 57 of the Lease (Renewal Options) and Paragraph 58 of the Lease (Rent Concessior are hereby deleted in their entirety and shall be of no further force or effect.

15. From and after the Effective Date the following Paragraph shall be added to the Lease:

"57. **CANCELLATION OPTIONS** (A) Provided Lessee is not in default under any of the terms and provisions of this Lease, and notwithstanding anything contained in this Lease to the contrary, Lessee, at its option, may cancel and terminate this Lease effective as of

March 31, 1997 only (hereinafter referred to as the "Cancellation Date"), provided, as a condition of such cancellation and termination, Lessee (a) gives written notice to Lessor no later than September 30, 1996 of such cancellation and termination; and (b) pays to the Lessor, together with the cancellation notice, a sum equal to One Hundred Forty-six Thousand Six Hundred Ninety-eight and 78/100 ($146,698.78) Dollars. Should Lessee exercise the aforesaid cancellation option, Lessee hereby agrees to: (1) continue to perform all of the terms and conditions of the Lease until the Cancellation Date; (2) enter into a Surrender and Acceptance Agreement effective as of the Cancellation Date or, at Lessor's option, consent to the entry of a judgment immediately awarding possession of the Premises (to include the Additional Space) to Lessor with enforcement of said judgment stayed by its terms until the Cancellation Date; and (3) actually vacate the Premises (to include the Additional Space) broom clean and in good order and repair as required by the Lease on or before the Cancellation Date free and clear of liens, encumbrances and tenancies of any kind or nature failing which the provisions of Section 27 of this Lease shall apply. Upon Lessee's compliance with all of the terms and conditions of this Paragraph 57A Lessee shall be released from its obligations as contained in this Lease, as if said Cancellation Date were the scheduled expiration date of the Lease.

(B) Provided Lessee is not in default under any of the terms and provisions of this lease, and notwithstanding anything contained in this Lease to the contrary, Lessee, at its option, may cancel and terminate this Lease effective as of March 31, 1997 only <u>with respect to the Additional Space only</u> (hereinafter referred to as the "Partial Cancellation Date"), provided, as a condition of such partial cancellation and termination, Lessee (a) gives written notice to Lessor no later than September 30, 1996 of such cancellation and termination; and (b) pays to the Lessor, together with the cancellation notice, a sum equal to Fifty-six Thousand Eight Hundred Fifty-seven and 50/100 ($56,857.50) Dollars. Should Lessee exercise the aforesaid cancellation option, Lessee hereby agrees to: (1) continue to perform all of the terms and conditions of the Lease until (with respect to the Additional Space only) the Partial Cancellation Date; (2) enter into a Surrender and Acceptance Agreement for the Additional Space effective as of the Partial Cancellation Date or, at Lessor's option, consent to the entry of a judgment immediately awarding possession of the Additional Space to Lessor with enforcement of said judgment stayed by its terms until the Partial Cancellation Date; and (3) actually vacate the Additional Space broom clean and in good order and repair as required by the Lease on or before the Partial Cancellation Date free and clear of liens, encumbrances and tenancies of any kind or nature, failing which the provisions of Section 27 of this Lease shall apply. Upon Lessee's compliance with all of the terms and conditions of this Paragraph 57.B Lessor and Lessee agree that Lessee shall be released from its obligations as contained in this Lease with respect to the Additional Space only, as if said Partial Cancellation Date were the scheduled expiration date of the Lease with respect to the Additional Space. Should Lessee exercise the cancellation option contained in this Subsection (B), the description of

the Demised Premises, the Fixed Basic Rent, the Electric Rent Inclusion Factor, and Lessee's Percentage shall decrease accordingly.

(C) Notwithstanding anything contained herein to the contrary, in the event Lessee fails or elects not to exercise either of these cancellation options, then and in that event only, Lessor will reimburse Lessee for an additional Eight Thousand Nine Hundred Eighty-eight and 00/100 ($8,988.00) Dollars to be applied towards Lessee's actual planning and design fees, upon Lessor's receipt of bona fide paid invoices issued by Lessee's architect. In other words, if Lessee exercises either of these cancellation options, Lessor shall not be obligated to provide Lessee with the above-referenced Eight Thousand Nine Hundred Eighty-eight and 00/100 ($8,988.00) Dollars nor shall Lessee be entitled to any credit for such amount."

16. From and after the Effective Date, the following Paragraph shall be added to the Lease:

"58. **RIGHT OF FIRST OFFER.** Lessee shall have a continuing right of first offer throughout the Term and any renewal term to lease any space on the third (3rd) floor of the Building, which hereafter may become vacant and available, subject only to whatever prior rights as to said space exist in connection with the leasing of space in the Building to the tenants to whom said leases are granted. Lessor will advise the Lessee of the terms and conditions Lessor would be willing to accept with respect to said space, and Lessee shall have fifteen (15) days within which to respond to Lessor's offer, TIME HEREBY BEING MADE OF THE ESSENCE. Should Lessee decline Lessor's offer or fail to respond, then, and in such event, Lessor shall be free to lease said space to any other tenant upon substantially the same terms and conditions as that offered to Lessee; and thereafter, should said space again become available for leasing, Lessor shall reoffer such space to Lessee upon the terms and conditions herein described. Substantially, as used herein, shall mean terms not materially different or a rent of not more than five (5%) percent below the rent requested by Landlord of Tenant. Should Tenant accept Landlord's offer, the description of the Demised Premises, the Fixed Basic Rent, the Electric Rent Inclusion Factor, and Lessee's Percentage shall increase accordingly; and Lessee shall lose its right of cancellation pursuant to Paragraph 57 above.

17. From and after the Effective Date, the following Paragraph shall be added to the Lease:

"61. **RENEWAL OPTION.** Lessee is hereby granted an option to renew this Lease upon the following terms and conditions:

(A) At the time of the exercise of the option to renew and at the time of the said renewal, the Lessee shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

(B) Notice of the exercise of the option shall be sent to the Lessor in writing at least six (6) months before the expiration of the Term of this Lease, TIME HEREBY BEING MADE OF THE ESSENCE.

(C) The renewal term shall be for the term of five (5) years, to commence at the expiration of the Term of this Lease, and all of the terms and conditions of this Lease, other than the Fixed Basic Rent, shall apply during any such renewal term.

(D) The Annual Fixed Basic Rent to be paid during the renewal term shall not be less than that paid for the Premises during the last year of the original Term of the Lease (without regard to any temporary abatement of rent then in effect pursuant to the Lease provisions). However, if ninety-five (95%) percent of the fair rental value per square foot at the commencement of the renewal term shall exceed the rent as established in the preceding sentence, the Lessee shall pay ninety-five (95%) percent of such fair rental value. In determining the fair rental value, the Lessor shall notify Lessee of the fair rental value as established by Lessor. Should Lessee dispute Lessor's determination, then the Lessee shall be free to, at the Lessee's sole cost and expense, employ the services of an appraiser familiar with office buildings located within the Hackensack, New Jersey area comparable to the Building, who shall be a member of MAI and who shall render an appraisal. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association of Somerset, New Jersey to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building and in such event the judgment of a majority of the two appraisers and Lessor shall be final and binding upon the parties. The determination of fair rental value shall include a consideration of all relevant factors including but not limited to Base Operating Costs, Base Utility and Energy Costs and Base Real Estate Taxes. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay Lessor as of commencement of the renewal term, the Fixed Basic Rent as established by Lessor, subject to retroactive adjustment upon final determination of this issue.

(E) Notwithstanding any of the foregoing, if Lessee elects to exercise the renewal option with respect to only a portion of the Premises (as exists at the time set for the renewal notice), such election shall be subject to Lessor's evaluation, in Lessor's sole judgment, as to whether or not the portion not to be renewed is a rentable unit of space."

18. Lessee represents, warrants and covenants that Lessor is not in default under any of its obligations under the Lease and that, to the best of Lessee's knowledge, Lessee is not in default of any of its obligations under the Lease, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Lessor or Lessee thereunder.

19. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and except as otherwise provided in the

Lease as modified by this Amendment, their respective assigns. In the event of any conflict between the terms contained in th[e] Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

20. The submission of this Amendment for examination does not constitute a reservation of, or option for, the Additional Space, and this Amendment becomes effective only upon execution and delivery thereof by Lessor and Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals as of the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Amendment.

MOKRYNSKI & ASSOCIATES, INC. Lessee	RREEF USA FUND-I, a California Group Trust, Lessor
	BY: RREEF MANAGEMENT COMPANY, a California Corporation
By: [signature]	By: [signature]
Title: President	Title: District Manager
Dated: [illegible]	Dated: 5/9/95

dated May 9, 1995

Exhibit A to Fifth Amendment to Lease between RREEF USA Fund-I ("Landlord") and Mokrynski & Assoc., Inc. (Tenant)


floor:
03
N
CONTINENTAL PLAZA
401 HACKENSACK AVENUE
HACKENSACK, NJ
RENTAL / LEASE PLAN

Approx. 6,376 sf

This site plan is intended only to show the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add to or omit in whole or in part any structures, and/or improvements, and/or common areas and/or land area shown on this plan. All measurements and distances are approximate. This plan is not to be scaled.

Exhibit B to Lease Ammdment dated May 9, 1995, between RREEF USA FUND-I, A California Group Trust ("Lessor"), and MOKRYNSKI & ASSOCIATES, INC., A New Jersey Corporation ("Lessee").

MOKRYNSKI
TOWER I - 2ND FLOOR

Section A

Install 468 SF of sheetrock partition
Install three (3) new doors and bucks
Install three (3) door stops
Install three (3) 277 volt light switchs
Relocate lighting
Spackle sheetrock wall
Paint new sheetrock wall with two coats of Benjamine Moore paint
Install four (4) dedicated 110 volt duplex receptacles
Install 160 LF of Roppe base
Install one (1) new zone to control three (3) offices
Alter 2x2 ceiling tile to accommodate new construction
Relocate A/C diffusers
Dismantle and remove two (2) upper and lower kitchen units 8' long
Patch wall with vinyl wallcovering 9'x9'
Supply and install four (4) receptacles
Install building standard carpet and base in the lunch room #28
Install three (3) new lock sets

Section B

Cut 3/0 x 8/0 opening into existing wall
Patch two (2) 3/0 x 8/0 opening into existing wall
Alter 2x2 ceiling tile to accommodate the new construction
Install three (3) 277 volt light switch
Install 30 110 volt, 20 ampere receptacles
Relocate two (2) 2x4 parabolic fluorescent fixtures
Install five (5) quad 110 volt, 20 ampere receptacles
Install six (6) 110 volt, 20 ampere dedicated receptacles
Supply and install 20 LF of formica brand 30" wide counter top with supporting legs
Paint entire area with one coat of building standard paint
Install one (1) lock set for office doors
Construct 360 SF of sheetrock partitions
Install one (1) 3/0 x 8/0 oak pocket door
Relocate two (2) existing doors and bucks
Install one (1) 3/0 x 8/0 oak closet door with pole and shelf
Install 14 double coat hangers

Exhibit B to Lease Amendment dated May 9, 1995, between RREEF USA FUND-I, A California Group Trust ("Lessor"), and MOKRYNSKI & ASSOCIATES, INC., A New Jersey Corporation ("Lessee").

Install a security magnet with an electric eye and combination pad to enter
Demolish 225 SF of sheetrock partition
Construct approximately five (5) unpainted wood shelves in the storage room
Install one (1) front door bell with chimes
Install three (3) quad 110 volt, 20 ampere receptacles
Install two (2) 110 volt, 20 ampere receptacles
Install two (2) kitchen units removed from the 2nd floor
Remove carpet from the proposed lunch room and supply and install VCT
Install three (3) door stops

Relocate four (4) rooms of furniture
Relocate 32 cabinets
Relocate 12 desks
Dismantle portable partitions and transport them to the basement storage area
Provide 32 moving boxes for office material
All work is to be done during normal business hours

Additional labor, if requested by Tenant, will be billed at $45.00 per hour, per man

Initial

FOURTH LEASE MODIFICATION

THIS AGREEMENT made the 16 day of ~~August~~ September 1991, betwee RREEF USA FUND-I, a California Group Trust (hereinafter refer: to as "Lessor"), whose address is 401 Hackensack Avenue, Hackensack, New Jersey 07601; and MOKRYNSKI & ASSOCIATES, IN a New Jersey corporation (hereinafter referred to as "Lessee", with offices at 401 Hackensack Avenue, Hackensack, New Jersey 07601.

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a lease dated November 22, 1986, as modified on February 17, 1987, January 3 1990, and January 10, 1991 (hereinafter, collectively, referre to as the "Lease"), covering premises containing approximately 12,893 gross rentable square feet of space, consisting of approximately 12,612 gross rentable square feet on the second (2nd) floor and approximately 281 gross rentable square feet o the third (3rd) floor (hereinafter, collectively, referred to the "Premises"), in the building located at 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to the "Building"); and

WHEREAS, Lessor and Lessee desire to modify the Lease onl in the respects hereinafter stated.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, Lessor and Lessee do covenant and agree follows:

1. From and after March 1, 1992 (hereinafter referred t as the "Effective Date"), Lessee's Premises shall be reduced t 12,612 gross rentable square feet of space on the second (2nd) floor of the Building (hereinafter referred to as the "Reduced Premises"), and Lessee shall surrender and Lessor shall accept that portion of the Premises consisting of 281 gross rentable square feet on the third (3rd) floor in the condition required the Lease. The Reduced Premises is as shown on Exhibit A attached hereto and made a part hereof, on which the work to be performed by Lessor is described on Exhibit B attached hereto a made a part hereof, and Lessee's total square footage in Reference Page Paragraph (7) of the Lease is hereby modified to reflect 12,612 gross rentable square feet in lieu of 12,893 gro rentable square feet. In connection with the work to be performed by Lessor to the Reduced Premises, Lessee agrees to reasonably cooperate with Lessor in providing access to the Reduced Premises, upon execution hereof, so that Lessor may complete such work in a timely manner during Business Days and Building Hours. Lessor shall endeavor to minimize unreasonable interference with the operation of Lessee's business during the performance of such work.

2. The Term of the Lease is hereby extended an additiona five (5) years (herein referred to as the "Extended Term") so that the Lease shall now expire at 11:59 p.m. on February 28, 1997, and Reference Page Paragraphs (15) and (16) are hereby modified accordingly.

3. During the Extended Term, Lessee shall pay to Lessor Fixed Basic Rent in the amount of One Million Three Hundred Fifty-seven Thousand Six Hundred Eighty-one and 80/100 ($1,357,681.80) Dollars, which shall accrue at a Yearly Rate of Two Hundred Seventy-one Thousand Five Hundred Thirty-six and

36/100 ($271,536.36) Dollars, payable in advance on the first c of each calendar month in Monthly Installments of Twenty-two Thousand Six Hundred Twenty-eight and 03/100 ($22,628.03) Dolls each, except that a proportionately lesser sum may be paid for the first month following the Effective Date and the last month of the Term, if the Effective Date is on a day other than the first day of the month, and Reference Page Paragraph (9) of the Lease is hereby modified accordingly.

4. Reference Page Paragraph 2(A) is hereby modified to reflect that the Base Operating Costs during the Extended Tern shall be the average of those operating costs incurred during Calendar Years 1991 and 1992.

5. Reference Page Paragraph 2(B) is hereby modified to reflect that the Base Real Estate Taxes during the Extended Ter shall be the average of those real estate taxes incurred for th Building, Parcel and Complex during Calendar Years 1991 and 199

6. Reference Page Paragraph 2(C) is hereby modified to reflect that the Base Utility and Energy Costs during the Extended Term shall be the average of those utility and energy costs (including fuel surcharges and/or adjustments) incurred during Calendar Years 1991 and 1992.

7. Reference Page Paragraph (3) is hereby modified to reflect that the Base Rate for After-Hours Use during the Extended Term shall be the rate in effect (including fuel surcharges and/or adjustments) on January 1, 1991.

8. From and after the Effective Date, Reference Page Paragraph (8) of the Lease shall be amended to reflect that the Electric Rent Inclusion Factor shall be a total of Nineteen Thousand Two Hundred Ninety-six and 36/100 ($19,296.36) Dollars per annum.

9. From and after the Effective Date, Reference Page Paragraph (10) of the Lease shall be amended to reflect that Lessee's Percentage shall be decreased from 2.19(%) percent to 2.14(%) percent.

10. From and after the Space Effective Date, Reference Pag Paragraph (12) of the Lease shall be amended to reflect that Parking Spaces shall mean a total of fifty (50) spaces, eighteen (18) of which shall be covered and thirty-two (32) of which shal be uncovered.

11. From and after the Effective Date, Reference Page Paragraph (13) of the Lease shall be deemed modified to reflect that the Permitted Use shall be general office use and other use consistent with the type of occupancy in the Building and nothin else.

12. Upon execution of this Lease Modification, Lessee shal deposit with Lessor, a Security Deposit in the sum of Twenty Thousand and 00/100 ($20,000.00) Dollars by means of a clean commercial irrevocable "Evergreen" letter of credit, in form and substance satisfactory to Lessor, which letter of credit may not be cancelled without the issuing bank giving at least thirty (30 days' prior written notice to Lessor of its intention not to renew. In the event of Lessor's receipt of the aforesaid notice from the issuing bank or in the event of a default by Lessee, Lessor is authorized to negotiate the letter of credit and retai the cash proceeds as the Security Deposit for the balance of the

Extended Term. Notwithstanding anything contained herein to t contrary, upon the expiration of the Concession Period set for in Paragraph 28 herein, and provided that Lessee shall not the be in default, and further provided that Lessee shall not, pr: thereto, have been in default, Lessor shall return said letter credit to Lessee. Reference Page Paragraph (15) of the Lease shall be deemed modified accordingly to reflect the foregoing.

13. From and after the Effective Date, the following is hereby added at the end of Paragraph 6: "Lessor agrees not to unreasonably withhold its consent, provided Lessee's proposed alterations, additions or improvements do not affect any structural portions of the Building or any HVAC, plumbing, electrical or other Building system. If Lessor consents to any alteration, addition or improvement, it shall notify Lessee at the time such consent is given whether or not Lessor will requi such alteration, addition or improvement to be removed at the expiration or sooner termination of the Lease Term. In the eve Lessor will require removal, Lessee shall restore the Premises the condition required under Paragraph 5 hereof."

14. From and after the Effective Date, the following sentence is hereby added at the end of Paragraph 8(A) of the Lease: "Lessor shall notify Lessee of its decision to recapture the within Lease or to recapture said space within thirty (30) days of Lessor's receipt of the information required to be provided hereunder."

15. From and after the Effective Date, Paragraph 14 of th Lease shall be deemed modified to reflect that, wherever they shall appear, "five (5)" days shall be changed to "ten (10)" days, and "fifteen (15)" days shall be changed to "thirty (30)" days.

16. From and after the Effective Date, the following sentence is hereby added at the end of Paragraph 15 of the Lease "In addition, in the event of a default which results in the Lessor recovering possession of the Premises, Lessor will use reasonable efforts to relet the Premises in order to mitigate it damages, provided that Lessor shall retain the right, in the exercise of its reasonable business judgment, to approve any tenant and determine the reasonable terms and conditions of any lease, including, but not limited to, rent and length of term. Notwithstanding the foregoing, Lessor shall not be obligated to display the Premises to prospective tenants if Lessor has premises comparable to the Demised Premises available in the Complex. However, if prospective tenants do not find such comparable premises suitable, Lessor agrees that it will then display the Premises to the prospective tenants."

17. From and after the Effective Date, Paragraph 16 of the Lease shall be modified to reflect that Lessor represents there is no mortgage currently in effect with respect to the Building. Lessor agrees to request, from the holder of any first mortgage which may hereafter affect the Building, a non-disturbance agreement for the benefit of Lessee, but this Lease is not conditioned upon the same being granted, and any charges assesse by the holder of such mortgage in connection with the obtaining of the aforesaid non-disturbance agreement shall be paid by Lessee.

18. From and after the Effective Date, Paragraph 21(B) of the Lease shall be deemed modified to reflect that the following shall represent the HVAC design specifications applicable to the

Premises: A multi-temp hot water perimeter heating system wi: be provided. This system is designed to maintain, within tolerances normal in first-class office buildings, interior sp conditions of 72 Fahrenheit dry bulb when the outside temperature is 95 Fahrenheit, provided that (i) in any given room or area of the Premises, the occupancy does not exceed on (1) person for each 100 square feet, and (ii) the total connec electrical load in the Premises for all equipment purposes doe not exceed three watts per usable square foot. During the heating season, the system will be capable of maintaining a minimum temperature of 72 Fahrenheit dry bulb when the outsid temperature is 0 Fahrenheit and the wind velocity is fifteen miles per hour. VAV air supply distribution is based on a perimeter zone of 500 square feet and interior zones of 1,000 square feet. This system is designed to use a minimum of ten (10%) percent of outside air, and operates at a minimum of 20,(CFM's per floor.

19. From and after the Effective Date, Paragraph 24 of th Lease shall be deemed modified to reflect that Lessor shall not be entitled to retroactively charge Lessee for increases in electrical energy usage to the Premises beyond one (1) year following the date of any electrical survey. The foregoing limitation shall not apply to increases in electrical energy costs resulting from an increase in the Electrical Rates or the addition or substitution of electric equipment by Lessee.

20. From and after the Effective Date, Paragraph 27 of th Lease is hereby modified to reflect that the monthly basic rent to be paid by Lessee for the first three (3) months of any holdover tenancy shall be equal to one hundred fifty (150%) percent of the fair rental value of the Premises as of the expiration of the Term, and for the succeeding three (3) month period, the monthly basic rental shall be equal to one hundred seventy-five (175%) percent of such fair rental value. The monthly basic rental during any holdover tenancy beyond said si (6) month period shall be as provided for pursuant to N.J.S.A. 2A:42-6.

21. Upon execution of this Lease Modification, Paragraph : of the Lease shall be deleted in its entirety and replaced with the following:

> "29. LESSOR'S WORK - LESSEE'S DRAWINGS. (A) Lessor agrees that, at Lessor's expense, prior to the commencement of the Effective Date as to the Reduced Premises, it will do substantially all of the work in accordance with Exhibit B attached hereto and made a part hereof.
>
> (B) Lessee will timely supply such drawings and information to Lessor as set forth in Exhibit B. Any delay occasioned by Lessee's failure to timely supply such drawings and information shall not delay the Effective Date, and Lessee's obligations hereunder and the same shall commence on the date the Reduced Premises would have been delivered to Lessee but for Lessee's delay.
>
> (C) The Effective Date shall occur when Lessor has done substantially all of the work to be done by Lessor in accordance with Exhibit B unless Lessor has been precluded from completing said work as a result of Lessee's acts or omissions including but

not limited to its failure to comply with (B) above. Occupancy by Lessee or the delivery of a Certificate of Occupancy (temporary or permanent) by Lessor (if required pursuant to local law) shall be prima facie evidence that Lessor has done substantially all of the work."

22. From and after the Effective Date, Paragraph 31 of t: Lease shall be modified to reflect that Lessee shall not be charged a Late Charge the first time Lessee is late during eacl Lease Year of the Term until Lessee, as to such time each Lease Year, is given five (5) days' notice and an opportunity to cure said nonpayment within said notice period and fails to cure sa: nonpayment within said time.

23. From and after the Effective Date, Paragraph 56 of th Lease ("Additional Space Options") is hereby deleted in its entirety and replaced with the following:

"56. **RIGHT OF FIRST OFFER.** Provided Lessee is not in default under the terms of the Lease and is in possession of the Premises pursuant to the Lease, Lessee shall have a right of first offer to lease any space which becomes available on the second (2nd) floor of the Building and 500 gross rentable square feet of storage space on the lower lobby of the Building (hereinafter the "First Offer Space") subsequent to the Effective Date, subject to any rights heretofore existing with respect to such First Offer Space, and subject further to any extension by existing tenant(s) in the First Offer Space.

Lessor will advise Lessee in writing of the terms and conditions Lessor would be willing to accept with respect to the leasing of the First Offer Space (which, as to the storage space, shall include Fixed Basic Rent at the rate of Twelve and 50/100 ($12.50) Dollars per gross rentable square foot), and Lessee shall have ten (10) days from the receipt of Lessor's written notice within which to accept Lessor's offer. Should Lessee decline Lessor's offer or fail to respond, then, and in such event, Lessee shall lose any prospective rights as to the leasing of the First Offer Space, and Lessor shall be free to lease the First Offer Space to any other tenant upon substantially similar terms, but at a Fixed Basic Rent no less than ten (10%) percent less than that quoted to Lessee. Any downward deviation beyond said ten (10%) percent will necessitate a re-offer to Lessee, upon the terms and conditions contained in this Paragraph 56."

24. From and after the Effective Date, Paragraph 57 of the Lease ("Renewal Option") is hereby deleted in its entirety and replaced with the following:

"57. **RENEWAL OPTIONS.** The Lessee is hereby granted two (2) options to renew this Lease upon the following terms and conditions:

(A) At the time of the exercise of each option to renew and at the time of the said renewal, the Lessee shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

(B) Tentative notice of the exercise of the first option shall be sent to the Lessor in writing at least twelve (12) months before the expiration of the Extended Term, and tentative notice of the second option shall be sent to the Lessor in writing at least twelve (12) months before the expiration of the first renewal term.

(C) The renewal terms shall be for the term of five (5) years each, the first renewal term to commence at the expiration of the Extended Term, and the second renewal term to commence at the expiration of the first renewal term, and all of the terms and conditions of this Lease, other than the Fixed Basic Rent, shall apply during any such renewal terms.

(D) In the event Lessee duly sends a notice of the tentative exercise of the first option to renew, Lessor shall, within thirty (30) days following such exercise, notify Lessee in writing of the Yearly Rate to be paid during the first renewal term, which rental shall be ninety-five (95%) percent of the fair rental value as of the commencement of the first renewal term, as established by Lessor; and in the event Lessee duly sends a notice of the tentative exercise of the second option to renew, Lessor shall, within thirty (30) days following such exercise, notify Lessee in writing of the Yearly Rate to be paid during the second renewal term, which rental shall be ninety-five (95%) percent of the fair rental value as of the commencement of the second renewal term, as established by Lessor. Lessee shall then have the option, exercisable only within the thirty (30) day period following the giving of such notification by Lessor with respect to either the first renewal term or the second renewal term, as the case may be, to either rescind its election to renew the Lease or to dispute Lessor's determination. If Lessee elects to dispute Lessor's determination, then the Lessee shall be free to, at the Lessee's sole cost and expense, employ the services of an appraiser familiar with office buildings located within the Hackensack, New Jersey area comparable to the Building, who shall also be a member of MAI, to render an appraisal. The election to dispute Lessor's determination shall be deemed to have been duly exercised only if an appraiser selected in accordance with the terms and conditions of the immediately preceding sentence submits his determination of fair rental value to Lessor, in writing, within the aforementioned thirty (30) day period. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association of Somerset, New Jersey to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building and in such event the judgment of a majority of the two appraisers and Lessor shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay Lessor as of the commencement of the renewal term in question, the Fixed Basic Rent as established by Lessor, subject to adjustment upon final

determination of this issue. Notwithstanding anything to the contrary, the Yearly Rate to be paid during the first renewal term shall not be less than that paid for the Premises during the Extended Term (without regard to any temporary abatement of rent then in effect pursuant to the Lease provisions), and the Yearly Rate to be paid during the second renewal term shall not be less than that paid for the Premises during the first renewal term (without regard to any temporary abatement of rent then in effect pursuant to the Lease provisions)."

25. From and after the Effective Date, the following paragraph is hereby added to the Lease:

"58. **RENT CONCESSION.** Provided Lessee is not in default and notwithstanding anything contained herein to the contrary, Lessee shall be entitled to a Fixed Basic Rent abatement in the amount of Twenty-one Thousand Twenty and 00/100 ($21,020.00) Dollars per month, up to an aggregate total amount of Sixty-three Thousand Sixty and 00/100 ($63,060.00) Dollars, said concession to be applied against the Monthly Installments due pursuant to this Lease for the first three (3) months of the Extended Term (herein "Concession Period"). The entire Fixed Basic Rent otherwise due and payable during the Concession Period shall become immediately due and payable to the Lessor upon the occurrence of an event of default under the Lease."

26. Upon execution of this Lease Modification, the following paragraph is hereby added to the Lease:

"59. **BROKER FOR EXTENDED TERM.** Lessee and Lessor represent and warrant one to the other that WM. A. WHITE/GRUBB & ELLIS INC. and EDWARD S. GORDON & COMPANY were the sole brokers with whom either party has negotiated in bringing about this Lease Modification, and Lessee and Lessor agree to indemnify and hold each other and Lessor's mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with any conduct inconsistent with the representations tendered by one to the other herein. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction."

27. Upon execution of this Lease Modification, the following paragraph is hereby added to the Lease:

"60. **ESTOPPEL.** Lessee hereby covenants, represents and warrants to Lessor that (i) Lessor is not in default under the Lease; (ii) the Lease, except as set forth herein, constitutes the entire agreement between Lessor and Lessee with respect to the Premises; and (iii) Lessee has no causes of action, defenses, setoffs, claims or demands whatsoever, at law or in equity, against Lessor as of the date hereof, before, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to this day, with respect to the Lease or the Premises."

28. Upon execution of this Lease Modification, the following paragraph is hereby added to the Lease:

"61. **ENVIRONMENTAL.** Lessee acknowledges the existence of environmental laws, rules and regulations, including but not limited to the provisions of ECRA, as hereinafter defined. Lessee shall comply with any and all such laws, rules and regulations. Lessee represents to Lessor that Lessee's Standard Industrial Classification (SIC) Number as designated in the Standard Industrial Classification Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States will not subject the Premises to ECRA applicability. Any change by Lessee to an operation with an SIC Number subject to ECRA shall require Lessor's written consent. Any such proposed change shall be sent in writing to Lessor sixty (60) days prior to the proposed change. Lessor, at its sole option, may deny consent.

Lessee hereby agrees to execute such documents as Lessor reasonably deems necessary and to make such applications as Lessor reasonably requires to assure compliance with ECRA. Lessee shall bear all costs and expenses incurred by Lessor associated with any required ECRA compliance resulting from Lessee's use of the Demised Premises including but not limited to state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses. As used in this Lease, ECRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Lessor. Lessee agrees to indemnify and hold Lessor harmless from any violation of ECRA occasioned by Lessee's use of the Demised Premises. The Lessee shall immediately provide the Lessor with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Lessee's compliance and the requirements of the New Jersey Department of Environmental Protection ("NJDEP") under ECRA as they are issued or received by the Lessee.

Notwithstanding anything contained herein to the contrary, Lessee shall have no responsibility for any cost or expense either directly or as an Operating Cost for any Hazardous Substance or regulated environmental condition existing at the Complex, Building or Parcel prior to the Commencement Date of the Lease or as a result of any Hazardous Substance determined to have been generated or disposed of by Lessor at the Complex, Building or Parcel. In the event Lessor incurs any cost or expense for any Hazardous Substance or regulated environmental condition at the Complex, Building or Parcel, and such cost or expense results from the actions of a party other than Lessor or Lessee, Lessee shall be responsible, as an Operating Cost, for Lessee's Percentage of such cost or expense.

Lessee agrees not to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise permit to be present on or about the Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical," "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 et seq. ("ECRA"), the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b, et seq., any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Lessee but shall thereafter be deemed to be a Hazardous Substance.

In the event Lessee fails to comply with ECRA as stated in this Section as of the termination or sooner expiration of the Lease and as a consequence thereof Lessor is unable to rent the Demised Premises, then the Lessor shall treat the Lessee as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against the Lessee provided by law in that situation including a monthly rental of two hundred (200%) percent of the Monthly Installment of Term Basic Rent for the last month of the Term of this Lease or any renewal term, payable in advance on the first day of each month, until such time as Lessee provides Lessor with a negative declaration or confirmation that any required clean-up plan has been successfully completed.

Lessee agrees to indemnify and hold harmless the Lessor and each mortgagee of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by the Lessor or any such mortgagee or threatened against the Lessor or such mortgagee, relating to or arising out of any breach by Lessee of the undertakings set forth in this Section, said indemnity to survive the Lease expiration or sooner termination."

29. All capitalized terms used herein shall, unless otherwise provided, have the same meaning ascribed to them in th Lease.

30. Except as modified herein, the Lease covering the Premises shall remain in full force and effect, and Lessor and Lessee shall be bound by all of the terms and conditions thereof

31. The submission of this Agreement for examination does not constitute a reservation of, or option for, the Premises, an

this Agreement becomes effective only upon execution and deliv[ery] thereof by Lessor and Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written, a[nd] acknowledge the one to the other that they possess the requisit[e] authority to enter into this transaction and to sign this Agreement.

MOKRYNSKI & ASSOCIATES, INC., Lessee	RREEF USA FUND-I, A California Group Trust, Lessor
	By: RREEF MANAGEMENT CO., A Calif. Corp.
By: ____________	By: ____________
Title: ____________	Title: ____________
Dated: ____________	Dated: ____________

EXHIBIT A



0203
MOKRYNSKI & ASSOCIATES
WOMEN
MEN
STAIR
ELEVATOR LOBBY
EQUIPMENT
floor:
N
CONTINENTAL PLAZA
RENTAL / LEASE PLAN

EXHIBIT B

RREEF

The RREEF Funds

Robert W. Hackett
General Manager

September 6, 1991

Mr. Joseph Lagomarsino
Vice President, Accounting
Mokrynski & Associates
401 Hackensack Avenue
Hackensack, NJ 07601

Dear Joe:

This will confirm our conversation regarding the work you require as part of the Fourth Lease Modification. The work will include the following standard items:

1. Recarpet all areas with your color selection(s).

2. Repaint all areas with your color selection(s); excluding the hallways, conference room and the five (5) offices we discussed which will receive a vinyl wall covering of your selection.

3. Install additional lighting and/or modify existing lighting to provide adequate light for your employees.

4. Install shelving in the 500 square feet of storage located in the lower lobby.

5. Demolish a wall and window; add a new wall and interior office door in its place to create an office in the original 1,469 square feet expansion space.

Additionally, we commit to modify and adjust your heating, ventilation and air conditioning in those areas we discussed on Tuesday, August 27, 1991. This commitment extends beyond the work we will be doing in conjunction with the Lease Modification. As discussed, we plan to begin your tenant work by mid-November with a completion date of December 31, 1991. We will coordinate all work with you so as not to disrupt your operation.

Continental Plaza
401 Hackensack Avenue, 7th Floor
Hackensack, NJ 07601
(201) 488-[illegible]

FAX (201) 488-[illegible]

We thank you for remaining a tenant at Continental Plaza and look forward to continuing the positive relationship we have established.

Sincerely yours,

Robert W. Hackett
General Manager

RWH/seb

LEASE MODIFICATION

THIS AGREEMENT made the 15th day of ~~December~~ January 1991 between RREEF USA FUND-I, a California Group Trust (hereinafter referred to as "Lessor"), whose address is 401 Hackensack Avenue Hackensack, New Jersey 07601; and MOKRYNSKI & ASSOCIATES, INC., a New Jersey corporation (hereinafter referred to as "Lessee") with offices at 401 Hackensack Avenue, Hackensack, New Jersey 07601.

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a lease dated November 22, 1986, as modified on February 17, 1987 and January 31, 1990 (hereinafter, collectively, referred to as the "Lease"), covering premises containing a total of approximately 11,424 gross rentable square feet of space, consisting of approximately 11,143 gross rentable square feet on the second (2nd) floor and approximately 281 gross rentable square feet on the third (3rd) floor (hereinafter referred to as the "Premises"), in the building located at 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as the "Building"); and

WHEREAS, Lessor and Lessee now wish to further modify the above-described Lease.

NOW, THEREFORE, Lessor and Lessee agree as follows:

1. Lessee hereby leases from Lessor, through the remainder of the Lease Term, an additional 1,469 gross rentable square feet of space on the second (2nd) floor of the Building (hereinafter referred to as the "Additional Space"), as shown on Exhibit A attached hereto and made a part hereof, which Additional Space is currently occupied by Levy Advertising Associates, Inc. ("Levy") and is to become available for occupancy by Lessee on January 1, 1991 (hereinafter referred to as the "Effective Date") and Reference Page Paragraph (7) of the Lease shall be amended to reflect 12,893 gross rentable square feet in lieu of 11,424 gross rentable square feet. Lessee hereby acknowledges to Lessor that Lessee is leasing the Additional Space in its "AS IS" condition, except for the work to be performed in accordance with Exhibit B attached hereto and made a part hereof.

2. From and after the Effective Date, Lessee shall pay to Lessor during the remainder of the Term, Fixed Basic Rent at the Yearly Rate of Two Hundred Sixty-nine Thousand Six Hundred Forty-two and 28/100 ($269,642.28) Dollars, payable in advance on the first day of each calendar month in Monthly Installments of Twenty-two Thousand Four Hundred Seventy and 19/100 ($22,470.19) Dollars each, except that a proportionately lesser sum may be paid for the first month following the Effective Date and the last month of the Term if the Effective Date is on a day other than the first day of the month, and Reference Page Paragraph (9) of the Lease shall be deemed modified accordingly. Lessor acknowledges receipt from Lessee of the sum of Two Thousand and 00/100 ($2,000.00) Dollars, by check, subject to collection, which shall be applied by Lessor to Fixed Basic Rent for the Additional Space for the first month following the Effective Date.

3. From and after the Effective Date, Reference Page Paragraph (8) of the Lease shall be amended to reflect that

Lessee's Electric Rent Inclusion Factor shall be increased from Eleven Thousand Four Hundred Twenty-four and 00/100 ($11,424.00) Dollars to Seventeen Thousand Twenty-one and 76/100 ($17,021.76) Dollars. Lessor and Lessee acknowledge that this Electric Rent Inclusion Factor is based solely on the number of square feet Lessee occupied prior to the Effective Date of this Lease Modification and that there shall be no Electric Rent Inclusion Factor for the Additional Space, through the remainder of the initial Lease Term. Lessor and Lessee further agree that, upon any subsequent renewal or extension of the Lease, if such renewal or extension shall be for space which includes all or any portion of the Additional Space, the Electric Rent Inclusion Factor for such Additional Space shall be the greater of (i) the Electric Rent Inclusion Factor then being charged to tenants entering into leases at the Complex at that time, or (ii) One and 00/100 ($1.00) Dollar per square foot per Lease Year.

4. From and after the Effective Date, Reference Page Paragraph (10) of the Lease shall be amended to reflect that Lessee's Percentage shall be increased from 1.94(%) percent to 2.19(%) percent.

5. From and after the Effective Date, Reference Page Paragraph (12) of the Lease shall be amended to reflect that Lessee's total number of parking spaces shall be fifty-two (52), ten (10) of which shall be covered and forty-two (42) of which shall be uncovered.

6. This Agreement is expressly conditioned upon the execution of a surrender and acceptance agreement between Lessor and Levy with respect to the Additional Space, on terms and conditions satisfactory to Lessor in Lessor's sole discretion, on or before the Effective Date, failing which this Agreement shall be deemed null and void and of no further force or effect without obligation or liability of either party.

7. Except as modified herein, the Lease covering the Premises shall remain in full force and effect, and Lessor and Lessee shall be bound by all of the terms and conditions thereof.

8. The submission of this Agreement for examination does not constitute a reservation of, or option for, the Additional Space, and this Agreement becomes effective only upon execution and delivery thereof by Lessor and Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

MOKRYNSKI & ASSOCIATES, INC., Lessee	RREEF USA FUND-I, A California Group Trust, Lessor
	By: RREEF MANAGEMENT CO., A Calif. Corp.
By: [signature]	By: [signature]
Title: [signature]	Title: General Manager
Dated: 1/4/91	Dated: 1/10/91

rreef\continen\nokryn.1m
12820\16480\KL\sa

1/19/90

LEASE MODIFICATION

THIS AGREEMENT, made the 31st day of January 1990, between RREEF USA FUND-I, a California Group Trust, with offices at 411 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessor"); and MOKRYNSKI & ASSOCIATES, INC., a New Jersey corporation, with offices at 401 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter referred to as "Lessee").

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a lease dated November 22, 1986, as modified on February 17, 1987 (hereinafter collectively referred to as the "Lease"), covering premises containing approximately 11,143 gross rentable square feet of space on the second (2nd) floor, and approximately 1,994 gross rentable square feet on the third (3rd) floor, for a total of approximately 13,137 gross rentable square feet (hereinafter collectively referred to as the "Premises"), in the building located at 401 Hackensack Avenue, Hackensack, New Jersey (hereinafter referred to as the "Building"); and

WHEREAS, Lessee, as sublessor therein, entered into a sublease agreement dated November 6, 1987 (hereinafter the "Sublease") with Symbol Technologies, Inc. (hereinafter "Symbol"), as sublessee therein, respecting a portion of the Premises, or approximately 1,713 gross rentable square feet of space on the third (3rd) floor of the Building (hereinafter the "Subleased Premises"); and

WHEREAS, Symbol is presently negotiating with Lessor to lease approximately 3,019 gross rentable square feet on the sixth (6th) floor of the Building (hereinafter the "Proposed Lease"), which Proposed Lease is contingent upon Lessee entering into a surrender and acceptance agreement with Symbol to release Symbol from any and all of its obligations in connection with the Sublease; and

WHEREAS, Lessor and Lessee now wish to further modify the above-described Lease.

NOW, THEREFORE, Lessor and Lessee agree as follows:

1. From and after the date on which Symbol vacates the Subleased Premises, which date is estimated to be on or about February 28, 1990 (hereinafter referred to as the "Effective Date"), Lessee's Premises shall be reduced to a total of approximately 11,424 gross rentable square feet of space, which reduction reflects the deletion of the Subleased Premises, now to consist of approximately 11,143 gross rentable square feet of space on the second (2nd) floor, and approximately 281 gross rentable square feet on the third (3rd) floor, for a total of approximately 11,424 gross rentable square feet in the Building (hereinafter referred to as the "Reduced Premises"), which space is as shown on Exhibit A attached hereto and made a part hereof, and Reference Page Paragraph (7) of the Lease shall be deemed modified accordingly.

2. om and after the Effecti.. Date, Lessee shall pay to Lessor during the remainder of the Term, Fixed Basic Rent at a Yearly Rate of Two Hundred Forty Thousand Forty-four and 50/100 ($240,044.50) Dollars, payable in advance on the first day of each calendar month in Monthly Installments of Twenty Thousand Three and 71/100 ($20,003.71) Dollars each, except that a proportionately lesser sum may be paid for the first month following the Effective Date and the last month of the Term if the Effective Date is on a day other than the first day of the month, and Reference Page Paragraph (9) of the Lease shall be deemed modified accordingly.

3. From and after the Effective Date, Reference Page Paragraph (8) of the Lease shall be amended to reflect that Lessee's Electric Rent Inclusion Factor shall be decreased from Thirteen Thousand One Hundred Thirty-seven and 00/100 ($13,137.00) Dollars to Eleven Thousand Four Hundred Twenty-four and 00/100 ($11,424.00) Dollars.

4. From and after the Effective Date, Reference Page Paragraph (10) of the Lease shall be amended to reflect that Lessee's Percentage shall be decreased from 2.23(%) percent to 1.94(%) percent.

5. From and after the Effective Date, Reference Page Paragraph (12) of the Lease shall be amended to reflect that Lessee's total number of parking spaces shall be forty-six (46), thirty-seven (37) of which shall be covered, and nine (9) of which shall be uncovered.

6. This Agreement is expressly conditioned upon the execution by all parties of the Proposed Lease on or before the Effective Date, failing which Lessee shall retain any and all obligations of the Lease with respect to the entire Premises.

7. Except as modified herein, the Lease covering the Premises shall remain in full force and effect, and Lessor and Lessee shall be bound by all of the terms and conditions thereof.

8. The submission of this Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Agreement becomes effective only upon execution and delivery thereof by Lessor and Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written, and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

MOKRYNSKI & ASSOCIATES, INC., a New Jersey corporation, Lessee

By: [signature]

Title: V.P. Finance

Dated: 1/31/90

RREEF USA FUND-I, A California Group Trust, Lessor

BY ITS AGENT: RREEF MANAGEMENT CO., A Calif. Corp.

By: [signature]

Title: General Manager

Dated: 2/1/90

LAW OFFICES
DOLLINGER
DOLLINGER, P.A.

rreef/re/lease
mods/mokrynski
12820/16480/RSW/sa/sa

2/6/87

LEASE MODIFICATION

THIS AGREEMENT made the 17 day of Feb 1987, between RREEF USA FUND-I, A California Group Trust (hereinafte referred to as "Lessor"), whose address is 411 Hackensack Avenue, Hackensack, New Jersey 07601; and MOKRYNSKI & ASSOCIATES, INC., a New Jersey corporation (hereinafter referr to as "Lessee"), with offices at 401 Hackensack Avenue, Hackensack, New Jersey 07601.

W I T N E S S E T H:

WHEREAS, Lessor and Lessee entered into a lease date November 22, 1986 (hereinafter referred to as the "Lease"), covering premises containing approximately 11,143 gross rentab square feet of space on the second (2nd) floor (hereinafter referred to as the "Premises") in the building located at 401 Hackensack Avenue, Hackensack, New Jersey (hereinafter referre to as the "Building"); and

WHEREAS, Lessor and Lessee now wish to modify the above-described Lease.

NOW, THEREFORE, Lessor and Lessee agree as follows:

1. From and after April 15, 1987 (hereinafter referred to as the "Commencement Date") through the remainder the Lease Term, Lessee hereby leases from Lessor an additional 1,994 gross rentable square feet on the third (3rd) floor of t Building, in its "AS IS" condition, except for work to be performed in accordance with Exhibit C attached hereto and mad a part hereof (hereinafter referred to as "Additional Space"), and Lessee's total square footage in Paragraph 1 of the Lease shall be amended to reflect 13,137 gross rentable square feet lieu of 11,143 gross rentable square feet.

1,379,011.10 2. From and after the Commencement Date, Lessee shall pay to Lessor during the term basic rent in the amount o ~~One Million~~ Three Hundred Thirty-eight Thousand Two Hundred ~~Twenty-four and 30/100 ($1,338,224.30)~~ ~~Dollars~~, which shall accrue at an annual rate of Two Hundred Seventy-six Thousand Eight Hundred Seventy-four and 00/100 ($276,874.00) Dollars, payable in advance on the first day of each calendar month in installments of Twenty-three Thousand Seventy-two and 83/100 ($23,072.83) Dollars each, except that a proportionately lesse sum may be paid for the first and last months of the term of th Lease if the term commences on a day other than the first day the month and Reference Page Paragraph (9) and Paragraph 3 of the Lease shall be deemed modified accordingly.

3. From and after the Commencement Date, Reference Page Paragraph (8) of the Lease shall be amended to reflect th Lessee's Electric Rent Inclusion Factor shall be increased fro Eleven Thousand One Hundred Forty-three and 00/100 ($11,143.00 to Thirteen Thousand One Hundred Thirty-seven and 00/100 ($13,137.00) Dollars.

LAW OFFICES
MARTIN E. DOLLINGER P.A.

2/6/87

4. From and after the Commencement Date, Refere[...] Page Paragraph (10) of the Lease shall be amended to reflec[...] that Lessee's Percentage proportionate share shall be incre[...] from 1.89(%) percent to 2.23(%) percent.

5. From and after the Commencement Date, Refere[...] Page Paragraph (12) of the Lease shall be amended to reflec[...] that Lessee's total number of parking spaces shall be sixty-seven (67), fifty-five (55) of which shall be covered, and twelve (12) of which shall be uncovered.

6. Except as modified herein, the Lease covering Premises dated November 22, 1986 shall remain in full force [...] effect, and Lessor and Lessee shall be bound by all of the t[...] and conditions thereof.

7. The submission of this Agreement for examinat[...] does not constitute a reservation of, or option for, the Premises, and this Agreement becomes effective only upon execution and delivery thereof by Lessor and Lessee.

IN WITNESS WHEREOF, Lessor and Lessee have hereunt[...] set their hands and seals the date and year first above writ[...] and acknowledge the one to the other that they possess the requisite authority to enter into this transaction and to si[...] this Agreement.

MOKRYNSKI & ASSOCIATES, INC., Lessee	RREEF USA FUND-I, A California G[...] Trust, Lessor
	BY: RREEF MANAGEMENT COMPANY, a California corporation
By: [signature]	By: [signature]
Title: President	Title: Regional Manage[...]
Dated: Feb 17 1987	Dated: Feb 17, 1987

LAW OFFICES
MARTIN E DOLLINGER P.A.
[illegible]
ROCHELLE PARK N.J. 07662
[illegible]

rreef/re/lease
mods/mokrynski
12820/16480/sa/ad/es

LEASE AGREEMENT

BY AND BETWEEN

RREEF USA FUND-I, A California Group Trust, Lessor

- AND -

MOKRYNSKI & ASSOCIATES, INC., Lessee

DATED: Nov 22, 1990

TABLE OF CONTENTS

PARAGRAPH	DESCRIPTION	PAGE
	TABLE OF CONTENTS	i-ii
	REFERENCE PAGE	1-2
1	DESCRIPTION	3
2	TERM	3
3	BASIC RENT	3
4	USE AND OCCUPANCY	3
5	CARE AND REPAIR OF PREMISES	3-4
6	ALTERATIONS, ADDITIONS OR IMPROVEMENTS	4
7	ACTIVITIES INCREASING FIRE INSURANCE RATES	4
8	ASSIGNMENT AND SUBLEASE	4-7
9	COMPLIANCE WITH RULES AND REGULATIONS	7
10	DAMAGES TO BUILDING	7-8
11	WAIVER OF SUBROGATION	8
12	EMINENT DOMAIN	8
13	INSOLVENCY OF LESSEE	8
14	LESSOR'S REMEDIES ON DEFAULT	8-9
15	DEFICIENCY	9-10
16	SUBORDINATION OF LEASE	10
17	SECURITY DEPOSIT	10-11
18	RIGHT TO CURE LESSEE'S BREACH	11
19	MECHANIC'S LIENS	11
20	RIGHT TO INSPECT AND REPAIR	11
21	SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION	12
22	AFTER-HOURS USE	12-13
23	INTERRUPTION OF SERVICES OR USE	13
24	ELECTRICITY	13-16
25	ADDITIONAL RENT	16-20
26	LESSEE'S ESTOPPEL	20
27	HOLDOVER TENANCY	20-21
28	RIGHT TO SHOW PREMISES	21
29	LESSOR'S WORK - LESSEE'S DRAWINGS	21
30	WAIVER OF TRIAL BY JURY	21
31	LATE CHARGE	21-22
32	LESSEE'S INSURANCE	22
33	NO OTHER REPRESENTATIONS	22
34	QUIET ENJOYMENT	22
35	INDEMNITY	22-23
36	PARAGRAPH HEADINGS	23
37	APPLICABILITY TO HEIRS AND ASSIGNS	23
38	PARKING	23-24
39	LESSOR'S LIABILITY FOR LOSS OF PROPERTY	24
40	PARTIAL INVALIDITY	24
41	COMMISSION	24
42	RECORDATION	24
43	NO OPTION	24
44	DEFINITIONS	24-26
45	LEASE COMMENCEMENT	26
46	NOTICES	26
47	ACCORD AND SATISFACTION	26
48	EFFECT OF WAIVERS	26-27
49	LESSOR'S RESERVED RIGHT	27
50	ERISA REPRESENTATION	27

TABLE OF CONTENTS
(Cont'd)

PARAGRAPH	DESCRIPTION	PAGE
51	CORPORATE AUTHORITY	27
52	NUMBER AND GENDER	27
53	LIMITATION OF LESSOR'S LIABILITY	27-28
54	LESSEE RESTRICTION	28
55	RENT CONCESSION	28
56	ADDITIONAL SPACE OPTION	28-29
57	RENEWAL OPTION	29-30
	SIGNATURE PAGE	30

The following Exhibits attached to this Lease are incorporated herein and made a part hereof:

Exhibit A Premises
Exhibit A-1 Parcel
Exhibit B Rules and Regulations
Exhibit C Workletter

LEASE, made the ___ day of ________ 1986, between RREEF USA FUND-I, A California Group Trust, whose address is 411 Hackensack Avenue, Hackensack, New Jersey 07601 (hereinafter called "Lessor"); and MOKRYNSKI & ASSOCIATES, INC., a New Jersey corporation, whose address is 100 Union Avenue, Cresskill, New Jersey 07626 (hereinafter called "Lessee").

REFERENCE PAGE

CONTINENTAL PLAZA

BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

(1) **Additional Rent:** All sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of this Lease.

(2) **Base Period Costs:** As to the following:

(A) **Base Operating Costs:** Those costs incurred during Calendar Year 1986.

(B) **Base Real Estate Taxes:** Those Real Estate Taxes incurred for the Building and Parcel during Calendar Year 1986.

(C) **Base Utility and Energy Costs:** Those costs (including fuel surcharges and/or adjustments) incurred during Calendar Year 1986 multiplied by the average of the rates in effect during September 1985 through August 1986.

(3) **Base Rate for After-Hours Use:** The average of the rates in effect (including fuel surcharges and/or adjustments) during September 1985 through August 1986.

(4) **Broker:** Wm. A. White/Tishman East, Inc.

(5) **Building:** 401 Hackensack Avenue
Hackensack, New Jersey

(6) **Commencement Date:** January 17, 1987 and shall for purposes hereof be subject to Paragraphs 29 and 45 hereof.

(7) **Demised Premises or Premises:** Approximately 11,143 gross rentable square feet on the second (2nd) floor as shown on Exhibit A hereto, which includes an allocable share of the Common Facilities as defined in Paragraph 44(C), and

approximately 300 square feet in the basement of the Building to be used exclusively by Lessee only for storage, with the location thereof to be determined and designated by Lessor.

(8) **Electric Rent Inclusion Factor:** Eleven Thousand One Hundred Forty-three and 00/100 ($11,143.00) Dollars per annum.

(9) **Fixed Basic Rent:** One Million One Hundred Seventy Thousand Fifteen and 00/100 ($1,170,015.00) Dollars for the Term payable as follows:

(A) **Yearly Rate:** Two Hundred Thirty-four Thousand Three and 00/100 ($234,003.00) Dollars.

(B) **Monthly Installment:** Nineteen Thousand Five Hundred and 25/100 ($19,500.25) Dollars.

all subject to adjustment as in Paragraph 24(B) (i) provided.

(10) **Lessee's Percentage:** 1.89(%) percent subject to adjustment as in Paragraph 44(E) provided.

(11) **Parcel:** Lot 5.A Block 512.A, Lot 1 Block 514 on the tax map of the City of Hackensack; Lot 3 Block 98 on the tax map of the Borough of River Edge.

(12) **Parking Spaces:** A total of sixty (60) spaces, twelve (12) of which shall be covered and forty-eight (48) of which shall be uncovered.

(13) **Permitted Use:** For general office use and nothing else.

(14) **Rent Concession:** As provided in Paragraph 55 herein.

(15) **Security Deposit:** Fifty Thousand and 00/100 ($50,000.00) Dollars by means of a clean commercial letter of credit irrevocable for twelve (12) months, with the requirement that said letter of credit be replaced thirty (30) days prior to its expiration with a similar letter of credit on an ongoing basis throughout the Term, failing which Lessor is authorized to negotiate the letter of credit and retain the cash proceeds as the Security Deposit for the balance of the Term. Said letter of credit may be replaced with a similar letter of credit in the amount of Forty Thousand and 00/100 ($40,000.00) Dollars upon the commencement of the twenty-fourth (24th) month of the Term, and may further be replaced by a similar letter of credit in the amount of Twenty Thousand and 00/100 ($20,000.00) Dollars upon commencement of the forty-eighth (48th) month of the term.

(16) **Term:** five (5) years from the Commencement Date unless extended pursuant to any option contained herein.

(17) **Termination Date:** The fifth (5th) anniversary of the Commencement Date.

(18) **Renewal Option:** As provided in Paragraph 57 herein.

LAW OFFICES
[illegible] DOLLINGER P.A.
[illegible]

W I T N E S S E T H:

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1. **DESCRIPTION.** Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Demised Premises as defined on the Reference Page (hereinafter called "Demised Premises" or "Premises"), as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined on the Reference Page (hereinafter called the "Building") which is situated as part of that Complex of Buildings known as 401, 407, 411 and 433 Hackensack Avenue, Hackensack, New Jersey, also known as Continental Plaza (hereinafter called the "Complex"), all located on that certain parcel as defined on the Reference Page (hereinafter called the "Parcel"), as described on Exhibit A-1, together with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

2. **TERM.** The Premises are leased for the Term to commence on the Commencement Date, and to end at 12:00 midnight on the Termination Date, all as defined on the Reference Page.

3. **BASIC RENT.** The Lessee shall pay to the Lessor during the Term the Fixed Basic Rent as defined on the Reference Page (hereinafter called "Fixed Basic Rent"), payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as defined on the Reference Page and shall be payable in advance on the first day of each calendar month during the Term at the Monthly Installments as defined on the Reference Page, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first Monthly Installment by check, subject to collection, for Fixed Basic Rent for the first month of the Lease Term. Lessee shall pay Fixed Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or setoff. The aforesaid Fixed Basic Rent, Yearly Rate and Monthly Installment shall be subject to adjustment as in Paragraph 24 provided.

4. **USE AND OCCUPANCY.** Lessee shall use and occupy the Premises for the Permitted Use as defined on the Reference Page and for no other purpose.

5. **CARE AND REPAIR OF PREMISES.** Lessee covenants to commit no act of waste and to take good care of the Premises and the fixtures and appurtenances thereon, and shall, in the use and occupancy of the Premises, comply with all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Lessee's use of the Premises, this covenant to survive the expiration or sooner termination of the Lease; Lessor shall, at Lessee's

expense, make all necessary repairs to the Premises. Lessor shall make all necessary repairs to the Common Facilities and to the parking areas, if any, the same to be included as an Operating Cost pursuant to Paragraph 25 herein, except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the costs therefor. All improvements made by Lessee to the Premises, which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

6. **ALTERATIONS, ADDITIONS OR IMPROVEMENTS.** Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the Premises.

7. **ACTIVITIES INCREASING FIRE INSURANCE RATES.** Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building.

8. **ASSIGNMENT AND SUBLEASE.** Lessee may assign or sublease the within Lease to any party subject to the following:

(A) In the event that the Lessee desires to sublease or assign the Premises or sublease all or any portion of the Premises to any other party, the terms and conditions of such sublease or assignment and the identity of the sublessee or assignee, provided all by means of an executed agreement conditioned on Lessor's approval, shall be communicated to the Lessor in writing prior to the effective date of any such sublease or assignment, but in no event shall the aforesaid be communicated to Lessor less than thirty (30) days prior to such effective date, and, prior to such effective date, the Lessor shall have the option, exercisable in writing to the Lessee, to recapture the within Lease so that such prospective sublessee or assignee shall then become the sole Lessee of Lessor hereunder or alternatively to recapture said space and the within Lessee shall be fully released from any and all obligations hereunder.

(B) In the event that the Lessor elects not to recapture the Lease or part thereof as the case may be in accordance with (A) above, the Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises so offered to Lessor, subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld, and subject to the consent of any mortgagee, trust deed holder or ground lessor, on the basis of the terms and conditions enumerated herein in this Subparagraph (B). However, Lessor shall not be deemed unreasonable if it refuses to consent to any proposed sublease or an assignment of the Lease to a tenant, subtenant or other occupant of the Building (or to a subsidiary or affiliate), or if, in the reasonable judgment of Lessor, the business of such proposed subtenant or assignee is not compatible with the type of occupancy of the Building, violates any exclusive granted to any other tenant in the Building, or such business will create increased use of the Common Facilities of the Parcel and/or Building or if the proposed sublease or assignment is to any State, Federal or municipal agency or bureau.

(1) The Lessee shall provide to the Lessor the name and address of the assignee or sublessee, and copies of financial reports and other relevant financial information of the assignee or sublessee reasonably required by Lessor.

(2) The assignee or sublessee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Lessor within ten (10) days of its execution.

(3) The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

(4) The Lessee and any assignee shall promptly pay to Lessor any consideration received for any assignment or all of the rent (Fixed Basic Rent and Additional Rent), as and when received, in excess of the Fixed Basic Rent and Additional Rent required to be paid by Lessee for the area sublet, computed on the basis of an average square foot rent for the gross square footage Lessee has leased.

(5) In any event, the acceptance by the Lessor of any Fixed Basic Rent or Additional Rent from the assignee or from any of the subtenants or the failure of the Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

(6) Lessor shall require a Five Hundred and 00/100 ($500.00) Dollar payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.

(C) Any sublet or assignment to an "Affiliate" as hereinafter defined or to a business entity resulting from a merger by or acquisition of Lessee (so long as this Lease is not the primary asset transferred or otherwise exchanged under the terms of said merger or acquistion) shall not be subject to the provisions of Subparagraphs (A) or (B)(4) hereof and shall not require Lessor's prior written consent, but all other provisions of this Paragraph shall apply.

(D) Without limiting any of the provisions of Paragraphs 13 and 14, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), or if pursuant to any state insolvency or bankruptcy law, Lessee is permitted to assign this Lease, notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such code or law shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Basic Rent plus an amount equal to the sum of all other charges due and payable by Lessee hereunder for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Lessor for the balance of the Term, without interest, as Additional Security Deposit, as hereinafter defined, for the full performance of all of Lessee's obligations under this Lease, to be held

and applied in the manner specified for the Security Deposit in Paragraph 17 hereof.

(E) Except as otherwise provided in Subparagraph (C) hereof, the sale or transfer of stock control, if Lessee be a corporation, shall be deemed an assignment of this Lease unless: (a) it involves the sale or issuance of securities registered under the Securities Act of 1933, as amended, (b) it is made amongst the existing stockholders of Lessee, or (c) it results from the death of a stockholder of Lessee; in which event(s) the Lessor's consent shall not be required, but all other provisions of this Paragraph shall apply.

9. **COMPLIANCE WITH RULES AND REGULATIONS.** Lessee shall observe and comply with the Rules and Regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable Rules and Regulations as Lessor may prescribe, on notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building.

10. **DAMAGES TO BUILDING.** If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five (25%) percent of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth (60th) day following the damage, give Lessee a notice of election to terminate this Lease, or if the cost of restoration will equal or exceed fifty (50%) percent of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, then Lessee may, no later than the sixtieth (60th) day following the damage, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Fixed Basic Rent, and any Additional Rent, shall be apportioned as of the date of said surrender and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. If the cost of restoration as estimated by Lessor shall amount to less than twenty-five (25%) percent of said replacement value of the Building, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, as hereinafter defined, and Lessee shall have no right to terminate this Lease. Lessor need not restore fixtures and improvements owned by Lessee.

Notwithstanding the provisions of this Paragraph 10 of the Lease, Lessor shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Paragraph occurs during the last twelve (12) months of the Term or any extension thereof.

In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent and an equitable adjustment reducing the Base Period Costs depending on

LAW OFFICES

the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Paragraph 10 shall include repairs. If the damage results from the fault of the Lessee, or Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Fixed Basic Rent or Additional Rent, except to the extent of any rent insurance maintained by Lessee and received by Lessor.

11. **WAIVER OF SUBROGATION.** Notwithstanding the provisions of this Lease, in the event of any loss or damage to the Building, the Premises and/or any contents (herein "property damage"), each party waives all claims against the other for any such loss or damage and each party shall look only to any insurance which it has obtained to protect against such loss (or in the case of Lessee, waives all claims against any tenant of the Building that has similarly waived claims against such Lessee), and each party shall obtain, for each policy of such insurance, provisions waiving any claim against the other party [and against any other tenant(s) in the Building that has waived subrogation against the Lessee] for loss or damage within the scope of such insurance.

12. **EMINENT DOMAIN.** If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for moving expenses, provided the same shall in no way affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Demised Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent, and an equitable adjustment reducing the Base Period Costs depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

13. **INSOLVENCY OF LESSEE.** Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Paragraph 14 hereof.

14. **LESSOR'S REMEDIES ON DEFAULT.** If Lessee defaults in the payment of Fixed Basic Rent, or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted,

DOLLINGER P.A.

abandoned or vacated, or defaults in the performance of any other lease held by Lessee or its Affiliates from Lessor or from any landlord in which Lessor's principals have at least a twenty-five (25%) percent interest, Lessor may give Lessee notice of such default, and if Lessee does not cure any Fixed Basic Rent or Additional Rent default within five (5) days of the giving of such notice or other default within fifteen (15) days after giving of such notice [or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such fifteen (15) days and thereafter proceed with reasonable diligence and in good faith to cure such default], then Lessor may terminate this Lease on not less than ten (10) days' notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Demised Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Paragraphs 13 or 14 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects.

15. **DEFICIENCY.** In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining Premises, or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, at Lessor's option, and receive the rent therefor. Rent (Fixed Basic Rent or Additional Rent) so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Fixed Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Fixed Basic Rent and Additional Rent and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for Fixed Basic Rent and Additional Rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed in any event the Fixed Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Rent and the Additional Rent reserved in this Lease from the date of such default to the date of expiration of the original term demised and the then fair and reasonable rental value (inclusive of Additional Rent and Basic Rent) of the Premises for the same period. Said damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease is terminated, without regard to the manner in which it is terminated. In the computation of such damages, the difference between any installments of Fixed Basic Rent and Additional Rent thereafter becoming due and fair and reasonable rental value of the Premises (inclusive of the same rent components) for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than four (4%) per annum.

Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

Lessor's remedies hereunder are in addition to any remedy allowed by law.

16. **SUBORDINATION OF LEASE.** This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any first mortgage or deed of trust, be subject and subordinate to any such underlying leases and to any such first mortgage and/or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said first mortgage and trust deed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said first mortgage and trust deeds or by any of the lessors under such underlying leases. Lessee hereby appoints Lessor attorney-in-fact, irrevocably, to execute and deliver any such instrument for Lessee. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.

17. **SECURITY DEPOSIT.** Lessee shall deposit with Lessor on the signing of this Lease the Security Deposit as defined on the Reference Page for the full and faithful performance of Lessee's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Lessor as herein provided. If Lessor applies any part of said deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the Term of this Lease. Lessor, in the event that the Demised Premises

are sold, shall transfer and deliver the security, as such, to the purchaser of the Demised Premises, and shall notify Lessee thereof, and thereupon Lessor shall be discharged from any further liability in reference thereto. The Security Deposit (less any portions thereof used, applied or retained by Lessor in accordance with the provisions of this Paragraph 17), shall be returned to Lessee after the expiration or sooner termination of this Lease without the fault of the Lessee and after delivery of the entire Premises to Lessor in accordance with the provisions of this Lease. Lessee covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Lessor shall not be bound by any such assignment, encumbrance or attempt thereof.

In the event of the insolvency of Lessee or in the event of the entry of a judgment declaring Lessee insolvent or bankrupt in any court which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then and in such event Lessor may require the Lessee to deposit additional security (hereinafter called the "Additional Security Deposit") in an amount which in Lessor's sole judgment would be sufficient to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the Additional Security Deposit pursuant thereto within ten (10) days after Lessor's written demand shall constitute a default by Lessee.

18. **RIGHT TO CURE LESSEE'S BREACH.** If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable notice to Lessee (except that no notice need be given in case of emergency), cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorneys' fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand, with interest at two (2%) percent over the prime lending rate announced as such by Chase Manhattan Bank to its most credit worthy customers or the highest rate permitted by law, whichever is lower.

19. **MECHANIC'S LIENS.** Lessee shall, within fifteen (15) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic's liens for materials or labor claimed to have been furnished to the Premises on Lessee's behalf.

20. **RIGHT TO INSPECT AND REPAIR.** Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. In no event shall Lessee have any claim against Lessor for interruption to Lessee's business, however occurring, including but not limited to that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Demised Premises and/or the Building, including the structural and nonstructural portions thereof.

21. **SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION.** Subject to intervening laws, ordinances, regulations and executive orders, while Lessee is not in default under any of the provisions of this Lease, Lessor agrees to furnish, on "Business Days," as hereinafter defined:

(A) Janitorial services to be performed in accordance with Building standards and practices, to include restroom supplies.

(B) Heating, ventilating and air conditioning (herein "HVAC"), as appropriate for the season and as set forth on Exhibit C attached hereto and made a part hereof, if applicable, together with Common Facilities lighting and electric energy all during "Building Hours," as hereinafter defined.

(C) Cold and hot water for drinking and lavatory purposes.

(D) Elevator service during Building Hours.

(E) Notwithstanding the requirements of Exhibit C (as to HVAC) or any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined.

(F) Lessor shall not be liable, under any circumstances, including but not limited to that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Demised Premises and/or the Building and/or the Complex, including the structural and nonstructural portions thereof, or for loss of or injury to Lessee or to property, however occurring, through or in connection with or incidental to the furnishing of, or failure to furnish, any of the aforesaid services or for any interruption to Lessee's business however occurring.

22. **AFTER-HOURS USE.** Lessee shall be entitled to make use of HVAC beyond the normal operating hours, at Lessee's sole cost and expense, provided Lessee shall notify the Lessor twenty-four (24) hours prior to such desired overtime use, except if such use is desired for a weekend, in which event Lessee shall notify Lessor no later than 5:00 p.m. on the Thursday immediately preceding said weekend. It is understood and agreed that Lessee shall pay the sum of Sixty-five and 00/100 ($65.00) Dollars per hour, plus such additional percentage increase of the aforesaid hourly sum computed by measuring the percentage increase of the rate in effect (including fuel surcharges or adjustments) during the month for which such overtime use is requested against the Base Rate. The Base Rate for purposes hereof shall be as defined on the Reference Page.

In no event shall the Lessee pay less than the sum of Eighty-five and 00/100 ($85.00) Dollars per hour for such aforesaid overtime use.

23. **INTERRUPTION OF SERVICES OR USE.** Interruption or curtailment of any service maintained in the Building or the Complex or at the Parcel, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in Fixed Basic Rent or Additional Rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, visitors or licensees, there shall be a proportionate abatement of Fixed Basic Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and, if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy, such condition or conditions, all subject to Force Majeure, as hereinafter defined. The aforesaid shall constitute Lessee's sole and exclusive remedy in the event of an interruption of services or use however occurring.

24. **ELECTRICITY.** (A) Lessor, subject to the provisions of this Paragraph 24, shall furnish electrical energy to or for the use of Lessee in the Premises in accordance with this Paragraph 24.

(B) Throughout the Term, Lessor shall redistribute electrical energy to the Premises during Building Hours upon the following terms and conditions: (i) Lessee shall pay for such electrical energy as provided by this Paragraph 24; (ii) Lessor will redistribute electricity to Lessee through presently installed electrical facilities for Lessee's reasonable use of normal office equipment and such lighting, electrical appliances and equipment as Lessor may permit to be installed in the Premises, all consistent with that wiring capacity that has been installed in the Premises; (iii) Lessee agrees that an independent electrical engineering consultant selected by Lessor shall from time to time, but in no event more than once during each Lease Year, make a survey of the electric power demand of the electric lighting fixtures and the electric equipment of Lessee used in the Premises to determine the average monthly electric consumption thereof, said survey to be at Lessee's expense. Lessor reserves the right to estimate Lessee electric consumption until such a survey is made. The estimate will be based on $1.00 per square foot per year of the rentable area of the Premises and Lessee agrees that the Yearly Rate, as defined on the Reference Page, has been increased to compensate Lessor for supplying Lessee with electric current by an estimated Electric Rent Inclusion Factor as defined on the Reference Page. The aforesaid survey shall take into account, among other things, any special electrical requirements of Lessee and use by Lessee of electrical energy at times other

than during Building Hours on Business Days. The findings of such engineer or consultant as to the proper Electric Rent Inclusion Factor based on such average monthly electric consumption shall be conclusive and binding upon the parties and the amount thereof, less the Electric Rent Inclusion Factor, if in excess of the Electric Rent Inclusion Factor, shall be added to the Yearly Rate which shall be payable in Monthly Installments, payable for each month from the Commencement Date or if the amount thereof shall be lower than the Electric Rent Inclusion Factor, the difference therein shall be subtracted from the Yearly Rate and the resulting sum shall be the revised Yearly Rate which shall be payable in Monthly Installments (except that if the amount of such rent increase or decrease shall not have been determined on the Commencement Date, then, upon such subsequent determination, Lessee shall pay or receive a credit, as the case may be, for the retroactive determination from the Commencement Date to the date of such determination); (iv) If the Electric Rates (as hereinafter defined) on which the initial determination of said consultant was based shall be increased or decreased, then the Yearly Rate shall be increased or decreased in the amount equal to the change in Lessor's cost of supplying electrical current to the Premises resulting from such rate change, retroactive if necessary to the date of such increase or decrease in such Electric Rates. The Fixed Basic Rent, as defined on the Reference Page, shall be deemed modified accordingly by any of the aforesaid modifications.

(C) Lessee shall make no alterations or additions to the electric equipment appliances without first obtaining written consent from Lessor in each instance. If Lessee installs additional or substituted electrical equipment or appliances or otherwise increases its use of current, then the Electric Rent Inclusion Factor shall be redetermined by Lessor's electrical engineer or consultant, at Lessee's expense, and such determination shall be conclusive and binding upon Lessor and Lessee. Lessor, its engineer or consultant, is given the right to make surveys from time to time of the Premises covering the electrical equipment and fixtures and use of current, and should the survey reveal increases in equipment consumption, said survey cost shall be borne by Lessee. Lessee may at any time it believes any change in its electrical equipment or appliances or fixtures has reduced its electrical consumption request a resurvey of the Premises by Lessor's electrical engineer or consultant, at Lessee's expense. Any change in the Electric Rent Inclusion Factor resulting from a change in Lessee's consumption shall be effective as of the date of such change, and the Fixed Basic Rent enumerated herein shall be deemed modified accordingly, retroactive if necessary.

(D) Lessor shall not be liable in any way to Lessee for any loss, damage or expense which Lessee may sustain or incur as a result of any failure, defect or change in the quantity or character of electrical energy available for redistribution to the Premises pursuant to this Paragraph nor for any interruption in the supply, and Lessee agrees that such supply may be interrupted for inspection, repairs and replacement and in emergencies. In any event, the full measure of Lessor's liability for any interruption in the supply due to Lessor's acts or omissions shall be an abatement of Fixed Basic Rent and Additional Rent. In no event shall Lessor be liable for any business interruption suffered by Lessee. Lessee covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to

the Building or the risers or wiring installation. Any riser or risers to supply Lessee's electrical requirements, upon written request of Lessee, shall be installed by Lessor, at the sole cost and expense of Lessee, if, in Lessor's sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Lessor shall also, at the sole cost and expense of Lessee, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

(E) Lessor reserves the right to terminate the redistribution of electricity to the Premises at any time, upon thirty (30) days' written notice to Lessee, in which event Lessee may make application directly to the utility company servicing the Building for Lessee's entire separate supply of electricity. Lessor, upon the expiration of the aforesaid thirty (30) day period, may discontinue furnishing the electric current, in which latter event Lessee's Yearly Rate shall be decreased by the charge for Electric Rent Inclusion Factor as of the date of discontinuance of the supplying of electric current, but this Lease shall otherwise remain in full force and effect. The term "Electric Rates" shall be deemed to mean the rates for the comparable usage charged by the public utility company furnishing electrical energy to the Building, including but not limited to any charges or surcharges incurred or taxes payable by Lessor in connection therewith or increase or decrease thereof by reason of fuel adjustment or any substitutions for such Electric Rates or additions thereto.

(F) If Lessor discontinues the furnishing of electricity, as provided in this Paragraph 24, then, and in such event, Lessor shall permit Lessee to receive electrical service directly from the public utility supplying electrical service to the Building and shall permit the existing feeders, risers, wiring and other electrical facilities serving the Premises to be used by Lessee for such purpose to the extent that they are available, suitable and safe. Lessee shall, at its own expense, install any necessary electrical meter equipment, panel boards, feeders, risers, wiring and other conductor and equipment which may be required to obtain electrical energy directly from the public utility supplying the same. Lessor shall have no liability whatsoever to Lessee by reason of Lessor's discontinuance of electrical service.

(G) Lessor, at Lessee's expense, shall furnish and install all lamps (including incandescent and fluorescent), starters and ballasts used in the Premises. Said lamps and ballasts shall be warranted for a period of two (2) years.

(H) Following a determination of an increase or decrease in the Electric Rent Inclusion Factor attributable to the furnishing of electrical energy to the Premises by Lessor as set forth in this Paragraph 24, Lessor and Lessee shall, upon request of either party, execute, acknowledge and deliver to each other a supplemental agreement in form satisfactory to Lessor reflecting such change in the Yearly Rate and Monthly Installment, but any such change shall be effective whether or not such agreement is entered into.

(I) In addition to payments of the Electric Rent Inclusion Factor, if Lessee makes use of electric current on non-Business Days or after Building Hours, then Lessee shall pay to Lessor, as Additional Rent, Lessor's cost of supplying electrical current to the Premises at all such times when electrical current is so used. Such charge shall be made on a per hour (or any portion thereof) basis determined by the hourly cost of supplying electrical current to the Premises or such portions of the Building as must be supplied to provide electric current to the Premises; provided, however, that Lessee shall not be required under this Paragraph to pay for use of electrical current which shall have previously been included in a survey of Lessee's use of electrical current pursuant to Subparagraph (B) above.

(J) Notwithstanding anything contained herein to the contrary, Lessor reserves the right, at Lessor's cost and expense, to install a separate meter to measure electrical consumption to the Premises for lighting and equipment purposes, in which event Lessee shall pay the meter charges based upon the Electric Rates for said consumption in lieu of the amount determined pursuant to Subparagraph (B) hereof, in which event Lessee's Yearly Rate shall be decreased by the charge for Electric Rent Inclusion Factor as of the date of installation of the meter.

25. **ADDITIONAL RENT.** It is expressly agreed that Lessee will pay in addition to the Fixed Basic Rent, provided in Paragraph 3 above, an Additional Rent to cover Lessee's Percentage, as defined on the Reference Page, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs," as defined on the Reference Page, for said categories.

(A) **Operating Cost Escalation.** If the Operating Costs incurred for the Building in which the Demised Premises are located, Complex and Parcel, for any Lease Year or proportionate part thereof during the Lease Year shall be greater than the Base Operating Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; management fees; labor, including all wages and salaries; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection with the operation of the Complex or Parcel; supplies; repairs and maintenance; maintenance and service contracts; the cost of security and alarm services; license permits and inspection fees; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); fire and other insurance; trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices

(hereinafter collectively referred to as the "Operating Costs"). Lessor shall be entitled to amortize and include in Operating Costs an allocable portion of the cost of capital improvement items, including life safety systems, which are reasonably calculated to reduce operating expenses or which are required under any governmental laws, regulations or ordinances which were not applicable to the Building or Complex or Parcel at the time it was constructed. All such costs shall be amortized over the reasonable life of such improvements with interest at two (2%) percent over the prime lending rate announced as such by Chase Manhattan Bank to its most creditworthy borrowers on the unamortized amount in accordance with such reasonable life and amortization schedules as shall be determined by Lessor in accordance with generally accepted accounting principles. As used in this Paragraph 25(A), the Base Operating Costs shall be as defined on the Reference Page.

(B) **Fuel, Utilities and Electric Cost Escalation** (hereinafter "Utility and Energy Costs"). If the Utility and Energy Costs, including any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, other utilities and heating, ventilating and air conditioning for the Building or Complex to include all leased and leasable areas (not separately billed or metered within the Building) and Common Facilities electric, lighting, water, sewer and other utilities for the Building, the Complex and Parcel, for any Lease Year or proportionate part thereof, during the Lease Term, shall be greater than the Base Utility and Energy Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage of all such excess Utility and Energy Costs. Common Facilities electric consumption shall be charged at the bulk rate at which Lessor purchases electrical energy from the public utility supplying electrical service to the Building. As used in this Paragraph 25(B), the Base Utility and Energy Costs shall be as defined on the Reference Page.

(C) **Tax Escalation.** If the Real Estate Taxes for the Building, the Complex and Parcel at which the Demised Premises are located for any Lease Year or proportionate part thereof, during the Lease Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage of all such excess Real Estate Taxes.

As used in this Paragraph 25(C), the words and terms which follow mean and include the following:

(i) "Base Real Estate Taxes" shall be as defined on the Reference Page.

(ii) "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building, the Complex and Parcel, or upon the rent, as such, payable to the Lessor including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or charges levied, imposed or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

(D) **Lease Year.** As used in this Paragraph 25, Lease Year shall mean the twelve (12) month period commencing when possession is delivered, and each twelve (12) month period thereafter. Once the base costs are established, in the event any lease period is less than twelve (12) months, then the Base Period Costs for the categories listed above shall be adjusted to equal the proportion that said period bears to twelve (12) months, and Lessee shall pay to Lessor as Additional Rent for such period, an amount equal to Lessee's Percentage of the excess for said period over the adjusted base with respect to each of the aforesaid categories.

(E) **Payment.** At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise the Lessee in writing of Lessee's Percentage, as defined on the Reference Page, with respect to each of the categories as estimated for the next twelve (12) month period [and for each succeeding twelve (12) month period or proportionate part thereof if the last period prior to the Lease's termination is less than twelve (12) months] as then known to the Lessor, and thereafter, the Lessee shall pay

as Additional Rent, Lessee's Percentage of these costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments, such new rates being applied to any months for which the Fixed Basic Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation and/or Tax Escalation Costs above referred to, as well as the unexpired months of the current period the adjustment for the then expired months to be made at the payment of the next succeeding monthly installment, all subject to final adjustment at the expiration of each Lease Year as defined in Subparagraph (D) hereof [or proportionate part hereof, if the last period prior to the Lease's termination is less than twelve (12) months].

Notwithstanding anything herein contained to the contrary, in the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

(F) **Books and Records.** For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Operating, Utility, Energy and Tax Costs have, in fact, been paid or incurred. Any disagreement with respect to any one or more of said charges if not satisfactorily settled between Lessor and Lessee shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, the American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute the Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

(G) **Right of Review.** Once Lessor shall have finally determined said Operating, Utility and Energy or Tax Costs at the expiration of a Lease Year, then, as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of six (6) months after such charge is finally established, and Lessee specifically waives any right to dispute any such charge at the expiration of said six (6) month period.

(H) **Occupancy Adjustment.** If, with respect to Operating Cost Escalation, as

established in Subparagraph (A) hereof, and Utility and Energy Cost Escalation, as established in Subparagraph (B) hereof, the Building is not ninety-five (95%) percent occupied during the establishment of the respective Base Period Costs, then the Base Period Costs incurred with respect to said Operating Cost or Utility and Energy Cost shall be adjusted during any such period so as to reflect ninety-five (95%) percent occupancy. Similarly, if, during any Lease Year or proportionate part thereof subsequent to the establishment of the respective Base Period Costs the Building is less than ninety-five (95%) percent occupied, then the actual costs incurred for Operating Cost and Utility and Energy Cost shall be increased during any such period to reflect ninety-five (95%) percent occupancy so that at all times after the establishment of the aforesaid Base Period Costs, the Utility and Energy Cost and Operating Cost shall be actual Costs but in the event less than ninety-five (95%) percent of the Building is occupied during all or part of the Lease Year involved, the Utility and Energy Cost and Operating Cost shall not be less than that which would have been incurred had ninety-five (95%) percent of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels.

26. **LESSEE'S ESTOPPEL.** Lessee shall, from time to time, on not less than ten (10) days' prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Paragraph 26 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest. Lessee hereby irrevocably appoints Lessor or if Lessor is a trust, Lessor's beneficiary or agent, as attorney-in-fact for the Lessee with full powers and authority to execute and deliver in the name of Lessee such estoppel certificate if Lessee fails to deliver the same within such ten (10) day period and such certificate as signed by Lessor, Lessor's beneficiary or agent, as the case may be, shall be fully binding on Lessee, if Lessee fails to deliver a contrary certificate within five (5) days after receipt by Lessee of a copy of the certificate executed by Lessor, Lessor's beneficiary or agent, as the case may be, on behalf of Lessee.

27. **HOLDOVER TENANCY.** If Lessee holds possession of the Premises after the Term of this Lease, Lessee shall become a tenant from month to month under the provisions herein provided, but at a monthly basic rental as provided for pursuant to N.J.S.A. 2A:42-6 and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises (but Additional Rent shall continue as provided in

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BOLLINGER P.A.

this Lease), which sum shall be payable in advance on the first day of each month, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month. Lessee shall pay rent until such alterations and corrections as are required to be made by Lessee are made, and until such additions and improvements as Lessee is entitled to remove have been removed. Lessee shall also pay all damages sustained by Lessor from any loss or liability resulting from such holding over and delay in surrender.

28. **RIGHT TO SHOW PREMISES.** Lessor may show the Premises to prospective purchasers and mortgagees; and, during the twelve (12) months prior to termination of this Lease, to prospective tenants, during Business Hours on reasonable notice to Lessee.

29. **LESSOR'S WORK - LESSEE'S DRAWINGS.** (A) Lessor agrees that, at Lessor's expense, prior to the commencement of the Term of this Lease, it will do substantially all of the work in the Demised Premises in accordance with Exhibit C attached hereto and made a part hereof. Lessor hereby acknowledges that Lessor, at its own expense, shall provide the architectural services in connection with said work.

(B) Lessee will timely supply such drawings and information to Lessor as set forth in Exhibit C. Any delay occasioned by Lessee's failure to timely supply such drawings and information shall not delay the Commencement Date of the Term and Lessee's obligations hereunder and the same shall commence on the date the Premises would have been delivered to Lessee pursuant to Paragraph 2, but for Lessee's delay.

(C) Lease Commencement shall occur when Lessor has done substantially all of the work to be done by Lessor in accordance with Exhibit C unless Lessor has been precluded from completing said work as a result of Lessee's acts or omissions including but not limited to its failure to comply with (B) above. Occupancy by Lessee or the delivery of a Certificate of Occupancy by Lessor (if required pursuant to local law) shall be prima facie evidence that Lessor has done substantially all of the work.

30. **WAIVER OF TRIAL BY JURY.** To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

31. **LATE CHARGE.** Lessee recognizes that late payment of any rent or other sum due hereunder will result in administrative expense to Lessor, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Lessee therefore agrees that if rent or any other sum is due and payable pursuant to this Lease, and such amount remains due and unpaid ten (10) days after said amount is due, such amount shall be increased by a late charge in an amount equal to the greater of: (a) Fifty and 00/100 ($50.00) Dollars; or (b) a sum equal to five (5%) percent of the unpaid rent or other payment. The amount of the late charge to be paid by Lessee shall be reassessed and added to Lessee's obligation for each successive monthly period until paid. The provisions of

this Paragraph 31 in no way relieve Lessee of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Paragraph 31 in any way affect Lessor's remedies pursuant to Paragraph 14 in the event said rent or other payment is unpaid after date due.

32. **LESSEE'S INSURANCE.** (A) Lessee covenants to provide on or before the Commencement Date a comprehensive policy of general liability insurance naming the Lessor as an additional named insured, insuring Lessee and Lessor against any liability commonly insured against and occasioned by accident resulting from any act or omission on or about the Premises and any appurtenances thereto. Such policy is to be written by an insurance company qualified to do business in the State of New Jersey reasonably satisfactory to Lessor. The policy shall be with limits not less than Three Million and 00/100 ($3,000,000.00) Dollars in respect of any one person, in respect of any one accident, and in respect of property damage. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits, if in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. At least fifteen (15) days prior to the expiration or termination date of any policy, the Lessee shall deliver a renewal or replacement policy with proof of the payment of the premium therefor.

(B) Lessee covenants and represents, said representation being specifically designed to induce the Lessor to execute this Lease, that Lessee's personal property and fixtures and any other items which Lessee may bring to the Premises which may be subject to any claim for damages or destruction due to Lessor's negligence shall be fully insured by a policy of insurance covering all risks with no deductible which policy shall specifically provide for a waiver of subrogation for Lessor and all Building tenants without regard to whether or not same shall cost an additional premium and notwithstanding anything to the contrary contained in this Lease. Should Lessee fail to maintain said all risk insurance with the required waiver of subrogation, or fail to maintain the liability insurance naming Lessor as an additional named insured, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

33. **NO OTHER REPRESENTATIONS.** No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

34. **QUIET ENJOYMENT.** Lessor covenants that if, and so long as, Lessee pays the Fixed Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease.

35. **INDEMNITY.** Lessee shall indemnify and save harmless Lessor and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or

any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Demised Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

36. **PARAGRAPH HEADINGS.** The paragraph headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

37. **APPLICABILITY TO HEIRS AND ASSIGNS.** The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

38. **PARKING.** Lessor agrees that Lessee, its employees, agents, permitted subtenants, customers and invitees shall be entitled, in the aggregate, to the use of those parking spaces as enumerated on the Reference Page, from time to time, as, when and where available in the parking areas appurtenant to the Building except those covered spaces as provided for above which shall be designated by specific location for Lessee. Lessor hereby expressly reserves the right, from time to time: to change the area, level, location and arrangement of the parking areas; to build multi-story parking facilities; to restrict parking by tenants and to the occupants of the Building and their employees, agents, permitted subtenants, customers and invitees; and to close temporarily all or any portion of the parking areas or other common areas for the purpose of making repairs or changes thereto and to discourage non-customer parking. Lessee agrees promptly to execute Lessor's standard parking agreement if, as and when promulgated by Lessor for use in connection with the Building, provided all of the other Building tenants are required to execute a similar agreement. Lessee agrees, on behalf of itself, its employees, agents, permitted subtenants, customers and invitees to look solely to insurance, if any, maintained by Lessee, for a recovery for injury to any person, or loss or damage to property, including without limitation theft of or from a vehicle, fire or collision, by or through the acts or omissions of any person or any other cause. Notwithstanding anything contained herein to the contrary, Lessor reserves the right to utilize a gate-

controlled area for covered parking spaces, in which event the spaces within said covered area shall not be specifically assigned on an individual basis and Lessee's covered spaces shall not be specifically earmarked for Lessee, but said spaces shall be available on a first come first serve basis to all those entitled to covered spaces who have been assigned spaces within said area. The total spaces available within said area shall equal the total number of people with access to said area.

39. **LESSOR'S LIABILITY FOR LOSS OF PROPERTY.** Lessor shall not be liable for any loss of property from any cause whatsoever, including but not limited to theft or burglary from the Demised Premises, and any such loss arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Demised Premises and/or the Building including the structural and nonstructural portions thereof, and Lessee covenants and agrees to make no claim for any such loss at any time.

40. **PARTIAL INVALIDITY.** If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

41. **COMMISSION.** Lessee represents and warrants to Lessor that the Broker, as defined on the Reference Page, is the sole broker with whom Lessee has negotiated in bringing about this Lease and Lessee agrees to indemnify and hold Lessor and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Lessee represents and warrants to the Lessor that no broker brought about this transaction, and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any brokers arising out of or in connection with the negotiations of or the entering into this Lease by Lessee and Lessor.

42. **RECORDATION.** Lessee shall not record this Lease or a short form memorandum hereof without the prior written consent of Lessor. If Lessee does record this Lease or a short form memorandum without the prior written consent of Lessor, it shall be considered a default under the Lease entitling the Lessor to terminate the Lessee's occupancy.

43. **NO OPTION.** The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

44. **DEFINITIONS.** (A) "Affiliate." Affiliate shall mean any corporation related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and such

party or such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1954, as amended and as elaborated by the Treasury Regulations promulgated thereunder or any business entity in which Lessee has more than a fifty (50%) percent interest.

(B) "Business Days and Building Hours." As used in this Lease the "Business Days" and the "Building Hours" shall be Monday through Friday, 8:00 a.m. to 5:30 p.m., and on Saturdays from 8:00 a.m. to 1:00 p.m., excluding those Federal and/or State holidays observed by the employees of Lessor, except that Common Facilities lighting in the Building, the Complex and Parcel shall be maintained for such additional hours as, in Lessor's sole judgment, is necessary or desirable to insure proper operation of the Building, the Complex and Parcel.

(C) "Common Facilities." Common Facilities shall mean the parking areas; ingress and egress areas to the Complex; lobby; elevator(s); public hallways; public lavatories; all other general Building or Complex facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessor may at any time close temporarily any of the Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, Office Building Area, or the Complex, or to discourage non-tenant parking, and may do such other acts in and to any of the Common Facilities as in its judgment may be desirable to improve the convenience thereof but shall always in connection therewith endeavor to minimize any inconvenience to Lessee.

(D) "Force Majeure." Force Majeure shall mean and include those situations beyond Lessor's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Lessor agrees to act in good faith and with reasonable diligence with respect to all events which are delayed by Force Majeure.

(E) "Lessee's Percentage." The parties agree that Lessee's Percentage, as defined on the Reference Page, reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Lessee (including an allocable share of all Common Facilities) as compared with the total number of gross rentable square feet of the Complex (or additional buildings that may be constructed within the Parcel) measured outside wall to outside wall less five (5%) percent vacancy allowance of the Complex. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building or Complex so as to provide additional leasing area. Lessor shall also have the right to construct additional buildings in the Parcel for such purposes as Lessor may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Parcel shall become the subdivided lot on which the Building in which the Demised Premises is located. However, if any service provided for in Paragraph 25(A) or any utility provided for in Paragraph 25(B) is separately billed or separately metered within the Building or within the Complex, then the square footage so billed or

metered shall be subtracted from the denominator (the Complex's total number of gross square feet) and the Lessee's Percentage for such service and/or utility shall be separately computed, and the Base Costs for such item shall not include any charges attributable to said square footage.

45. **LEASE COMMENCEMENT.** Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, including Lessor's negligence except as provided for in Paragraph 29(B), cannot deliver possession of the Premises as provided for in Paragraph 29(A) to Lessee at the commencement of the agreed Term as set forth in Paragraph 2, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Lease Term shall be for the full Term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee or from the date Lessor would have delivered possession of the Premises to Lessee but for Lessee's failure to timely supply to Lessor such drawings and/or information required by Exhibit C (herein the "Commencement Date") and to terminate midnight of the day immediately preceding the Term anniversary of the Commencement Date, and if requested by Lessor, Lessor and Lessee shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates.

46. **NOTICES.** Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if delivered personally or sent by registered mail or certified mail in a postpaid envelope or by regulated carrier service with return receipt addressed, if to Lessee, at the above-described Building, with copy to Goodman & Fox, P.A., 433 Hackensack Avenue, Hackensack, New Jersey 07601, Attention: Lawrence G. Goodman, Esq.; if to Lessor, at Lessor's address as set forth above, with copy to Law Offices of Martin E. Dollinger, P.A., 365 West Passaic Street, Rochelle Park, New Jersey 07662, Attention: Martin E. Dollinger; or to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, and if mailed, upon the tenth (10th) day after the mailing thereof.

47. **ACCORD AND SATISFACTION.** No payment by Lessee or receipt by Lessor of a lesser amount than the Fixed Basic Rent and Additional Rent payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

48. **EFFECT OF WAIVERS.** No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a

consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

49. **LESSOR'S RESERVED RIGHT.** Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any other change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

50. **ERISA REPRESENTATION.** Lessee represents and warrants to Lessor to the best of its knowledge that, as of the date hereof, neither Lessee nor any affiliate of Lessee has employee pension or profit-sharing plans that hold, in the aggregate, beneficial interests representing greater than five (5%) percent of the total assets of any RREEF investment fund. Lessee acknowledges that a breach of the foregoing representation and warranty may constitute a prohibited transaction under the terms of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code, as modified by PTE 82-51, an administrative exemption from certain of the prohibited transaction rules granted to the RREEF Funds by the United States Department of Labor [46 Fed. Reg. 14, 238 (April 2, 1982)]. If at any time Lessee or any affiliate of Lessee has employee pension or profit-sharing plans that hold, in the aggregate, beneficial interests representing greater than five (5%) percent of the total assets of any RREEF investment fund, Lessee shall promptly advise Lessor of such fact in writing.

51. **CORPORATE AUTHORITY.** If Lessee is a corporation, Lessee represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

52. **NUMBER AND GENDER.** The terms "Lessor" and "Lessee" or any pronoun used in place thereof shall indicate and include Landlord and Tenant, the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. In any case, where this Lease is signed by more than one person, the obligations hereunder shall be joint and several.

53. **LIMITATION OF LESSOR'S LIABILITY.** Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that the obligations of Lessor herein are intended to be binding only on the property of the entity acting as Lessor and shall not be personally binding on, nor shall any resort be had to the

EXHIBIT A-1


HACKENSACK
AVENUE
SURVEY OF PROPERTY
CITY OF HACKENSACK
BERGEN COUNTY, N.J.

private properties of, any of its Trustees or Board of Directors and Officers, as the case may be, its investment manager, the general partners thereof or any employees or agents of Lessor or the investment manager, such exculpation of liability to be absolute and without any exceptions whatsoever.

54. **LESSEE RESTRICTION.** Lessee acknowledges that it has been advised by Lessor that Lessor shall be precluded from permitting leases in the Building or Complex to any cafeteria/restaurant operation including take-out service, coffee wagon service, delivery service and/or catering service, and Lessee agrees that Lessor's refusal to consent to any sublease or assignment proposed by Lessee to any of the aforesaid entities shall not be considered unreasonable.

55. **RENT CONCESSION.** Provided Lessee is not in default and notwithstanding anything contained herein to the contrary, Lessee shall be entitled to a Fixed Basic Rent abatement in the amount of Eighteen Thousand Five Hundred Seventy-one and 67/100 ($18,571.67) Dollars per month, or a proportionate part thereof in the event the Lease commences on a day other than the first day of the month, up to an aggregate total amount of One Hundred Forty-eight Thousand Five Hundred Seventy-three and 36/100 ($148,573.36) Dollars, said concession to be applied against the Monthly Installment due pursuant to this Lease for the first eight (8) months of the Term. Furthermore, provided Lessee is not in default and notwithstanding anything contained herein to the contrary, Lessee shall be entitled to a Fixed Basic Rent abatement in the amount of One Thousand Nine Hundred Five and 00/100 ($1,905.00) Dollars per month, or a proportionate part thereof in the event the Lease commences on a day other than the first day of the month, up to an aggregate total amount of Seven Thousand Six Hundred Twenty and 00/100 ($7,620.00) Dollars, said concession to be applied against the Monthly Installment due pursuant to this Lease for the ninth (9th) through twelfth (12th) months of the Term.

56. **ADDITIONAL SPACE OPTIONS.** (A) On approximately the (3rd) anniversary of the Commencement Date, Lessee shall have the option of leasing a portion of the balance of the office space, comprised of approximately 1,469 gross rentable square feet located on the second (2nd) floor of the Building, for occupancy in its "AS IS" condition upon ninety (90) days' notice, which notice must be given on or before ninety (90) days immediately preceding said anniversary date. The annual basic rent per square foot shall be at the same rate as provided for in this Lease.

(B) If this Lease is renewed by Lessee, on approximately the fifth (5th) anniversary of the Commencement Date, Lessee shall have the option of leasing the remaining portion of the office space, comprised of approximately 1,948 gross rentable square feet located on the second (2nd) floor of the Building, for occupancy in its "AS IS" condition upon ninety (90) days' notice, which notice must be given on or before ninety (90) days immediately preceding said anniversary date. The annual basic rent per square foot shall be at the greater of (i) the annual basic rent per square foot as provided for in this Lease or (ii) the fair rental value per square foot as of the exercise of said option.

In determining the fair rental value, the Lessor shall notify Lessees of the fair rental value as established by

Lessor. Should Lessee dispute Lessor's determination, then the Lessee shall be free, at the Lessee's sole cost and expense, to employ the services of an appraiser familiar with office buildings located within the Northern New Jersey area comparable to the Building, who shall be a member of MAI and who shall render an appraisal. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association in Newark, New Jersey to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building and in such event the judgment of a majority of the two appraisers and Lessor shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay Lessor as of commencement of the leasing of said additional space, the basic rent as established by Lessor, subject to retroactive adjustment upon final determination of this issue.

Upon the commencement of the leasing of any additional space, Lessee's Percentage as set forth in Reference Page Paragraph 10 shall increase accordingly in proportion to the resultant increase in gross rentable square feet. In addition, the amount of Security Deposit as set forth in Reference Page Paragraph 15 and the Fixed Basic Rent shall increase in proportion to and according to the increased annual basic rent as a result of the exercise of any option pursuant to this Paragraph 56. Upon the exercise of any such option, Lessee shall deposit said additional security with Lessor and the Demised Premises of the Lease shall be deemed amended to include said additional space. Accordingly, the leasing of said additional space shall be subject to all of the provisions of the Lease.

57. RENEWAL OPTION. Lessee is hereby granted two (2) options to renew this Lease upon the following terms and conditions:

(A) At the time of the exercise of each option to renew and at the time of the said renewal, the Lessee shall not be in default in accordance with the terms and provisions of this Lease, and shall be in possession of the Premises pursuant to this Lease.

(B) Notice of the exercise of the first option shall be sent to the Lessor in writing at least twelve (12) months before the expiration of the Term of this Lease, and notice of the exercise of the second option shall be sent to the Lessor in writing at least twelve (12) months before the expiration of the first renewal term.

(C) The renewal terms shall be for the term of five (5) years each, the first renewal term to commence at the expiration of the Term of this Lease, and the second renewal term to commence upon the expiration of the first renewal term, and all of the terms and conditions of this Lease, other than the rent, shall apply during any such renewal terms.

(D) The annual basic rent to be paid during the first renewal term shall not be less than that paid for the Premises during the last year of the original Term of the Lease; and annual basic rent to be paid during the second renewal term shall be not less than that paid for the Premises during the last year of the first renewal term. However, if the fair rental value per square foot at the commencement of the renewal term shall exceed the rent as established in the preceding sentence, the Lessee shall pay such fair rental value. In determining the fair rental value, the Lessor shall notify Lessee of the fair rental value as established by Lessor. Should Lessee dispute Lessor's determination, then the Lessee shall be free to, at the Lessee's sole cost and expense, employ the services of an appraiser familiar with office buildings located within the Hackensack, New Jersey area comparable to the Building, who shall be a member of MAI and who shall render an appraisal. If the Lessor and the Lessee's appraiser cannot agree on the fair rental value, or in such case, on an independent appraiser acceptable to both, either party may request the American Arbitration Association in Newark, New Jersey to appoint such independent appraiser who shall be a member of MAI familiar with office buildings in the area of the Building and in such event the judgment of a majority of the two appraisers and Lessor shall be final and binding upon the parties. The parties shall share equally in the cost of any such independent appraiser. Pending resolution of the issue of fair rental value, the Lessee shall pay Lessor as of commencement of the renewal term, the basic rent as established by Lessor, subject to retroactive adjustment upon final determination of this issue.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

MOKRYNSKI & ASSOCIATES, INC., Lessee	RREEF USA FUND-I, a California Group Trust, Lessor
	By: RREEF MANAGEMENT COMPANY, a California corporation
By: H. D. Mokrynski	By:
Title: President	Title:
Dated: 11/22/86	Dated:

rreef/re/
leases/mokrynski
12820/16480/es/ls/sa

EXHIBIT B

RULES AND REGULATIONS

1 No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building if visible from a public area without prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering in public corridors shall be inscribed or affixed at the expense of Tenant by a person or vendor chosen by Landlord and in conformance with the Building standard signage program. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered

2 Tenant shall use and keep in place the Building standard window covering. Tenant shall not place anything or allow anything to be placed against or near any doors or windows which may appear unsightly, in the opinion of the Landlord, from outside the Premises

3 Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgement of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants. However, nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building

4 The directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. One entry in the directory of the Building shall be provided

5 All cleaning services for the Premises shall be arranged exclusively through the Landlord. Tenant shall not cause any unnecessary labor or service by carelessness or indifference to the good order and cleanliness of the Premises, however occurring

6 Landlord will furnish Tenant free of charge with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new or additional locks or bolt on any door of its Premises. Tenant upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefore

7 If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions for their installation

8 No equipment, materials, furniture, packages, supplies, or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Furniture, equipment or supplies shall be moved in and out of the Building only during such hours, and in such manner, and by vendors designated by Landlord

9 Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord through Landlord's structural engineer, whose fee shall be paid for by Tenant, shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Tenant will be responsible for loss of, or damage done to the Building by maintaining or moving such equipment or other property

10 Tenant shall not use any method of heating or air conditioning such as space heaters or fans other than that supplied by Landlord. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed

11 Landlord reserves the right to exclude from the Building during non business hours as defined by Landlord any person unless that person has a Building pass issued by Landlord at Tenant's written request. Tenant shall be responsible for all persons for who it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person

12 Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule

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13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown there, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

14. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exter walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building elsewhere.

15. Except as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into partition woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant sha not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tena shall repair any damage resulting from noncompliance with this rule.

16. Tenant shall not install, maintain or operate upon the Premises any vending machines or video gam machines.

17. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbag disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time b Landlord.

18. No cooking shall be done or permitted by any Tenant in the Premises, except that use of Underwrite Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitte provided that such equipment and use is in accordance with all applicable federal, state and city laws, cod ordinances, rules and regulations.

19. Tenant shall not use in the Building any hand trucks except those equipped with the rubber tires and si guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any ot vehicles of any kind into the Building.

20. Tenant shall not use the name of the Building in connection with or in promoting or advertising business of Tenant except as Tenant's address, *or in any way impair the Building's reputation.*

21. Tenant shall pay on demand the cost of replacement of any glass doors broken in or on the perimete the Premises during the continuance of the Lease, unless the glass shall be broken by Landlord, it's employee agents.

22. The requirements of Tenant will be attended to only upon appropriate application to the office of Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outs of their regular duties unless under instructions from Landlord.

23. Landlord may waive any one or more of these Rules and Regulations for the benefit of any partic tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulation favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules Regulations.

24. No animals, vehicles or bicycles shall be allowed in the Building.

25. The use of oil, gas or inflammable liquids for heating, lighting or cleaning or any other purpo expressly prohibited. Explosive or other articles deemed hazardous shall not be brought into the Building.

26. Canvassing, soliciting and peddling in or about the Building is expressly prohibited.

27. Tenant shall not permit any portion of the Premises to be used as an office for public stenograph typist, or as a barber or manicure shop, or as an employment bureau. Tenant shall not advertise for lab giving an address at the Building.

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28. Tenant shall not purchase or permit the purchase of spring water, ice, food, beverage, cleaning towels or other like service, from any person not approved by Landlord.

29. No space shall be used for banking, lodging, manufacturing, storage of or sale of merchandise, goods or property of any kind or any other business that involves patronage from the general public.

30. For the benefit of all tenants, Landlord shall have the right to reasonably limit elevator use during peak use hours.

31. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

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EXHIBIT A-1



EXHIBIT C
WORK LETTER

Items not covered in the Continental Plaza Building Materials Standard:

1. All rooms to have one (1) light switch.

2. All areas to have at least one (1) light switch (as per Landlord's judgment).

3. Rooms 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, and 22 to each have two (2) duplex wall mounted electric outlets. Room 21 to have three (3) electric outlets. Rooms 23 and 24 to have one (1) outlet per room. Room 25 to have a separate circuit as well as eight (8) wall mounted duplex outlets. Room 26 to have four (4) wall mounted duplex outlets. Room 27 to have three (3) wall mounted duplex outlets at 42 inches above the floor. Room 28 to have one (1) wall mounted duplex outlet at normal height and two (2) duplex outlets at 42 inches. Room 29 to have nine (9) duplex wall mounted outlets one of which will be designated for a copy machine.

4. Area 30 will consist of either individual desk positions or "office landscaping panels". Where office landscaping is being implemented, the Landlord will provide an energy box location (at least one (1) for each grouping). Where practical, these engery locations will be on wall or column facing. In areas where office landscaping is not implemented, desk positions will be paired with two (2) duplex outlets or a fourway outlet box. Here again, where practical, these duplex and four-plex outlets will be wall mounted.

5. The following rooms or areas will receive vinyl wall treatment: Rooms 13, 21, and 28 as well as Area 31.
Note: All vinyl shall be from Genon Express/Cairn II selections.

6. Rooms 15, 21, 22, 25 and 29 to receive locksets on entrance doors.

7. Rooms 25 and 28 to have vinyl composition tile on floor.

8. Atrium Blinds - Landlord to provide new blinds over atrium windows.

9. Air Conditioning Zones - One (1) HVAC zone will be provided for the following areas: Rooms 21 and 4; Room 25; Rooms 22 and 15; Room 13.
Note: All other areas to receive normal zone consideration.

10. East and West wall of Room 13 to have soffits over bookcases (bookcases to be provided by Tenant) with three (3) recessed lights in each soffit.

11. Counters - Room 27 to have a 12' long formica countertop along the north wall from the radiator line west. This counter to be 30" deep and 42" from the floor. Room 28 to have a 8' formica counter with matching cabinets above and below.

12. Shelving - Room 27 shall have two (2) 24" deep unpainted pine shelves along the southerly wall and three (3) 24" deep unpainted pine shelves along the westerly wall.
Note: Spacing of shelves to be indicated on finished drawing.

13. Elevator Lobby - The open stairwell in the elevator lobby to be refinished and restored with the same vinyl wall covering as provided in the balance of the second floor lobby.

14. The final working drawings are subject to review and satisfaction of the Tenant.

15. At Tenant's option, and at Landlord's cost, the Landlord will install two (2) windows each measuring approximately 4' x 5' at the corner of the computer room on the north and west walls. These windows will be installed 42 inches above the floor.

16. Areas 30 and 31 have enclosures illustrated on the plan. All of these enclosures, files, etc., are furniture and except for number 4. above, Lanldord will have no financial responsibility for these enclosures or any other furniture or files.

MOKRYNSKI & ASSOCIATES INC.
100 Union Avenue
Cresskill, New Jersey 07626
(201) 569-7444

December 12, 1986

Mr. Frank J. Gunsberg
Executive Vice President
Wm. A. White/Tishman East Inc.
411 Hackensack Avenue
Hackensack, New Jersey 07601

Dear Frank:

Enclosed please find two sets of working drawings prepared by Saul Mitchell Associates for our new space on the second floor of 401 Hackensack Avenue. We have also enclosed the new "Page 2" of the lease which deals with the security deposit in the form of a letter of credit to be reduced accordingly. Both the plans and the new Page 2 have been initialled.

The plans are satisfactory except for two areas. There are some minor modifications to the location of vinyl wall covering. (For example, the vinyl behind the kitchen cabinets need only be in the space between the countertop and the upper cabinets. There is also a change to the location of the vinyl in the reception area.)

We are in the process of confirming the location of all of the electrical outlets. We will be meeting with a representative from Saul Mitchell's office as soon as they confirm the location of all of the outlets. It also appears that several outlets have not been included which you have indicated will have no additional cost to us. Also, in the computer room, all of the outlets should be on one separate circuit. Here again, there was to be no charge.

If the above is in accordance with our understanding, it is my pleasure to release the executed leases which your attorneys have been holding pending our review of the plans.

Thank you for your cooperation in this matter.

Very truly yours,

Joseph Lagomarsino
Director of Operations

Enclosures
/dc

I ... p'ans. ok? Thanx ...

GOODMAN & FOX, P.A.
COUNSELLORS AT LAW
CONTINENTAL PLAZA
400 HACKENSACK AVENUE
HACKENSACK, NEW JERSEY 07601
(201) 487-1400

December 5, 1986

Martin E. Dollinger, P.A.
365 W. Passaic Street
Rochelle Park, New Jersey 07662

ATTENTION: Kenneth R. Sauter, Esq.

Re: Lease Agreement By and Between RREEF USA FUND-I, a California Group Trust, Lessor -and- Mokrynski & Associates, Inc., Lessee
Our File No. 6278

Dear Mr. Sauter:

As I told you by telephone on December 3, it has been determined that the lease in the above is to be held in escrow pending the approval of working drawings by the lessee as originally stated in my letter of November 24 and notwithstanding contrary advice of my letter of December 2.

For this purpose, the lessee has agreed to indemnify the lessor for the cost of preparing the working drawings in a sum not to exceed $11,143 in the event that the lessee unreasonably refuses to approve the same. It is understood in this context that the parties, by way of conferences among Joe Lagomarsino for the lessee, the agent, and Nick Allegretti for the lessor, have discussed the matters set forth in documents referred to in my letter of December 2.

Very truly yours,

GOODMAN & FOX, P.A.

Lawrence G. Goodman

LGG:nh

cc: Mr. Frank J. Gunsberg

GOODMAN & FOX, P.A.
COUNSELLORS AT LAW
CONTINENTAL PLAZA
400 HACKENSACK AVENUE
HACKENSACK, NEW JERSEY 07601
(201) 487-1400

November 24, 1986

Martin E. Dollinger, P.A.
365 W. Passaic Street
Rochelle Park, New Jersey 07662

ATTENTION: Kenneth R. Sauter, Esq.

Re: Lease Agreement By and Between
RREEF USA FUND-I, a California Group Trust,
Lessor -and- Mokrynski & Associates, Inc.,
Lessee
Our File No. 6278

Dear Mr. Sauter:

Enclosed are two copies of the lease in the above dated November 22, 1986 and signed by H. Donald Mokrynski as President of lessee.

The enclosures are delivered to you in escrow upon the following conditions:

1. Work drawings referred to as Exhibit C including all aspects of the work letter not otherwise set forth in the body of the lease be prepared and approved in writing by lessee;

2. That an amendment to the lease amending reference (15) be prepared and signed by the parties as follows:

"(15) Security Deposit: Fifty Thousand and 00/100 ($50,000.00) Dollars by means of a clean commercial letter of credit irrevocable for twelve (12) months, with the requirement that said letter of credit be replaced thirty (30) days prior to its expiration with a similar letter of credit on an

ongoing basis throughout the Term, failing which Lessor is authorized to negotiate the letter of credit and retain the cash proceeds as the Security Deposit for the balance of the Term. Said letter of credit may be replaced with a similar letter of credit in the amount of Forty Thousand and 00/100 ($40,000.00) Dollars upon the commencement of the twenty-fourth (24) month of the Term, and may further be replaced by a similar letter of credit in the amount of Twenty Thousand and 00/100 ($20,000.00) Dollars upon commencement of the forty-eighth (48) month of the Term"; and

3. That an executed copy of the lease be returned to me.

Very truly yours,

GOODMAN & FOX, P.A.

Lawrence G. Goodman

LGG:nh
Enc.

cc: Mr. H. Donald Mokrynski
Mr. Frank J. Gunsberg

GOODMAN & FOX, P.A.
COUNSELLORS AT LAW

EXHIBIT "B"

SUBLEASED PREMISES



Closet
Pantry
Shelves
Shelves

ALL AREAS, DIMENSIONS AND CONDITIONS ARE APPROXIMATE